==========================================================


                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): January 17, 1997



                         WEST COAST REALTY INVESTORS, INC.
              (Exact name of registrant as specified in its charter)


California                    33-32466            95-4246740
(State or other Jurisdiction    (Commission File       (IRS Employer
of incorporation)             Number)             Identification No.)

           5933 W. Century Blvd. #900, Los Angeles, CA       90045
        (Address of principal executive offices)             (zip code)

Registrant's telephone number including area code:  (310) 670-0800

(Former name or former address, if changed since last report)



==================================================================

Item 2. Acquisition or Disposition of Assets

REAL PROPERTY INVESTMENTS


Tycom Property, Irvine, California

On January 17, 1997, the Company acquired the investment described below (the "Tycom Property" or the "Property"). The funds to acquire the Tycom Property were available as the result of the sale of the Company's Shares in the current and previous offerings, and the receipt of proceeds from first trust deed mortgage financing provided by a bank in connection with the acquisition.

Description. The Tycom Property consists of a two story building, with underground parking, located at 17862 Fitch Street, Irvine, California. The Building site is in the southern part of Irvine, with access to Interstate 405 (San Diego Freeway) and State Highway 55 (Costa Mesa Freeway) and is within two miles of John Wayne Airport (the major commercial airport for Orange County).

The building is located on a site of approximately 92,783 square feet. Total building square footage is approximately 63,225 square feet (both floors), while the property has 164 striped parking spaces. These spaces are located both below the building in a subterranean parking level, and on the side of the building. The building was constructed using concrete footings foundation, and a combination of concrete tilt-up and wood frame construction walls, with a flat tar and gravel roof. The subject lot has been zoned "industrial" by the City of Irvine. The zoning is designed to preserve city land appropriate for industrial uses and to attract and preserve desirable manufacturing and research/development areas. The building is approximately twelve years old. There are substantial new tenant improvements that are substantially complete at this time that will enhance the building for office usage. These improvements include improved air conditioning, Americans with Disabilities Act compliance, a complete fire sprinkler system, new electrical, new restrooms, and new carpet. After completion of the improvements, the building will be allocated to approximately 50% office, 30% research and development, and 20% manufacturing and storage.

The sole tenant of the Property is Tycom Corporation ("Tycom" or "the Tenant"). Tycom, a privately held company, is a manufacturer of drill bits and assorted items used by the semi-conductor and dental industries, and has been in business for approximately ten years. 1995 sales were $100 million, up from $60 million in 1994. The Tenant initially purchased this building and is investing $1.4 million in improvements and renovation. Tycom sold the building to Brutten/Reynolds/Shidler Investment Corp. ("the Seller") on December 19, 1996,
for an unknown value.   The Tenant began occupying the building December 19,
1996, at which time the provisions of the lease became effective.

The term of the lease is eleven years, and is intended to be a "triple-net" lease with the Tenant paying for virtually all taxes, insurance, utilities, and other operating costs of the Property. The base rent is $37,302.75 per month. Although the rent is fixed, there are provisions for annual rent increases over the life of the lease based on increases in the consumer price index. The Tenant has an option to extend the lease for an additional five years.

The Property is being acquired from an unrelated third party-- Brutten/Reynolds/Shidler Investment Corp. Several methods of economic analysis were used to determine the propriety of the purchase price, and economic feasibility of the property, prior to acquisition. A review of rental rates for similar size buildings and uses in the same general area revealed rates ranging from $.57 to $.72 per square foot--all on a triple net basis. The current monthly rate is set at $.59 per square foot, meaning that the Property is renting near the lowest rate available in this market for similar types of buildings. In addition, this Property is occupied by a quality tenant with a long-term lease in place. Given the fact that vacancy rates in the surrounding area range from 3% to 5%, the potential for higher rental rates per square foot is possible given the fact that the Property's current rental rate of $.59/square foot is considered to be on the low side. Comparable market listing and sales activity were also reviewed by the Advisor. These revealed the price per square foot for similar buildings in the area to range from $67 to $77 per square foot. The $73 per square foot that the Company is paying for the Property is reasonable, considering the approximately $1,400,000 in tenant improvements that the Tenant has invested into the Property, the eleven year lease term, and the credit quality of the tenant. (The $73/square foot figure does not include acquisition fees and expenses, which will increase the cost per square foot to $77).

In the opinion of the Advisor, the $4,625,000 that the Advisor is paying for the Property is reasonable.

Property Operations. The Tycom Property is being managed by West Coast Realty Management, Inc. ("WCRM"), an affiliate of the Company. WCRM will charge the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the Property Management Agreement. In the opinion of the Advisor, the Tycom Property is adequately insured. Although the tenant is obligated to pay property taxes, property tax in the first year is estimated to be $47,000 (approximately 1% of the sales price).

Terms of Purchase. Total consideration paid by the Company for the Tycom Property was $4,902,500. The total acquisition cost included $4,625,000 paid to the Seller, $10,825 in legal, appraisal, and closing costs, and a $266,675 Acquisition Fee payable to the Advisor. In addition, $37,303 was received from the Seller for the Tenant's security deposit.

Financing was utilized in connection with the acquisition of the Tycom Property. A short-term promissory note was provided by First National Bank of San Diego with the following terms:

Original Loan Amount:     $2,300,000
Interest Rate:   Fixed at 9.25%    Term of Loan: One year
Amortization: Interest Only Payments
Monthly Payment: $17,729
Due Date:  February 1, 1998
Balance at One year Due Date:  $2,300,000
Other:  Nonrecourse; no pre-payment penalty; no finance costs or "points".

The Company plans on replacing this financing prior to the due date with a first trust deed mortgage from a bank with the following expected terms:

Original Loan Amount:  $2,300,000
Interest Rate:   Fixed at 140 basis points over the five year Treasury Rate
(rate would be approximately 7.65% currently).
Term of Loan: Five year term, with option to extend the loan for an additional three years using same interest formula, at not additional cost to the Company.
Amortization: Twenty-five years
Monthly Payment: $17,222 (estimated)
Balance at first three year Due Date (estimated):  $2,113,653
Other: Nonrecourse; fully assumable for 1% fee; pre-payment penalty in fifth year only; all financing costs paid by the Seller.

Thus, in summary, the purchase was funded through $2,300,000 in new financing and $2,565,197 in cash raised from the sale of shares in the current and previous offerings (this includes assumption of the tenant's security deposit).

The purchase price was arrived at through arms-length negotiations with the Seller.

General. The computation of depreciation for the Tycom Property is based on the cost of the property, including Acquisition Fees and Acquisition Expenses. The Allocation of the cost of the Property to various asset categories is estimated, based on allocations in the appraisal report. Depreciation is computed on a straight-line basis over the component useful life of the assets. Pro forma financial information is prepared based on information contained in the signed lease for the property, and assuming that the Seller-provided financing will be in place for one full year (even though the Company intends on replacing it prior to the due date with financing having more favorable terms).

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     WEST COAST REALTY INVESTORS, INC.



Dated:  January 17, 1997


                                            By:
       --------------------------------------

Michael G. Clark
Vice President and Treasurer

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Financial Statements of Business Acquired
Pro Forma Financial Information.  Attached hereto are the following:

     Re:  Tycom Property

Estimated Twelve Month Pro Forma Statement of Taxable Operating Income
(unaudited)

Estimated Twelve Month Pro Forma Statement of Cash Available from Operations (unaudited)

Notes to Pro Forma Financial Statements (unaudited)

     Re:  West Coast Realty Investors, Inc.

(i) Pro Forma Balance Sheet at September 30, 1996, including introduction and footnotes.

(ii) Pro Forma Statement of Income for the Nine Months Ended September 30, 1996, including introduction and footnotes.

(iii) Pro Forma Statement of Income for the year ended December 31, 1995, including introduction and footnotes.


( c) Exhibits

     See separate exhibit index.

Item 7 (a)


Financial Statements of Businesses Acquired

INDEPENDENT AUDITORS' REPORT

Shareholders
West Coast Realty Investors, Inc.

We have audited the accompanying summary of historical information relating to operating revenues and specified expenses of Tycom Property (the Property) for the period January 12, 1996 to December 17, 1996. These financial statements are the responsibility of Tycom Property's management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary of historical information relating to operating revenues and specified expenses is free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary of historical information relating to operating revenues and specified expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall summary relating to operating revenues and specified expenses presentation. We believe our audit provides a reasonable basis for our opinion.

The accompanying summary of historical information relating to operating revenues and specified expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and excludes certain material expenses, described in Note 2, that would not be comparable to those resulting from the proposed future operations of the Property.

In our opinion, the summary of historical information relating to operating revenues and specified expenses referred to above presents fairly, in all material respects, the operating revenues and specified expenses, exclusive of expenses described in Note 2, of the Property for period January 12, 1996 until December 17, 1996 in conformity with generally accepted accounting principles.





January 17, 1997
Woodland Hills, California



                TYCOM PROPERTY
SUMMARY OF HISTORICAL INFORMATION RELATING TO
OPERATING REVENUES AND SPECIFIED EXPENSES
For the Period January 12, 1996 to December 17, 1996



Operating Revenues:

     Rental income                                $      ---------
     Total operating revenue                             ---------

Specified Expenses:

     Operating expenses                                    19,800
                                                         ---------
     Total specified expenses                              19,800
                                                         ---------
     Excess of specified expenses
      over operating revenues                            $(19,800)
                                                         =========


[FN]

See accompanying notes to summary of historical information

                     TYCOM PROPERTY
NOTES TO SUMMARY OF HISTORICAL INFORMATION RELATING TO
          OPERATING REVENUES AND SPECIFIED EXPENSES


NOTE 1 - The Property

The Tycom Property (the Property) is comprised of a two story building with underground parking located in the city of Irvine, California. The Tycom Property has a rental area approximating 63,255 square feet.

The sole tenant of the Property is Tycom Corporation. Tycom Corporation acquired the Property in January 1996. The Property was vacant prior to Tycom Corporation's acquisition.

Tycom Corporation substantially improved the Property subsequent to acquisition. Tycom Corporation did not occupy the Property until on or about December 17, 1996 when Tycom Corporation sold the property to an unrelated third party (Seller) and entered into a lease agreement to occupy the Property under an eleven year term. Accordingly, the management of the Property from January 12, 1996 until December 17, 1996, Tycom Corporation, did not incur any operating revenues or specified expenses of the Property other than utility expenses. The utility expenses are shown as operating expenses on the accompanying summary of historical information relating to operating revenues and specified expenses .

The lease agreement entered into between Tycom Corporation and the Seller, among other things, provides minimum rental income of $298,422, $447,633, $447,633, $447,663, $447,663, for the years ended December 31, 1997 through December 31, 2001 and $2,704,450 for years thereafter.
The Property was acquired by West Coast Realty Investors, Inc. in January 1997 from the Seller.

NOTE 2 - Basis of Presentation

The summary of historical information relating to operating revenues and specified expenses of the Property excludes the following items, which are not comparable to the future operations of the Property under the ownership of West Coast Realty Investors, Inc.

     (c) Interest expense on mortgages
     (b) Depreciation of buildings, improvements and equipment
     (c) Nonrecurring income and expenses

Rental income is recognized when earned and expenses are recognized when incurred.

Item 7 (b)



Pro Forma Financial Information


             WEST COAST REALTY INVESTORS, INC.
       ESTIMATED TWELVE MONTH PRO FORMA STATEMENT OF
             TAXABLE OPERATING INCOME (NOTE 1)
         BASED ON ACQUISITION OF THE TYCOM PROPERTY



                               Tycom Property-- Audited
          Historical Operating    Financial Results
           Financial Results    for the period January 12,     Pro Forma        Estimated Pro
           December 31, 1995    1996 to December 17, 1996  Adjustments (Note2)  Forma Results
REVENUE:

  Rental Income   $1,692,176                                  $335,725 (a)      $2,027,901
  Interest Income    120,950                                   (55,000)(b)          65,950

                   1,813,126                   0               280,725           2,093,851


COSTS AND EXPENSES:

 Operating           169,679              19,800               10,072 (c)          179,751
                                                              (19,800)(f)
 Interest            620,031                                  159,561 (d)          779,592
 General and
    Administrative   117,667                                                       117,667

 Depreciation and
    amortization     256,144                                  132,618 (e)          388,762

                   1,163,521              19,800              282,451            1,465,772

Taxable Operating
       Income       $649,605            ($19,800)            ($1,726)             $628,079



             WEST COAST REALTY INVESTORS, INC.
  STATEMENT OF CASH AVAILABLE FROM OPERATIONS (NOTE 1)


Pro Forma Taxable Net Operating Income      $628,079

Add:  Depreciation                           388,762

Pro Forma Cash Available from Operations  $1,016,841

[FN]
          See accompanying notes to pro forma financial statements

    West Coast Realty Investors, Inc.
            Tycom Property
Notes to Pro Forma Financial Statements
             (unaudited)


NOTE 1 -- BASIS OF PRESENTATION

The preceding unaudited pro forma statements are based on information obtained from the lease and Agreement to Purchase documents pertaining to the property located at 17862 Fitch Street, Irvine, California (the "Tycom Property" or the "Property").

The pro forma statements use the audited financial statements for the period from January 18, 1996 to December 18, 1996 as a base for preparing the estimated pro forma operations for the Property during its first full year of operations. The Property's current tenant, Tycom Corporation, leases 100% of the space in the building. The lease on the building expires December, 2007. The lease is triple net in nature.

The pro forma results reflect a full year of operations for the Property assuming that it was acquired January 1, 1995. They contain certain adjustments which are expected to be incurred in the Property's first year of operations.

There can be no assurance that the foregoing results will be obtained.

The Company acquired the property from a third party. The Company is unaware of any material factors which would cause the reported financial information not to be indicative of future operating results.



NOTE 2 - PRO FORMA ADJUSTMENTS


The significant pro forma adjustments are as follows:

(a) To reflect a full year's worth of rental income per provisions of the lease with the Property's tenant. In calculating the amount, the total remaining minimum monthly rent from December 1996 to December, 2007 is recognized on a straight-line basis in accordance with generally accepted accounting principles.

(b) To eliminate interest income not earned due to assumed application of funds toward purchase of Tycom Property.

(c) To reflect approximate property management fees of 3% of rental income in the first year of the lease.

     West Coast Realty Investors, Inc.
             Tycom Property
Notes to Pro Forma Financial Statements
                (unaudited)


(d) To reflect interest expense incurred in connection with debt on the Tycom property.

(e) The computation of depreciation is based on the cost of the Property including estimated Acquisition Fees and Expenses, and is for the initial twelve months subsequent to the purchase. The allocation of the cost of the property to the various asset categories and lives is based on the allocations contained in the final appraisal report for the Property. Depreciation has been computed on a straight-line basis over the component useful life of the assets.


                                 Depreciable Life       Cost      Depreciation

Building & Improvements                  39         $1,932,500        $49,551

Tenant Improvements                      11          1,400,000        127,273

Land                                     ---         1,570,000            ---

                                                   $ 4,902,500       $176,824


(f) To eliminate operating expenses incurred in period prior to ownership since this lease is triple-net in nature.


                    WEST COAST REALTY INVESTORS,INC.
                     PRO FORMA STATEMENT OF INCOME
             For the Nine Months Ended September 30, 1996


INTRODUCTION

  The following unaudited pro forma financial statement is presented to illustrate the effect of the acquisition of the Java City and Tycom
Properties, as described elsewhere in this Offering, on the results of operations of the Company.

  The unaudited pro forma statement of income has been prepared as if the Java
City and Tycom Properties had been acquired and occupied by their respective tenants on January 1, 1996.

   Because the Tycom property is not expected to be occupied until time of acquisition, and the previous owner of the Building when it was last occupied was Tycom, there are no current audited operating results available for that Property. Information from the lease that will go into effect upon occupancy by Tycom was used in coming up with the pro forma financial statement.

  The unaudited pro forma financial statement is not necessarily indicative of the Company's future operations and should be read in conjunction with the other financial statements and notes thereto included elsewhere in this prospectus.


                                Java City       Tycom
                            Audited Results  Audited Results       Pro Forma
           Historical        3 months ended  January 12, 1996 to  Adjustments
       September 30, 1996    March 31, 1996  December 17, 1996     (Note 2)    Pro Forma
Revenues:
   Rent        $1,772,462        $45,219                           $67,404(1)    2,220,810
                                                                   335,725(2)

   Interest        70,564                                           (60,000)(3)     10,564

                1,843,026         45,219                            343,129      2,231,374


Expenses:
  Operating        83,061          2,700             19,800         (19,800)(11)    85,761

  Property Taxes   55,927                                                           55,927

  Property Management
Fees-related party 78,213                                             3,379 (4)     91,663
                                                                     10,072 (5)
  Interest        639,327         15,985                             21,313 (6)    836,186
                                                                    159,561 (7)
  General and
  Administrative  105,542                                                          105,542
  Depreciation and
  Amortization    288,237                                            19,506 (8)    440,361
                                                                    132,618 (9)
  Advisory Fees    35,912                                            21,570 (10)    57,482

                1,286,219         18,685            19,800          348,218      1,672,922

NET INCOME       $556,807        $26,534          ($19,800)          (5,090)      $558,451

NET INCOME
   PER SHARE        $0.41                                                          $0.35


Weighted Average
Shares Outstanding 1,430,333             Weighted average shares used for       1,602,404
                                         pro forma calculation (Note 3)


       WEST COAST REALTY INVESTORS, INC.
   NOTES TO PRO FORMA FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 1996
               (Unaudited)

1.   BASIS OF PRESENTATION

The pro forma statements of income reflects operations for the Company assuming that the Java City and Tycom Properties were acquired on January 1, 1996. This statement contains certain adjustments which are expected to be incurred in those properties' first year of operations, with a full nine month's worth of operations reflected in the Statement of Income for the nine months ended September 30, 1996.

There can be no assurance that the foregoing results will be obtained.

2.   PRO FORMA ADJUSTMENTS

The adjustments to the pro forma statement of income are as follows:

(1)  To reflect rental income from January 1, 1996 to August 1, 1996 for Java
City.

(2) To reflect nine months of rental income for the Tycom Property based on the provisions of the first year of the lease on Tycom.

(3) To eliminate interest income on funds used to purchase the Java City and Tycom Properties from January 1, 1996 to August 1, 1996.

(4) To reflect property management fees from January 1, 1996 to August 1, 1996. for Java City.

(5) To reflect property management fees for nine months based on the first nine months of the lease on the Tycom property.

(6) To reflect added interest expense for the Java City property from January 1, 1996 to August 1, 1996.

(7) To reflect added interest expense for the Tycom property based on the first nine months of payments under the projected amortization schedule for the Tycom Property loan.

(8) To reflect depreciation expense on the Java City Property from January 1 to August 1, 1996.

    WEST COAST REALTY INVESTORS, INC.
NOTES TO PRO FORMA FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 1996
                (Unaudited)


(9) To reflect depreciation expense on the Tycom Property based on the first nine months of operations.

(10) To reflect approximate additional advisory fees payable to the Advisor as a result of ownership of the Java City and Tycom Properties from
January 1, 1996 to August 1, 1996. It should be noted that of the $35,912 in Advisory Fees actually incurred during the nine months ended
September 30, 1996,  $20,912 (58%) were waived by the Advisor, and the
amount waived was  treated as  an equity contribution into the Company.   In
addition, Advisory fees were incurred  for the quarter ended
September 30, 1996, only, due to a change in the Advisory schedule approved by the Company's stockholders in June 1996, that was effective July 1, 1996.

(11) To eliminate operating expenses incurred by previous owner of Tycom Property in 1996 since the Company will be operating the Property on a triple net basis.

2.     PER SHARE AMOUNTS

The pro forma income statement assumes that the Java City and Tycom properties were owned as of January 1, 1996. The Company has and is using approximately $3.7 million in cash to acquire these properties. However, as of January 1, 1996, the Company actually had approximately $1.5 million available for the acquisition of additional properties. The properties were acquired primarily using funds raised subsequent to January 1, 1996. Therefore, the weighted average shares outstanding as of September 30, 1996, was calculated assuming that an additional $2.8 million in shares (280,000 shares) were outstanding as of January 1, 1996, and that no additional shares were issued throughout the year. This is assumed to be the minimum number of shares that would be sold given the offering expenses and reserves that are allocated against shares sold.

                   WEST COAST REALTY INVESTORS, INC.
                     PRO FORMA STATEMENT OF INCOME
                 FOR THE YEAR ENDED DECEMBER 31, 1995


INTRODUCTION


  The following unaudited pro forma financial statement is presented to illustrate the acquisition of the Safeguard Building, Technology Drive, Java
City Properties, and Tycom Property as described in this offering, on the results of operations of the Company.

  The unaudited pro forma statement of income has been prepared as if all the aforementioned properties had been acquired and occupied by their respective tenants on January 1, 1995.

  The unaudited pro forma financial statements are not necessarily indicative of the Company's future operations and should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

                                                                                            Pro Forma
                  Historical      Safeguard  Technology  Java              Adjustments      Condensed
               December 31, 1995 Building(I) Drive(II) City(III) Tycom (IV) (Note 1)   December 31, 1995
Revenues:
  Rental          $1,692,176      $680,457    $236,039  $176,815           ($437,744)(a)    $2,851,554
                                                                              20,745 (b)
                                                                              35,433 (c)
                                                                             447,633 (d)
  Interest          120,950                                                 (120,000)(e)           950
                  1,813,126        680,457     236,039   176,815             (53,933)        2,852,504

Expenses:
  Operating         169,679                      5,862       170    19,800    11,148 (f)       214,359
                                                                               7,704 (g)
                                                                               6,367 (h)
                                                                              13,429 (i)
                                                                             (19,800)(q)
   Interest         620,031                     38,246    63,931              84,130 (j)     1,245,512
                                                                              13,678 (k)
                                                                             212,748 (l)
   Depreciation and
      amortization  256,144                                                   38,492 (m)       553,696
                                                                              56,228 (n)
                                                                              26,008 (o)
                                                                             176,824 (p)
   General and
    administrative  117,667                                                                    117,667

                  1,045,854                    44,108      64,101   19,800   626,956         2,131,234

Net Income         $649,605      $680,457    $191,931    $112,714 ($19,800) (680,889)         $721,270


Net Income Per Share  $0.58                             Net Income Per Share                    $0.42


Weighted Average Shares                                 Weighted Average Shares Used For Pro Forma
Used for Historical calculation 1,117,494               Calculation (Note 2)                1,721,986
-------------------------------


[FN]

(I)  Year ended December 31, 1994 (audited)
(II) Nine months ended September 30, 1995 (audited)
(III) Year ended December 31, 1995 (audited)
(IV) Period January 12, 1996 to December 17, 1996 (audited)

          WEST COAST REALTY INVESTORS, INC.
       NOTES TO PRO FORMA STATEMENT OF INCOME
For the Year Ended December 31, 1995  (Unaudited)

BASIS OF PRESENTATION

The pro forma Statements of Income reflects operations for the Company assuming that the Safeguard Building, Technology Drive, Java City, and Tycom properties were acquired on January 1, 1995. This statement contains certain adjustments which are expected to be incurred in those properties' first year of operations, reflected in the Statement of Income for the year ended December 31, 1995.

There can be no assurance that the foregoing results will be obtained.

1.     PRO FORMA ADJUSTMENTS

The adjustments to the pro forma statement of income are as follows:

a.   To adjust historical Safeguard Building information to reflect rental
income from January 1,   1995 to  May 22, 1995 (date of acquisition).

b.   To record rental income for Technology Drive property from October 1 to
October 31, 1995    (date of acquisition), reflecting leases in effect during
1995.

c.   To adjust rental income for the Java City property to recognize rental
income on a straight-line     basis  for 1995 using lease rates in effect  from
January 1, 1995 to August 1, 2003.

d.   To reflect one year of rental income for Tycom Property

e. To eliminate interest income to reflect funds used for the acquisition of properties.

f. To reflect additional property management fees for the Safeguard Building for the entire year.

g. To reflect additional property management fees for the Technology Drive property for the entire year.

h.   To reflect additional property management fees for the Java City property.

i.   To reflect one year of property management fee for the Tycom Property.

j.   To reflect interest expense on the Safeguard Building  for calendar  1995.

k.   To reflect interest expense on Technology Drive for calendar 1995.

l. To reflect interest expense on Tycom Property for first year of mortgage debt.

             WEST COAST REALTY INVESTORS, INC.
          NOTES TO PRO FORMA STATEMENT OF INCOME
    For the Year Ended December 31, 1995  (Unaudited)
                        (CONTINUED)


m. To reflect additional depreciation expense on the Safeguard Building for calendar 1995.

n. To reflect additional depreciation expense on the Technology Drive property for calendar 1995.

o.   To reflect depreciation expense on the Java City Property for 1995.

p. To reflect depreciation expense on the Tycom Property for its first year of ownership.

q. To eliminate operating expenses incurred on the Tycom property by prior ownership, since the Company will be operating and leasing the property on a triple-net basis.


2.     PER SHARE AMOUNTS

The pro forma income statement assumes that the Technology Drive, Safeguard Building, Java City, and Tycom properties were owned as of January 1, 1995.
The Company used approximately $7.8 million in cash to acquire these properties. However, as of January 1, 1995, the Company actually had approximately $1.4 million available for the acquisition of additional properties. The properties were acquired primarily using funds raised subsequent to January 1, 1995. Therefore, the weighted average shares outstanding as of December 31, 1995, was calculated assuming that an additional $8.1 million in shares (810,000 shares) were outstanding as of January 1, 1995, and that no additional shares were issued throughout the year. This is assumed to be the minimum number of shares that would be sold given the offering expenses and reserves that are allocated against shares sold.


West Coast Realty Investors
  Pro Forma Balance Sheet
     September 30, 1996


                                                 PRO FORMA        PRO FORMA
ASSETS                  SEPTEMBER 30, 1996      ADJUSTMENTS        BALANCE
RENTAL REAL ESTATE            21,211,737         4,902,500 (2)    26,114,237

CASH AND CASH EQUIVALENTS      1,679,934         1,400,000 (1)       514,737
                                                (2,565,197)(2)
ACCOUNTS RECEIVABLE              241,164                             241,164

OTHER ASSETS                     160,444                             160,444

                              23,293,279                          27,030,582

LIABILITIES AND STOCKHOLDERS' EQUITY

DUE TO RELATED PARTY              26,437                              26,437

DIVIDENDS PAYABLE                292,531                             292,531

SECURITY DEPOSITS                112,334             37,303(2)       149,637

OTHER LIABILITIES                158,556                             158,556

NOTES PAYABLE                 10,129,735          2,300,000(2)    12,429,735

   TOTAL LIABILITIES          10,719,593                          13,056,896

COMMITMENTS AND CONTINGENCIES

COMMON STOCK AND ADDITIONAL
            PAID-IN CAPITAL   13,391,355          1,400,000(1)    14,791,355

DISTRIBUTIONS IN EXCESS
               OF EARNINGS      (817,669)                           (817,669)
   TOTAL STOCKHOLDERS' EQUITY 12,573,686                          13,973,686

                              23,293,279                          27,030,582



 West Coast Realty Investors, Inc.
 Notes to Pro Forma Balance Sheet
        September 30, 1996

   The pro forma Balance Sheet assumes that the Tycom Property was acquired on September 30, 1996. This statement reflects certain changes to the balance sheet that would be reflected if the property was acquired on that date.

Note 1 - Additional Equity Raised

   The Company would not have had enough funds available to acquire the property as of September 30, 1996. Therefore, an assumption was made that the Company had raised an additional $1.4 million in investor proceeds, from the sale of approximately 159,091 shares. This would be sufficient funds to acquire the
Property and maintain a reserve account of 3% of all funds raised.   In reality,
between November 6, 1996 and January 14, 1997 the Company received approximately $1,475,000 in net proceeds from the sale of shares sold from August 1 to December 29, 1996.

Note 2 - Acquisition of Tycom Property

   These adjustments reflect the effect of acquiring the Tycom Property, including an increase in security deposits, notes payable and rental real estate, and a net decrease in cash and cash equivalents.

                                AN APPRAISAL OF

                        An Office/Industrial Facility
                         17862 Fitch Street Irvine,
                                California


                  Effective Date of Value: December 1O,1996
                  Date of Preparation: December 1O,1996

L.F. Sherman & Company, Inc.
Financial and Real Estate Consultants
Telephone 714-452-0202  Facsimile 714-452-0569


December 10,1996

     Mr. W. Thomas Maudlin Jr.
     President
     West Coast Realty Advisors, Inc.
     5922 West Century Blvd.  9th Floor
     Los Angeles, California  90067-2731

RE: Appraisal and Evaluation of Real Property:

          An Office/Industrial Building
          17862 Fitch Street
          Irvine, California 92714

Dear Mr. Maudlin:

At your request, we have appraised the real property located 17862 Fitch Street, Irvine, California.

The purpose of this appraisal is to estimate the market value of the fee simple interest in the real estate subject to the definition of value, the assumptions and limiting conditions and the certification in the attached report for possible purchase of subject property.

The descriptions of the property appraised together with explanations of the appraisal procedures used are presented in the report.




23521 Paseo de Valencia Suite 302-B, Laguna Hills, CA  92653

Mr. W. Thomas Maudlin, Jr. Page Two

December 10, 1996

Based on the data and conclusions presented in the attached report, it is our opinion that the market value of the subject property, as of December 10, 1996 is:

             FOUR MILLION NINE HUNDRED FIFTY THOUSAND DOLLARS
                                 $4,950,000

In this appraisal we have given substantial consideration to the value of land in the subject location as well as the building condition, plus the state of the economy affecting the area for possible resale purposes. We have reviewed the economic environment for business in the area and section referred to as Northgate.

Our report is prepared and this letter summarizes the valuation opinion. It is based on our field work, research, and appraisal data as of the date of preparation of this report.

A report detailing our analysis and conclusions is attached. Thank you for using our services. A physical inspection of the subject property and this report was prepared by Dr. Lawrence F. Sherman JD, ASA, IFAC.

Respectfully submitted,
L.F. SHERMAN & COMPANY, INC.



LAWRENCE F. SHERMAN PhD., JD, ASA, IFAC State Certified General Appraiser #AG-006353


     LFS:me

CERTIFICATION

I certify that, to the best of my knowledge and belief:

  1. the statements of fact contained in this report are true and correct.

 2. the reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions, and conclusions.

 3. I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

  4. my compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of subsequent event resulting from the analyses, opinions, or conclusions, or the use of this report.

5. my analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standard of Professional Appraisal Practice.

  6. I have made a personal inspection of the property that is the subject of this report.

7. no one provided significant professional assistance to the person signing this report.

8. I certify that, to the best of my knowledge and belief, the reported analysis, opinion, conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the American Society of Appraisers.

9. I certify that the use of this report is subject to the requirements of the American Society of Appraisers relating to review by its duly authorized representatives.

RESTRICTIONS, ASSUMPTIONS, AND LIMITING CONDITIONS

This appraisal is made with respect to the following assumptions:

Assumptions:

1. No responsibility is assumed for the legal description or for matters including legal or title considerations. Title to the property is assumed to be good and marketable unless otherwise stated.

2. The property is appraised free and clear of any or all liens or encumbrances unless otherwise stated.

3. Responsible ownership and competent property management are assumed.

4 The information furnished by others is believed to be reliable. However, no warranty is given for its accuracy.

5. All engineering is assumed to be correct. The plot plans and illustrative material in this report are included only to assist the reader in visualizing the property.

6. It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.

7. It is that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless compliance is stated, defined, and considered in the appraisal report.

8. It is assumed that all applicable zoning and use regulations and restrictions have been complied with, unless a nonconformity has been stated, defined, and considered in the appraisal report.

9. It is assumed that all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local state, or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

10. It is assumed that the utilization of the land and improvements is within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted in the report.

Limiting Conditions:

This appraisal report has been made with the following general limiting conditions:

1. The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

2. Possession of this report, or a copy thereof, does not carry with it the right of publication.

3. The appraiser, by reason of this appraisal, is not required to give further consultation, testimony, or be in attendance in court with reference to the property in question unless arrangements have been previously made.

4. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser, or the firm with which the appraiser is connected) shall be disseminated to the public through advertising, public relations, news, sales, or other media without the prior written consent and approval of the appraiser.

5. The definition of "market value" is defined in the subject report.

6. The definition of  "fee simple estate" is:

Absolute ownership unencumbered by any other interest or estate; subject only to the four powers of government.

7. The definition of "Highest and Best Use" is:

The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are: legal permissibility, physical possibility, financial feasibility, and maximum profitability.

* The Dictionary of Real Estate Appraisal, second edition.

                                   APPRAISAL
                                      OF
                        AN OFFICE / INDUSTRIAL BUILDING

                                  LOCATED AT

                             17862 FITCH STREET
                             IRVINE, CALIFORNIA

                                   AS OF

                             DECEMBER 10, 1996

                              PREPARED AS OF
                             DECEMBER 10, 1996

                                Appraisal by
                 Lawrence F. Sherman Ph.D., JD, ASA, IFAC
                State Certified General Appraiser #AG-006353

                        L.F. Sherman & Company, Inc.
                   23521 Paseo de Valencia, Suite 302-B
                         Laguna, California 92653

TABLE OF CONTENTS

INTRODUCTION                                             Page No.
     Identification of the Property                           1
     Plat Map                                                 3
     Purpose and Function of the Appraisal                    4
     Definition of Market Value                               4
     Assumptions and Limiting Conditions                      4

DESCRIPTIVE SECTION                                           8
Regional Map                                                  9
Regional Analysis                                            11
City Analysis                                                12
     Neighborhood Analysis                                   13
     Site Analysis                                           13
     Assessment and Tax Data                                 19
     Zoning Map                                              19
     Photographs--Improvement                                22
     Improvement Analysis                                    23
     Highest and Best Use                                    25

VALUATION SECTION                                            30
Appraisal Procedures                                         33
Valuation Analysis                                           33
          Cost Approach                                      33
          Land Valuation                                     33
          Improvement Valuation                              35
          Summation                                          41
Income Approach                                              41
          Income Analysis                                    41
          Expense Analysis                                   41
          Capitalization Process                             46
Market Approach                                              49
          Comparable Market Sales                            51
          Summary Analysis                                   52
Conclusion of Value                                          54

ADDENDA
     Market Data: Selected
     Economic Profile
     Preliminary Title Report
     Lease Summary
     Certifications and  Qualifications of Appraiser

Summary of Important Data and Conclusions

Location:  17862 Fitch Street
           Irvine, California

Interest Appraised: Fee Simple Interest

Owner(s)  Brutten/Reynolds/Shidler Investment Corp.

Property Type: An Office/Industrial Building

Building Area: Measured at 60,524 Square Feet

Land Area:     Reported at:
                 A.P.N. 427-254-04 92,783

Zoning:   Office Building

Principle Improvements:  Class C Building with concrete
                         tilt-up construction
                         61,929 S.F. - 2 story

Highest & Best Use: Yes

Fair Market Value:  $4,975,000

Valuation Date:     December 10, 1996

     INTRODUCTION

PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to estimate the market value of the property appraised, in fee simple title as of December 10, 1996.


     FUNCTION OF THE APPRAISAL

The function of the appraisal is to provide value information for due diligence and purchase decision of West Coast Realty Advisors, Inc.


     DEFINITION OF MARKET VALUE

For the purposes of this report, market value is defined as:

"The most probable price in terms of money which a property will bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: (1) buyer and seller are typically motivated, (2) both parties are well informed or well advised, and each acting on what each considers to be his own best interest, (3) a reasonable time is allowed for exposure in the open market, (4) payment is made in cash or its equivalent, (5) financing, if any, is on terms generally available in the community at the specified date and typical for the property type in its locale, (6) the price represents a normal consideration for the property sold unaffected by special financing amounts and/or terms, services, fees, costs, or credits incurred in the transactions."

HISTORY OF OWNERSHIP

It was reported that the January 12. 1996 for $1.800 0()0 and then completely renovated with a $1,500,000 renovation which is to be completed in January 1997. The seller was the AID Association For Lutherans. The building is going through a complete renovation and refitting.

ASSUMPTIONS AND LIMITING CONDITIONS

Title to Real Estate - A copy of the preliminary title report was provided for the purpose of this appraisal. In accordance with professional appraisal practice, we assume that:

a)  The title to the property is marketable;
b) The property is free and clear of all liens, encumbrances, easements and restriction except where noted in this report;
c) The property does not exist in violation of any applicable codes/ordinances, statutes or other government regulations;
d) The property is under responsible ownership and competent management and is available for its highest and best use.

We have reviewed the preliminary title reports reproduced in the Addenda to this report.


Sketches and Maps - Sketches and maps in this report are provided to aid the reader in visualizing the property and are the results of field investigations made by the appraiser.

Dimensions and descriptions are based on public records and information that was furnished by them. These dimensions and descriptions are not meant to be used to replace matters of survey.


Information and Data - Information supplied by others is considered in this valuation.

     These information sources are believed to be reliable, and no further responsibility is assumed for their contribution to the value estimate. A change in the value estimate may be required upon consideration of additional or more reliable data that may become available.

Unexpected Conditions - It is assumed that there are no expected or unexpected conditions of the property that would adversely affect value.


Distribution of Value - The distribution of total value for land and improvements is applied only under the state of usage and utilization. Separate values for land and improvements may not be used in conjunction with any other appraisal and are invalid if so used.


Legal or Specialized Expertise - No opinion is customarily expressed for matters requiring legal expertise, or other matters under investigation, or of knowledge beyond that customarily expressed by real estate appraisers.


Advertising - Neither all nor any part of this appraisal report shall be conveyed to the public through advertising, public relations, news, sales or other methods without the written consent and approval of the appraiser(s).


Court Testimony - Testimony or attendance in court by reason of this appraisal shall not be required unless arrangements for such services were previously made.

Effective Date of Value - The date of value, to which the conclusions and opinions expressed in this report apply, is set forth in the letter of transmittal. The effective date of value is the date of inspection of the subject property. The dollar amount of any value opinion reported is based on the purchasing power of the U.S. dollar as of that date. The appraiser assumes no responsibility for economic or physical factors occurring subsequent to the date of value which may affect the opinions reported.

Mineral Rights - The value of mineral rights, if any, was not considered in this appraisal unless otherwise noted.


Structural Deficiencies - The appraiser found no obvious evidence of structural deficiencies except as stated, however, no responsibility for structural soundness or conformity to city or county building and safety codes can be assumed without an independent structural engineering report.


Property Inspection - The appraiser(s) personally inspected the subject property as part of the appraisal assignment.


Property Included - No consideration was given in this appraisal to personal property located on the premises. Only the Real Property was considered as part of the appraisal assignment. However, the appraiser has considered the value of tenant improvements in valuation conclusion.


Earthquakes - As earthquakes are not uncommon in the area, no responsibility is assumed for their possible effect on individual properties unless detailed geologic reports are made available.


Soil Conditions - No detailed soil studies of the subject were available to the appraiser. Therefore, statements regarding soil qualities made in this report are not conclusive but have been considered consistent with the information available to us.

Mechanical Equipment - It is assumed by the appraiser that all mechanical equipment is in operative condition. The mechanical equipment is not included in this appraisal.


Environmental Study - This appraisal is not an environmental study and reliance should not be placed on this report for matters that are the province of an environmental study. Such a study has not been provided to the appraiser for our review.


Hazardous Waste - The appraiser has not learned of any hazardous waste or toxic material in existence at the subject property, therefore, the indicated value does not reflect their existence, if any.

                                 DESCRIPTIVE SECTION

                                        AND

                               REGIONAL DISCUSSION

                             NEIGHBORHOOD DISCUSSION

County of Orange

The subject property is located in one of the most desirable areas for research and development in the United States. The area in vicinity of the building has strong tenant demand in a desirable world class location. Orange County's office market has improved substantially over the past 24 months as the economy is strengthening. Office vacancy rate is declining and is in the 12% to 16% range by various estimates. However, in the immediate area of the subject property the vacancy rate is below 5% with minimal listings for lease or for sale.

There is a growing demand for research and development in the vicinity of the subject property. Research and Development has strong demand as the location is in close proximity to international airports surrounding John Wayne airport.

Local Area Description

The property is located near the 55 Freeway and the 405 Freeway. There is easy access to the John Wayne Airport. The property is in the middle of an industrial and research/development area. It blends well with the surroundings. There is a mixture of high tech manufacturing, office, industrial, and research/development space in the immediate area.


Overall, the immediate area is a very desirable market area located in the center of Southern California.

NEIGHBORHOOD ANALYSIS


                              SITE ANALYSIS

The subject site is in close proximity to good freeway access, the center section of Orange County, and air transportation facilities. It is surrounded by industrial and commercial buildings of similar vintage in a desirable industrial and research location. The property is located in a prestigious
Office/Industrial subpark area. It is located in the immediate area near the 55 and 405 freeway intersection and is in proximity to John Wayne Airport.

The tenant in the subject building is TYCOM which has a major location directly north of the subject property.

Vacancy is spread throughout the City of Irvine though not substantial in large business parks. An examination of rental rates in the immediate area, however, showed a stability of rental rates and there was limited vacancy in structures the size of the subject property other than what was normal for the area and to allow for transition. Minimal vacancy existed in the larger industrial/office buildings in direct proximity to the subject property.

Discussion with several commercial brokers in the area indicated that leasing demand is relatively good and sales activity is reasonably strong, but hindered by the past recession based economy. There was few properties available for sale in the immediate area.

Topography was level and the site was well landscaped. Discussions with the listing broker indicated that the building will be finished from its major renovation in January 1997.

SITE ANALYSIS


Site Improvements: The site is covered by building improvements, and associated asphalt paving, of approximately 92,783 square feet of area comprising the property. Total building square footage, for both stories of the buildings, is 61,929 square feet.

The subject property fronts to Fitch Street with good access to the 55 freeway and 405 Freeway.


Dimensions/Shape/Area:

The subject lot is rectangularly shaped. The site enjoys frontage on Fitch Street which is a 2 lane street. The site has 92,783 square feet of space with good access to neighboring through streets.


Zoning is industrial which allows the existing use for research and development and industrial use with adequate built up of office space . Property usage is recorded as Office Building.


Flood Zone
The property is in zone X as per flood map 06059C-0038E. This is not in a flood zone area.

Topography:

The lot and surrounding area is level for the subject and in the immediate area of the neighboring properties. Topography is level and very slightly downward from front to back of the lot to allow for drainage. Neighboring properties are basically level and there was no evidence of settling in the subject property or area.


Soil & Subsoil Conditions:

The subject soil appears to be adequate, there is no evidence of land and building settlement in the subject neighborhood. However, no soil report was made available to the appraiser. The City is not subject to unstable soil conditions other than Earthquakes as discussed with the Economic Planning department of the City.


It is assumed for appraisal purposes that there are no adverse soil conditions which might adversely affect the value of the subject property. The land use before the building was built was undisclosed. The building was built in 1979/1980.


It is assumed for appraisal purpose that the previous use posed no form of toxic danger which could adversely affect the value of the subject property. The appraiser(s) has not reviewed any environmental study, nor does the appraiser(s) claim to be an expert in the field of environmental study. If concern over environmental contamination is an issue, a prospective purchaser is urged to consider environmental studies. Environmental studies are common for industrial locations such as the subject property, prior to property transfers.

Drainage:

The lot appears to be adequate for drainage. No noticeable area of water accumulation was found, nor noticed. Drainage from the surrounding areas appear minimal.


Utilities and Services: The subject property is connected to all public utilities.

Access:
The lot is accessible from Fitch Street and is within easy access to main thoroughfares.

Easements:
There are no adverse noticeable adverse easements affecting the property. The appraiser has reviewed a preliminary title or title report of the property in that determination. There is the availability for ingress and egress and also for public utility easements. A copy of the Preliminary Title report is reprinted in the Addenda to this report.


Man-Made Improvements:
The subject street is maintained by the City of Irvine. The offsite improvements include sidewalks, curbs, electrical street lights, sanitary sewers and storm sewers.

Assessment and Taxes: According to the Orange County Assessor, current assessed costs are presented current and not payable. Assessments are as follow:


APN:               237-0600-003
  Land                 $1,299,000
  Improvements        $ 1,753,000

TAXES:
1st. Installment    paid
2nd Installment     paid


Paid Property Tax was $23,352.32 for 1995.


Based on Proposition 13 taxes should increase annually by 2% unless there is a change of ownership, at which time they will increase to an amount based on the current tax rates against existing market value.


Zoning:
The subject lot is zoned industrial City of Irvine. This zoning allows for a variety of uses including the existing use. Zoning is designed to preserve city land appropriate for industrial uses and to attract and preserve desirable manufacturing and research/development areas.


Zoning is intended to provide safeguards and appropriate transitions to surrounding land uses that may be sensitive to industrial/commercial activities and to permit efficient design of infrastructure and public services to serve these uses. Such infrastructure serves the neighboring area. The property is in a well structured industrial area.

IMPROVEMENT ANALYSIS

IMPROVEMENT ANALYSIS

Building Improvements: The primary improvement is a two story Class C building that is of concrete tilt-up construction building located at 17862 Fitch, Irvine, CA It contains a total of 61,929 square feet. Construction plans are available from West Coast Realty Advisors.

Age: The subject properties were originally constructed in 1979/80. It has a chronological age of 10 years, an effective age of 5 years, and a remaining economic life of 45 to 50 years. The building has been completely renovated which is in process.


Based on the appraiser's inspection and assessment of the condition of the improvements, the subject has an estimated effective age of 5 years and a remaining useful life in excess of 50 years. It is adequately maintained for it's intended use. There was no deferred maintenance noted.


Tenant improvements may not exceed the 50% permitted by existing zone ordinances.

The Construction is summarized as follows:

Construction:  Concrete footings, foundation and slab; concrete tilt-up flat tar/gravel roof 2 story.

Basement:  Parking

Exterior Walls:  Stucco wood frame construction


Interior Walls:     Painted and finished drywall with baseboard molding.

Windows:  1/4" tinted glass in metal and wood casement.

Roof:     Wood, flat roof with built-up tar/gravel roof cover.

Plumbing: Adequate bathroom and plumbing facilities present.
          Adequate plumbing and normal equipment is evidenced.

Air Conditioning.
Ventilation:   There is adequate heating and air conditioning equipment
               Area is clean and air conditioned.

Electric: 110/220 volt electrical service. The entire building has adequate
          Amperage service with the ability to expand as need.

Lighting:   For the office area and lobby area, lighting is provided

Sprinkled: The building is fully sprinkled for fire protection.

Parking: Parking is adequate and within applicable building codes


Comments: The subject building is in good/excellent condition and evidences a desirable qualify of construction.

Deferred Maintenance: There was no deferred maintenance noted.

Other Factors: There is substantial tenant improvements that enhances the use of the building for Office usage including additional tenant improvements.
               Renovation improvements are: air conditioning, ADA compliance, complete fire sprinkler system, new electrical, new restrooms, and 70% carpeted. The building is 50% office, 30%
               R and D, and 20% manufacturing. Major improvements total over $1,400,000.

                             Highest and Best Use

Highest and Best use is defined as:

"That reasonable and probable use that supports the highest present value, as defined, as of the effective date of appraisal.

Alternatively, that use, from among reasonable, probable and legal alternative uses, found to be physically possible, appropriately supported, financially feasible and which results in highest land value.

The definition immediately above applied specifically to the highest and best use of land. It is to be recognized that in cases where a site has existing improvements on it, the highest and best use may be determined to be different from the existing use. The existing use will continue, however, unless and until land value in its highest and best use exceeds the total value of the property in its existing use."

The above describes the concept of highest and best use where the existing improvements have a number of years of physical life remaining that does enhance the total property value.

The overall analysis of the real estate indicates that the improvements are not new, but suffers some depreciation. The trends indicate that land values are stable and/or increasing slightly; however, the improvements contribute to the overall property value and razing of these improvements would not be feasible until the value of the current use is exceeded by the land. The net return of the building is greater than the return which could be earned if the site were vacant.

Based on the existing uses and trends in the neighborhood, zoning, and location, the highest and best use of the land is for industrial/research and development usage.

The existing improvements are developed with this type of use and therefore, are concluded to represent the highest and best use as improved. Therefore, the property is at highest & best use as presently zoned and developed.

Lease Analysis In evaluating the lease for the subject property a description of the Lessee's business is reproduced in the Addenda to this report. It should be noted that the tenant is a closed held company. The company is a well financed and a well run company in a niche market that is expanding which requires the
addition of more conferencing facilities.   THE VALUE OF THE PROPERTY IS
CONTINGENT ON THE LEASE BEING SIGNED AND APPROVED BY LESSEE AND LESSER.

                   Lease Agreement

Lessee:                    TYCOM

Building Square Footage: 61,929 square footage

Lease expiration: To be determined (see agreement in Addenda)

Office space: 61,929 square feet

Existing rent: $.60 per square foot NNN (Start rent)

Lease Term:  11 years with 1 five year option

Rent Increase: CPI Index as per lease

A copy of the complete but unsigned lease is presented in the Addenda to the report.

VALUATION SECTION

                                   VALUATION SECTION

Appraisal Procedures

The three traditional approaches to value are applied in order to arrive at a final value conclusion. A synopsis of the procedures employed in each approach follows.

                                     COST APPROACH

The Cost Approach is based upon the proposition that the informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject. It is particularly applicable when the property under appraisement involves new or newer improvements which represent the highest and best use of the land. Additionally it is applicable to those types of properties which are unique and contain specialized improvements for which there is no comparable data in the market. The Cost Approach includes the following steps:

     1.   Estimate the market value for the land.
     2.   Estimate the reproduction cost of the improvements.
     3. Deducting appropriate depreciation from the cost new to arrive at a depreciated improvement value.
     4. Adding the land and depreciated improvement value to arrive at a property value estimate.

                                    INCOME APPROACH

The Income Approach views the property as a revenue producing assets whose value is derived from satisfying investment criteria. This approach generally follows the following steps:


1. Recognizing the revenue producing potential of the property.

2. Considering appropriate expenses associated with the revenue including normal operating costs and real property taxes as well as vacancy and collection loss factors. Care is exercised in keeping expenses within acceptable proportions for the specific investment.

3. Subtracting the expenses from revenues in order to arrive at a net annual income stream produced by the property.

4. Capitalizing the net operating income at an Overall Rate which considers the risks inherent in the property as compared to alternate investments.

                               THE MARKET APPROACH

This method produces an estimate of value by comparing the subject property to sales and/or listing of similar properties in the same or competing areas. This technique is used to indicate the value established by informed buyers and sellers in the market. At the date of this appraisal, there was not indicated by an inspection of market sales from use of DAMAR/TRW, COMPS INC. and assessor data an abundance of comparable sales of this type of property. These industrial buildings are build and designed by investors who generally hold onto the property and lease the properties such as the present building to technology oriented companies. At the date of the appraisal such companies are generally doing well in the recession based California economy.

Since the property is newly constructed the cost approach is felt to bear significance in the value determination. The lease rate, available capitalization rates from similar size properties, and the examination of the income stream, plus the long term nature of the lease are factors that the income approach should consider.

                                   VALUATION ANALYSIS

The Cost Approach

This approach involves the summation of the depreciation value of the building and site improvements with the market value of the land. The market value of land added to the depreciated improvement value estimate is the value indicated by the cost approach. The land sales used to derive our estimate of land value is presented on the following pages under land valuation.

We have made adjustments for location, time of sales, size, corner influence, traffic count, and potential use to arrive at our estimate of land value. This value when added to the depreciated improvement value estimates produces the following value estimate attributable to the cost approach.


Land Valuation

The comparison method, or market approach is the most common way of developing a market value estimate for land. In the comparison method, sales and listings of vacant land comparable to the subject property are gathered and analyzed. The sale prices are adjusted for time, location, physical characteristics, and other relevant variations. The adjusted prices are reduced to some common unit of comparison, such as price per acre or price per square foot. The appraiser analyzed this information and derives a unit value applicable to the subject property. When applied to the appropriate unit measure, this results in an estimate of the market value of the vacant land.

An investigation of land sales in the subject's vicinity disclosed several that were useful in our analysis. However, at the preparation of this report these sales were in the process of being verified. Sales ranged from $8 to $26 dollars per square foot. There is minimal sales of vacant land in the immediate area as the Irvine industrial and office center where the property is located is fully constructed.


We have used land sales in the immediate area to formulate the value conclusion as follows:


No.     Address          Lot area   Zoning   Sale Date   Sale Price  Per Square Foot
1.   2314 Newport Blvd.  9,000    Commercial  10/17/96     $400,000      $44.44
     Costa Mesa, CA.
     A.P.N. 439-271-03

2.   9800 Muirland Blvd. 375,750  Industrial   07/16/96  $4,345,000      $11.56
     Irvine, CA.
     A.P.N. 590-031-01

3.   7 Bendix             34,543  Industrial   12/07/95    $914,000      $26.45
     Irvine, CA.
     A.P.N. 591-024-01


Analysis:
     An analysis of land sales in the immediate area did not disclose an abundance to draw our value conclusion. An attachment to this report will be prepared to supplement the analysis of land value.

Land Sale Discussion:

Summary

The review of vacant land sales was conducted and consideration was given to other sales which did not contradict the comparables selected. Estimating the value of the subject site as though vacant is a primary step in completing the cost approach to value. Vacant land sales reported were helpful in estimating the value of the subject site as though vacant.

With adjustments, the land value of the subject is similar to these comparables. After making adjustments for location, size, date of sale, retail access, proximity to the central business district, and probable use, we conclude that the indicated market value of the subject's land value is conservatively stated at $17.00 per square foot since the property is desirable and considering the size of the parcel and the abundance of industrial land in the area for development. Therefore, the total land value for the land is calculated as:

                 $17.00 x 92,383 square feet = $1,570,511

which results in a total rounded value of $1,570,000 for land value under the definition of fair market value.

Improvement Valuation

The next step in the Cost Approach is to estimate the Reproduction Cost New of the improvements. Reproduction Cost New is defined as follows:

"The cost of construction at current prices of an exact duplicate or replica using the same materials, construction standards, design, layout, and quality of workmanship, embodying all the deficiencies, super-adequacies and obsolescence of the subject."

The Reproduction Cost estimate is based upon the current market and includes all items necessary to reproduce the subject improvements as of the date of appraisal. In compiling the cost estimate the Marshall Valuation Cost Manual was employed and reflects not only the cost of material and labor, but also includes architect's fees, engineering expenses, contractor's fees, overhead and profit. As an improvement ages, it typically loses value or depreciates because of deterioration and/or obsolescence resulting from wear and tear, inadequacy or over-adequacy. Accrued Depreciation is defined as follows:

"A loss from the upper limit of value. An effect caused by deterioration and/or obsolescence. Deterioration is evidenced by wear and tear, decay, dry rot, cracks, encrustation, or structural defects. Obsolescence is divisible into two parts, functional and economic. Functional obsolescence may be due to poor floor plan, mechanical inadequacy or over-adequacy, functional inadequacy or over-adequacy due to size, style, age, etc. It is evidenced by conditions within the property. Economic obsolescence is caused by changes external to the property such as changes in neighboring property uses, changes in zoning and legislation, etc. It is also the actual decline in market value of the improvement to land from time of purchase to the time of resale."

Depreciation is divided into three classifications, Physical Deterioration, Functional Obsolescence, and Economic Obsolescence. Physical deterioration refers to the loss in value due to the wear and tear of the physical components of the structure. Curable physical deterioration is normally measured by the cost of those physical aspects of the structure which are in need of repair. Non-curable Physical Deterioration is estimated by the "Age-Life Method" wherein the depreciation is based upon the relationship of the structure's effective age to the total estimated physical life when new.

Functional obsolescence is a loss or reduction in the utility of a structure resulting from a decreased capacity of the structure or one of its component parts to perform the function for which it was intended. This type of depreciation or obsolescence is evidenced by conditions within the property and is generally caused by deficiencies in architectural style, placement of the improvements on the site, or the general floor plan.

Functional obsolescence can be curable or non-curable. As an example curable functional obsolescence could present itself as a lack of loading doors in an industrial property. All things being equal the cure would be to construct additional doors to permit the building to be competitive with other facilities. Non-curable obsolescence could be evidenced by low ceiling heights in comparison to competing structures.

Economic Obsolescence is the loss in value of a property due to factors outside the limits of the property itself. An example is a major free-standing chain store relocating and its effects on neighboring local retailers. In general, the local merchants are highly dependent on the foot traffic created by a large chain store. The absence of this store will reduce foot traffic and retail sales for the local merchants. This can reduce the economic rentals which a property could command prior to the moving of the chain store. Other examples include the re-routing of thoroughfares, changing of zoning, etc.

Physical Deterioration - Subject Property

Physical Deterioration was based on analysis of the physical condition of the subject improvements. Consideration was given to the physical deterioration created by the wear of elements and use, and the estimated effective age of the improvements with respect to the total estimated physical life of sane (Age/Life Method).

Although the improvement's actual age is 18 years, it was noted that the property has been adequately maintained and has been completely renovated. An effective age of 5 years was determined and a remaining economic life of 55 years was considered to be appropriate. The physical depreciation calculation is set forth as follows.

The effective age is estimated at 5 years which is divided by the effective age plus the estimated remaining economic life of 60 years. Therefore, physical depreciation is calculated as: 5/60 = 8.33% depreciation.

If, we had considered that the building will depreciate on a curve-linear basis, the depreciation would be 3% based on Marshall and Swift Valuation Guide. Curve-linear depreciation is thought to better represent the physical depreciation of the improvements. As a result, the appraiser has used a depreciation Percentage of 3% after consideration of both calculations, the extent of the tenant improvements, and the present good qualm and condition of the improvements.

Functional Obsolescence - Subject Property

None Evident. The subject is well designed for its present and intended purpose.

Economic Obsolescence - Subject Property

None Evident. The area supports the value of the property.


Our Cost Approach Summary is presented on the following page.

COST APPROACH SUMMARY

A.   Two Story Research and Industrial Building, Class C
     Good Quality, Excellent Condition with square
     feet of 61,929 @ an average of $65 PSF*, new:     $4,025,385

Less Estimated Depreciation from all causes:
      Physical Deterioration @ 3% $120,761
      Functional Obsolescence: None
      Economic Obsolescence:   None                     <120,761>


Total Depreciated Value of the Main Improvement        $3,904,623

C. Estimated Value of Site Improvements                   $75,000

D. Total Estimated Value of the Improvements:          $3,979,623

E. Add Estimated Land Value                            $1,570,000

Total Value Indicated by the Cost Approach:            $5,549,623

Rounded to:                                            $5,550,000

* Estimated from Marshall & Swift Section 14, Page 14, Industrial Buildings and adjusted for tenant improvements. It was reported that the client will make $1,400,000 in tenant improved as reported by TYCOM, the lessee, before the renovation is completed.

                                   INCOME APPROACH

The next step in the appraisal process is to develop an estimate of value for the subject property by applying the income approach This Approach is recognized as most applicable to those properties which are considered "investment oriented real estate." The Net Income generated by the property is capitalized based on the premise that the value of the subject property is represented by the present worth of anticipated net income.

The projected income stream is based on an analysis of the quality, as well as the quantity and duration, of the income expectancy. This income stream is capitalized into an indication of value using a capitalization rate developed from market sales analysis. The estimates of income, expense, and capitalized property values are presented in the following paragraphs.

In preparation of the Income Approach we have not been provided nor have we reviewed the financial statements of the landlords to determine the applicable income and expenses of the subject as these were not available.

Income Analysis
The first step in the income approach is to determine the economic rent for the subject property. To do this, we have obtained rental data on properties similar to the subject. A sampling of this information is presented in the following section of this report.

Rental Analysis

The income approach utilizes an estimate of economic market rental income adjusted to a triple net basis, which is capitalized into a value estimate abstracted from the market which is summarized below:

Considering the location, regular maintenance and repair, and the size of the structure, the subject would be desirable rental space if exposed to the open market.

The appraiser has determined that an economic rental rate for the subject is best represented by current rental rates. The property is a desirable industrial and research and development area. The current lease is to a quality tenant and has 7 years remaining. It is likely that the rental income will be stable for that period. In purchasing the property the appraisal/evaluation must consider the rental income received from the lease to account for the economic benefits due the prospective purchaser.

The appraiser has determined that the estimate of market rent is calculated as follows:

                                    Net Lease Basis

Address       Square Foot          Net Lease Rate             Total Rent
17862 Fitch     63,225                  NNN                    $37,302
                                                                  X 12
                                     Total Market Rental Rate $447,624

* Based on lease terms and analysis of market rents at $0.59 per square foot triple net. Total rental revenue is estimated at $447,624 assuming full occupancy and considering comparable rental rates in the immediate area An examination of the existing lease showed a CPI adjustment for lease rate year which is typical adjustments for the market, but exposes the lessee to additional payment risk should inflation return.

Other rental rates are generally near or above the subject property in the surrounding area. The subject property is an older building relative to a number of other R ~ D buildings where rents are about $0.65 to $0.75 NNN and is of the same vintage as many office/industrial buildings near the present location. Today's rental rates are realistic although may be on the low side given existing rents in the area. However, off-setting this is vacancy rates for surrounding properties which are dropping to 3-5% and the value of a long term lease to a quality tenant. Thus, we have used existing rental rates of $0.60 NNN as market rates for fair rental value.

Vacancy loss has been estimated at 1% given the vacancy and growing competitive nature of the rental market, the quality tenant, and the existing lease. The appraiser has considered the vacancy and collection in the immediate and neighboring area to establish the vacancy rate of 3-5./0, but then considered the lease which insures a minimum vacancy as long as the subject company honors it's existing lease.

A study of the market place indicated that there are similar properties to the subject, but in general they are less desirable properties that are vacant And for sale.

The benefit for the subject property is that it is located in a desirable industrial location for industrial and research and development. It is part of a desirable industrial/office location for the property and should be reasonably rentable in today's existing market place.

Common management expenses would include collecting rents, servicing the debt, if any, paying operating expenses and paying taxes when due.

A study of operating expenses indicate that expenses are estimated to approximate 2% of Total Rental Revenue. Management expenses have been estimated at 1% of annual income and is included in the estimate of operating costs.

Reserves cover the replacement of short-lived building components (and deferred maintenance). In this case, reserves for replacement would include items covered items such as resurfacing, pavement of parking areas, and roofing repairs.
Such reserves are included in the estimate of operating expenses as short lived items are paid for out of the revenue stream as needed. Since the improvements are not new, but are in good to excellent condition and with good maintenance, the reserves for replacement and management fee have been estimated at 2% of annual income.

                Statement of Pro-Forma Net Operating Income

Gross Revenue ($0.60x 12x 63,225 s.f.)               $455,220
Less: Vacancy and Collection Loss @1%                 < 4,552>
Effective Gross Annual Income                        $450,667
Operating Expense, Reserve For Replacements, etc. 2% $< 9,013>
Net Income                                           $441,654


Capitalization Process

The capitalization of income has been made on the premise that value is represented by the present worth of anticipated net income. The projected income stream is based on an analysis of the quality, as well as the quantity and duration of the income expectancy. This income stream is capitalized into an indication of value using a capitalization rate developed from the market.

Using the technique of direct capitalization, the capitalization rate is calculated using market data as follows:

We have concluded that a capitalization rate of 8.80% appears appropriate given the time of sale, and the market sales in the recent past. The majority of sales are owner occupied and not investment owned and it has not been
possible to derive capitalization rates from them.   However, sales in the
nearby vicinity generally shows a dropping capitalization rate as rental income increases and with a slight increase in market values. The outlook for commercial real estate is favorable in the market served.

An analysis of direct sales indicated that most of the industrial sales are of a similar size and type in the immediate area and was not investment owned properties.

After analyzing these sales and the nature of the market in general it is our opinion that the capitalization rates is for sales in the 1995- 1996 period is due to the anticipation of the return being obtained at the end of the investment holding period (as a reversion or sale). Investment in the subject property requires that a projection be made of resale price in the future and/or of rental rates in the future. This is difficult to do, but the direction of change is rising price per square foot, lower vacancy rates, and stable market interest rates. A review of economic activity in the area shows a high growth rate which should be favorable, barring a major economic recession, due to the technology emphasis in the immediate area. In particular, the appraiser has weighted carefully the credit nature of the tenant, the commitment of tenant improvements by the lessee, the length of the lease, the terms of the lease, and the potential in the event that interest rates would rise due to the CPI adjustment clause when coupled with the strengthening of the commercial real estate market.

As a result, we have arrived at a direct capitalization approach to arrive at an overall capitalization rate of approximately 8.80%. We have selected an overall rate to reflect the rate appropriate for the risks and returns of this type of investment. We have added to the capitalization rate to reflect the risk in the economy due to recession and increasing elicited in the market for industrial property in the immediate area.

The value conclusion as it applies to the subject is as follows:

Net Income  +   Overall Rate   =     Value Indication
$441,654           .0880       =        $5,018,795

Rounded To: $5,019,000

Market Approach

The next step in the appraisal process is the development of the market approach for the subject property. The market approach is an appraisal technique in which a market value estimate is based on prices paid in actual market value estimate is based on prices paid in actual market transactions and on current listings. It is a process of analyzing recently sold and listed properties similar to the subject. The reliability of this technique depends on
(a) the degree of comparability of the property appraised with each sale or listing, (b) the length of time since the sale, (c.) the accuracy of the sale data, and (d) the absence of unusual conditions affects;; the sale.

Once the sales are selected they are compared to the subject property on some unit of comparison which is generally recognized in the marketplace, such as square feet of improvement area, including land value, square feet of improvement area after land value has been subtracted, annual gross rent multiplier, etc.

A search of the subject's area disclosed several sales that were useful in my analysis. The property is selling at the top of the market range indicated partially due to the changing market, the favorable 11 year lease term ( with 3
- 5 year terms), and the credit quality of the tenant. The structure has slightly over 50% improved office space and is of sturdy construction.

The appraiser has considered sales from 1994 to present, plus has checked several listings in the determination of the comparables to use in the analysis. Generally, properties in the immediate area that were available for sale were of similar locations and were in similar conditions of maintenance.

Number Location

A summary of each sale is presented below:

These sales are summed on the following pages and listed below:

1. 3 Morgan, Irvine, California
2. 15253 Bake Parkway, Irvine, California
3. 1779 Fitch, Irvine, California
4. 17900 Von Karman, Irvine, California
5. 9800 Muirlard Blvd., Irvine, California
6. 125 Pacific, Irvine, California

Summary: These 6 sales represent similar research and development, office, and industrial sales which have sold in the same market area. Although some adjustments have been noted for each analysis the properties are all similar in use, age and design. As no one sale indicates a market other sales have been considered, but the other sales did not refute the sales selected. The subject property is very desirable and comparable to the sales in this market area It will be completely renovated by the tenant and is in a desirable and accessible location to the 55 and 405 freeway, plus John Wayne Airport. The property teas an 11 year lease that make this desirable from an investor's point of view with a CPI escalation clause in the event of increasing price levels. The tenant is reported to be a quality tenant that is going through expansion plans. The appraiser has not reviewed financial statements of the tenant to make any judgment as to credit quality other than to note that expansion plans are in process to enter the profitable medical instrument industry.

Considering these sales on a price per square foot basis after adjustments, a range of $75.00 to $79.50 per square foot was determined to be appropriate. Then considering the "scarcity" of a near market rate lease with minimal tenant improvement concessions for a term of 11 years the appraiser has judgmentally determined a market price per square foot of $78.00 which is near the high end of the adjusted sales range. That value appears justified in comparison to properties presently on the market and the fact that the subject company is making an investment of $1,400,000 in tenant improvements which is factored into the value conclusion, but adds an incentive for the tenant not to breach the terms of the lease contract; otherwise, the property becomes the property of the lesser.

Adjustments were made for size of lot, size of structure, age, location, date of sale, and other factors such as accessibility to major freeways. Also, considered was the state of the recovering economy and the potential for improvement in Orange County real estate relative to this appropriate time period.

Therefore, our valuation opinion is based on the following:

Rentable Area: 63,225 s.f. x $78.00* = $4,931,550

* The price per square foot is based on extensive tenant improvements which is to be part of the real estate. Tenant improvements are reported to be a total of $1,400,000 once completed. An inspection of the property indicated they were being made in a workman like manner.

In the market approach we have weighted each comparable carefully to arrive at a market value indicated at $4,932,000. This valuation has also considered the quality of the tenant and the nature of the existing lease to be signed on the premises. The value would markedly change without the lease in place. In addition there were several sales of neighboring properties that were less desirable than the subject property based on the quality of improvements and occupancy. We have considered those sales and they can be justified on the basis of a slightly less visible location, lack of quality tenants, and due to one being an REO property.

                               CONCLUSION OF VALUE

The three approaches have various degrees of applicability depending on the circumstances. The cost approach is usually relied on when the improvements are new, or nearly new, and are fully utilized for their designed intent, or when the improvements represent a special purpose property on which no reliable income or market data is available.

In this instance the cost approach was considered less reliable than the other approaches and set an upper limit to value. This is due to the recovery of the commercial market in the area and difficulty of estimating land value. The cost approach indication of value was $5,550,000 which was, however, used in deriving the value conclusion.

The income approach is often used for properties that are typically leased. The income approach was given substantial weight as this property is "investment oriented" real estate. The income approach indication of value is $5,019,000.

The market approach reflects actual prices paid for similar properties. This approach is generally used when reliable and comparable market data are available. The indicated value for the unit of comparison is then applied against the subject property. This approach was given the weight in the value conclusion although timely market data indicated that a recovery was starting as optimistically reported by several commercial brokers in the area. The market approach indication of value is $4,932,000.

The appraiser has given the greatest weight to the income approach and market approach while carefully considering the cost approach. In general, market conditions had changed with few sales in the 1995-1996 time period. However, the cost approach gives support for an even higher market value given the extensive renovation and the near "new" interior condition of the improvements.

As a result, we have tempered the values arrived at by the market (e.g. direct sales) approach for the change in market conditions. Since substantial factors such as income generating ability must be considered in this type of appraisal we have carefully considered the income approach to value. That approach while yielding the second lowest indication of value suggests that an investment in industrial buildings must carefully consider the income generating ability of real property. Generally, market variation in property characteristics suggest that the income approach should be given the greatest weight in the value conclusion since this is typically investor owned properties.

In conclusion, based upon the foregoing analysis, it is our opinion that the Fair Market Value of the subject rendered, as of December 10, 1996 is estimated at:

            FOUR MILLION NINE HUNDRED SEVENTY FIVE THOUSAND DOLLARS
                                   $4,975,000.

The appraiser has given weight to the income approach, market approach, and cost approach, but has given slightly less weight to the cost approach due to the lack of land sales to carefully document land value.

Carefully considered was the terms of the existing lease and the tenant mix/quality. The appraiser has not reviewed the financial condition, nor financial statements of the tenants. All assumptions is that the tenant is a quality and secure tenant with little risk of bankruptcy or credit problems.

Other Factors:

The economy is strengthening and improving in Orange County in California. The outlook is favorable and there is a growing demand for research & development and industrial space in the Irvine area. It was reported that values are rising, capitalization rates are decreasing, and vacancy rates are falling to earlier levels. The outlook is favorable for the subject property at the date of the appraisal.

FILE NO. 60483-DB

At.

AT THE DAll: HEREOF EXCEPTIONS TO COVERAGE IN ADDITION TO THE
PRINTED EXCEPTIONS AND EXCLUSIONS IN SAID POLICY FORM WOULD BE AS - FOLLOWS:

     A. Property taxes, including any personal property taxes and any assessments collected with taxes, for the fiscal year 1996-1997. First Installment: $10,595.56 (OPEN)
     Penalty:  S1,059.56 delinquent 12/10/96)
     Second Installment: $10,595.56 (OPEN)
     Penalty:  $1,069.56 (DELINQUENT 04/10/97)
     Exemption:     None Shown
     Code Area:     26~36
     Assessment No.:     427-254-04

     B. The lien of supplemental taxes, if any, assessed pursuant to the provisions of Chapter 3.5 (Commencing with Section 75) of the Revenue and Taxation Code of the State of California.

     C. A pending assessment for the District shown below. When Notice of the assessment is recorded with the County Recorder the assessment shall become a lien on said land.

           District: Proposed boundaries-facilities Dist. 89-1
           Recorded: October 30, 1989 as Instrument No. 89-581708, of Official Records

     1. A perpetual air or flight easement, sometimes referred to as aviation rights, in and to all the air space above those portions of particular planes or imaginary surfaces that overlie said land for use by aircraft, present or future, from or to the Orange County Airport, said easements and rights being more particularly described and defined in and granted to the County of Orange by deed recorded March 17, 1964 in Book 6965,
Page 721, Official Records, upon the terms, covenants and conditions therein. The planes above which said easement lies are more particularly described in said deed and shown on a map therein referred to.

     2. Covenants, conditions and restrictions (deleting therefrom any restrictions indicating any preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status or national origin) as set forth in the document. Recorded: in Book 7529, Page 600, Official Records

SCHEDULE B


The foregoing Basic Lease Information is incorporated in ant made a part of the Lease to winch it is attached. If there is any convict between the Basic Lease Information and the Lease, the Lease shall control.


Landlord:


A: (I: By Its Tenant: TYCOM CORPORATION a Delaware Corporation

By Its

EXHIBIT E


rid


Date:

Landlord: To be provided

Tenant: TYCOM Corporation, a Delaware Corporation

Premises (section 1.1): Address: 17862 Fitch, City of Irvine, County of Orange, State of California

it.                    ,1996

Term (section 2.1); Eleven (11) years plus the partial month between the Commencement Date and the last day of the calendar month during which the Commencement Date occurs.

Commencement Date (section 2.1):

Expiration Date (section 2.1):

Initial Base Rent (section 3.1(a)): S37,302.75 per month.

Use (section 6.1): For office, warehousing, light manufacturing, storage, shipping, conference center.

Liability Insurance (section 10.3): S5,000,000.

Landlord's Address for Notice (section 23.1): to be provided

Landlord's Address for Payment of Rent (Article 3): 2878 Camino de Rio South, Suite 260, San Diego, CA 92108, Attn.: Controller.

Option to Extend (Article 25 ): One five year option to extent at fair market rental.

COMMERCIAL LEASE - NET
(Single Tenant Building)
Basic Lease information

Security Deposit (section 3.5): S37,302.75.

Tenant's Address (section 23.1): 17862 Fitch, Irvine, California
Exhibits and Addenda (section 24.3): Exhibit A - Legal Description

FILE NO. 60483-DB

Said covenants, conditions and restrictions provide that a violation thereof shall not defeat the lien of any mortgage or deed of trust made in good faith and for value.

Modification(s) of said covenants, conditions and restrictions
Recorded: March 2, 1990 as Instrument No. 9~112441, Official Records

Modification(s) of said covenants, conditions and restrictions
Recorded: October s, 1990 as Instrument No. 9~535152, Official Records

An easement for the purpose shown below and rights incidental thereto as set forth in a document
     Granted to:    Southern California Edison Company
     Purpose:       Electric lines, consisting of wood and/or metal poles,
                    guy wires and anchors, corsairs, wires and other fixtures
                    and appliances and communication circuits with necessary
                    appurtenances, both overhead and underground
    Recorded:       February 9, 1973 in Book 10550, Page 393, Official Records
    Described:      as follows:

A strip of land 15 feet wide lying within that portion of Parcel 42 adjacent to Red Hill Avenue, as delineated on a map filed in Book 97, Pages 1 to 5 inclusive.

     4. Covenants, conditions and reservations (delving therefrom any reservations indicating any preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status or national origin) as set forth in the document.
Recorded: March 11, 1977 in Book 12101, Page 526, Official Records

Said covenants, conditions and restrictions provide the a violation thereof shall not defeat the lien of any mortgage or deed of trust made in good faith and for value.

     5. The fan that the ownership of said land does not include rights of access to or from the street or highway abutting said land, such rights having been relinquished by the map of said tract.
Affects: Red Hill Avenue, except at signal intersections

Said land however, abuts upon a public thoroughfare ocher than referred to above over which rights of vehicular ingress and egress have not been relinquished.

FILE NO. 60483-DB

6. An easement the purposes shown below and rights incidental thereto as shown or as offered for dedication on the recorded map shown below.
     Map of:   Said Map
     Purpose:  Public utilities
     Affects:  A strip of land, 3.00 feet wide, lying within said land and adjacent to ditch, as delineated on a map filed in Book 97,
               Pages 1 to 5 inclusive of Parcel Maps
7. An easement for the purpose shown below and rights incidental thereto as set forth in a document
     Granted to:    Southern California Edison Company
     Purpose:  Wires, underground conduits, cables, vaults, manholes,, and including above-ground enclosures, markers and concrete pads and other appurtenant futures and equipment
     Recorded: June 12, 1978 in Book 12712, Page 1101, Official Records
     Affects:  The Northwesterly 6 feet of said land

8. Covenants, conditions and restrictions (deleting therefrom any restrictions indicating any preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status or national origin) as set forth in the document.
Recorded: October 31, 1978 in Book 12903, Page 618, Official Records

Said covenants, conditions and restrictions provide that a violation thereof shall not defeat the lien of any mortgage or deed of trust made in good faith and for value.

     9. An easement for the purpose shown below and rights incidental thereto as set forth in a document
     Granted to:    Southern California Edison Company
     Purpose: Underground electrical supply systems and communication systems
     Recorded: August 28, 1979 in Book 13288, Page 1182, Official Records
     Affects:  The Northerly 150 feat of the Easterly 6 feet of salt land


Also a strip of lent 8 feet in width, lying within said Parcel 42; the centerline of said strip of land being described as follows:

Beginning at a point on the Easterly line of said parcel, distant thereon South
18. 37' 30" Ease 146 feet from the most Northerly corner of said parcel; thence South 71. 22' 30~ Vest 18 feet.

FILE NO. 60483-DB

10. A Consent under Conditions to Grant Deed and Clarification under Declaration of Restrictions made as of November 6, 1990 by The Irvine Company, a Michigan corporation, recorded November 13, 1990 as Instrument No. 9-596217, Official Records.

11. Any easements not disclosed by those public records which impart constructive notice and which are not visible and apparent from an inspection of the surface of said land.

12. Water rights, claims or title to water, whether or not shown by the public records.

13. Matters which may be disclosed by an inspection or by a survey of said land that is satisfactory to this Company, or by inquiry of the parties in possession thereof.


14.  A claim of mechanic's lien
Amount:    $25,107.63
Claimant:   Wakers Wholesale
Recorded:  October 18, 1996 as Instrument NO. 19960530223, Official Records

                         END OF SCHEDULE B

FILE NO. 60483-DB

SCHEDULE C

THE LAND REFERRED TO IN THIS REPORT IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, AND IS DESCRIBED AS FOLLOWS:

Parcel 42, in the city of Irvine, County of Orange, State of California, as shown on a Parcel Map filet in Book 97, Pages 1 to 5 inclusive of Parcel Maps, in the office of the County Recorder of said County.

EXCEPT all oil, oil rights, minerals, mineral rights and other hydrocarbons by whatsoever name known that may be within or under the parcel of land hereinabove described, together with the perpetual right of drilling, mining, exploring and operating therefor and storing in and removing the same from said land or any other land, including the right to whipstock or directionally drill and mine from lands other than those hereinabove described oil or gas wells, tunnels and shafts into, through or across the subsurface of the land hereinabove described and to bottom such whipstocked or directionally drilled wells, tunnels and shafts under and beneath or beyond the exterior limits thereof, and to redrill, retunnel, equip, maintain, repair, deepen and operate any such wells, or mines, without, however, the right to drill, mine, store, explore and operate through the surface or the upper five hundred (s00) feet of the subsurface of the land hereinabove described, as reserved by The Irvine Company, a Michigan corporation, in deed recorded October 14, 1977 in Book 12415, Page 997, Official Records.


ALSO EXCEPT any and all water rights or interest in water rights and any and all geothermal rights or interests in geothermal rights, no matter how acquired in connection with or with respect to said land, whether such water rights shall be riparian, overlying, appropriative percolating, prescriptive or contractual, together with full right and power, among others, to transfer or assign to others or to use or utilize on any other property; owned or leased by the grantor; provided, however, that the exception ant reservation made herein shall not have any right to enter upon the surface of the property described herein the exercise of such rights, as reserved in deed from Title Insurance and Trust Company, a Trustee under Trust No. IR-192300 2, recorded October 31, 1978 in Book 12903, Page 618, Official Records.


DB/oc

Am:

FILE NO. 60483-DB

REQUIREMENTS

Note No. 1: We will require a statement of information from the parties named below in order to complete this report, based on the effect of documents, proceedings, liens, decrees, or other matters which do not specifically describe said land, but which, if any do exist, affect the title or impose liens or encumbrances thereon.

Parties: All Parties

(Note: The statement of information is necessary to complete the search and examination of title under this order. Any title search includes matters that are indexed by name only, ant having a completed statement of information assists the Company in the elimination of certain matters which appear to involve the parties but in fact affect another party with the same or similar name. Be assured that the statement of information is essential and will be kept strictly confidential to this file.)

Note No. 2: Before issuing its policy of title insurance, this Company will require evidence, satisfactory to the Company, that TYCOM CORPORATION, A DELAWARE CORPORATION.

(a) is validly formed on the date when documents in this transaction are to be signed; and

(b) is in good standing and authorized to do business in the state or country where the said corporation was formed.

Note No. 3: This Company is requiring that the attached "Owners Declaration" be completed by the owner of the estate described or referred to in the vesting herein, immediately Prior to the close of this transaction and returned for approval

The purpose of the declaration is to provide this Company with certain information that cannot necessarily be ascertained by making a physical inspection of the land.

Please contact us in the event you require assistance in completing said Declaration.

FILE NO. 60483-DB


OWNER'S DECLARATION

     1. Declarant has requested FIDELITY NATIONAL TITLE INSURANCE COMPANY Policy(s) of Title Insurance, Binder(s), or Commitment(s), Preliminary Report(s), Guarantee(s), or Endorsement(s), insuring an interest in or title to real property described in Exhibit "A" attached thereto (hereinafter referred to as "said property") without exception to or providing certain affirmative insurance against unrecorded matters.

     2. Declarant knows of no leases, defects, liens, encumbrances, adverse claims, or other matters affecting said property other than as shown on the Preliminary Report or Commitment bearing the above-referenced order number, prepared by FIDELITY NATIONAL TITLE INSURANCE COMPANY.

     3. Declarant hereby affirms that there is no one in possession or entitled to possession of said property other than the vestee shown in said Preliminary Report except:

     4. Declarant hereby affirms that there are no liens or rights to liens upon said property for labor, services, materials, appliances, equipment, teams, or power furnished or to be furnished to the work of improvement which are imposed by law and not shown by the public records, whether done by an owner, Lessee, Sub-Lessee or tenant and which has been completed within the last year or which is now in progress.

This Declaration is made to induce FIDELITY NATIONAL TITLE INSURANCE COMPANY to issue its Policy(s) of Title Insurance with respect to the above-referenced order number.

DECLARANT

ADDRESS
DECLARANT

ADDRESS


     Executed under penalty of perjury on the     day of, 19-

FILE NO. 60483-DB


                                   ** NOTES:**


Note No. 1: There are no conveyances affecting said land recorded within six (6) months of the date of this report.

Note No. 2: If you are aware of any improvements whatsoever that have been recently completed, that are going on or contemplated prior to closing, this office must be informed of these facts immediately so that your transaction is not delayed.

"NOTE: Section 12413.1, California Insurance Code, commonly known a Assembly Bill 512, became effective January 1, 1990. This legislation deals with the disbursement of funds deposited with any title entity acting in an escrow of subescrow capacity. The law requires that all funds be deposited and collected by the title entity's escrow and/or subescrow account prior to disbursement of any funds. Some methods of funding may subject funds to a holding period which must expire before any funds may be disbursed. In order to avoid any such delays, all fundings should be done through wire transfer, certified check or checks drawn on California Financial institutions.

"NOTE: California State Senate Bill Number 2319, effective January 1, 1991, requires that the Buyer in all sales of California real estate, wherein the seller shows an out of state address, withhold 3 1/3% of the total sales price as California State Income Tax, subject to the various provisions of the law as therein contained.

                             WIRE INSTRUCTIONS
               FIDELITY NATIONAL TITLE INSURANCE COMPANY
                  COMMERCIAL/INDUSTRIAL DEPARTMENT

Senate Bill 1550, which became effective January 1, 1985, requiring the title companies to disburse on collected funds has raised many questions. The following information is provided to assist our customers with this law:

The fastest method for receiving collected funds is by wire transfer of funds credited to your account. The following instructions should be used when funds are being wired to our bank:

     A)   Wire funds through the Federal Reserve Bank to:

             First Bank & Trust
             2400 Michelson Drive
             Irvine,  CA  92715
             ABA # 081009428

     B)   Credit to the account of Fidelity National Title

Account Number              6400 931016

For Further Credit        Title Order No.:

By Order of

Special Instructions Title Officer:

time or both, will become such a default. Tenant has not delivered to Landlord any notice of default with respect to the Landlord's obligations under the Lease.

7. Tenant is not an affiliate of Landlord.

8. Tenant is in actual possession of the entire Leased Premises and, to the best knowledge of Tenant, is not in any respect in default under any of the terms ant conditions of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default. Tenant has not received from Landlord any notice of default with respect to Tenant's obligations under the Lease.

9. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the Leash nor subleased any of the Leased Premises, nor permitted any person or entity to use the Leased Premises, except as otherwise indicated on Schedule A annexed hereto.

1O. Except as expressly provided in the Lease, Tenant

(i) does not have any right to renew or extend the term of the Lease,

(ii) does not have any right to cancel or surrender the Lease prior to the expiration of the term of the Lease,

(iii) does not have any option or rights of first refusal or first offer to purchase or lease all or any part of the Leased Premises or the real property of which the Leased Premises are a part,

(iv) does not have any right, title or interest with respect to the Leased Premises other than as lessee under the Lease, and

(v) does not have any right to relocate into other property owned by Landlord or any of Landlord's affiliates.

11. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

12. If Tenant Is required to provide insurance coverage under the I mice, Tenant has not given or received written notice that Tenant insurance coverage will be canceled or will not be renewed.

13. The individual executing this Tenant Estoppel Certificate on behalf of Tenant represents and warrants that has the power and the authority to execute this Tenant Estoppel Certificate on behalf of Tenant.

14. Lender [Purchaser] has advised Tenant that Lender [Purchaser] will rely upon the truth of this certification in making the Loan to Landlord [Purchaser]. This Tenant Estoppel Certificate shall inure to the benefit of Landlord and Lender [Purchaser] ant their respective nominees, successors, assigns, participants and designees and shall be binding upon Tenant and its successors and assigns.


     Dated this     day of       , 199

Tenant


Its:

TYCOM CORPORATION, a Delaware
Corporation

                                     LEASE

THIS LEASE, made as of the date specified in the Basic Lease Information, by and between the landlord specified in the Basic Lease Information ("Landlord"), and the tenant specified in the Basic Lease Information ("Tenant"),


                                  ARTICLE 1

                                  Premises

1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the covenants hereinafter set forth, to all of which Landlord and Tenant hereby agree, the building specified in the Basic Lease Information (the "Premises") containing sixty three thousand two hundred twenty-five (63,225) square feet of space, which includes the lath and which the Premises are located and the improvements thereon.

                                  ARTICLE 2

                                    Term

2.1 The term of this Lease shall be eleven (11) years commencing on the Closing Date as specified in that certain Purchase Agreement between Tenant and Brutten/Reynolds/Shidler Investment Corporation dated August 12, 1996 (the "Commencement Date") and, unless sooner terminated as hereinafter provided, shall end on the day prior to the eleventh anniversary of the Commencement
Date (the "Expiration Date"). Within thirty (30) days after the determination of the Commencement Date, Landlord and Tenant shall execute a memorandum acknowledging the Commencement Date ant the Expiration Date.

2.2 If the Commencement Date is not the first day of a calendar month, Tenant shall pay to Landlord, as additional rent, the Base Rent payable under section 3.1, calculated on a per diem basis, for the period from the Commencement Date until the first day of the next full calendar month. Tenant shall pay the Base Rent in respect of such period to Landlord on the Commencement Date.

2.3 Tenant shall accept the Premises "as is" on the Commencement Date. Landlord shall have no obligation to constrict or install any improvements in the Premises. Tenant acknowledges that, prior to the Commencement Date, Tenant occupied the Premises. Tenant's possession of the Premises shall constitute Tenant's acknowledgment that the Premises are h all respects in the condition in which Landlord is required to deliver the Premises to Tenant under this Lease and that Tenant has examined the Premises and is fully informed to Tenant's satisfaction of the physical and environmental condition and the utility of the Premises. Tenant acknowledges that Landlord, its agents and employees and other persons acting on behalf of Landlord have made no representation or warranty of any kind in connection with any matter relating to the physical or environmental condition, value, fitness, use or zoning of the Premises upon which Tenant has relied directly or indirectly for any amount.

                                    ARTICLE 3

                                      Rent
                                      -1-

3.1 Tenant shall pay to Landlord the following amounts as rent for the Premises:

(a) During the period between the Commencement Date ant the last day of the twelfth full calendar month thereafter, Tenant shall pay to Landlord, as base monthly rent, the amount of monthly rent specified in the Basic Lease Information (the Base Rent"); provided that Tenant shall not be obligated to pay Base Rent for the first four (4) months of the Lease Term. Commencing on the first day of the thirteenth full calendar month after the Commencement Date, and on each anniversary of that date thereafter (including during all renewal terms if any), the Base Rent shall be increased every one (1) year on the anniversary of the Commencement Date, either (I) in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers (all items for the Los Angeles-Long Beach statistical area on the basis of 1982-84=100) (the "Index"), as provided in Section 3.1(b).

(b) The Base Rent shall be increased at the times specified in Subsection 3. l(a) above, in proportion to the increase in the Index which has occurred between the month which is three months prior to the first month of the Term`, or the previous adjustment date, as applicable, and the month which is three months prior to the month in which the rent is to be increased. Landlord shall notify Tenant of each increase by delivering a written statement setting forth the Index for the month which is three months prior to the first month of the Term, the index for the month which is three months prior to the month in which the Base Rent is to be increased, the percentage increase between those two indices, and the new amount of the Base Rent. In no event shall any increase in Base Monthly Rent under this paragraph 3.1(a) be more than seven percent (7X) or less than three percent (3%) of the amount of the Base Rent payable during the immediately preceding twelve (12) months of the Term. Tenant shall pay the new Base Rent from its effective date until the next periodic increase. Landlord's notice may be given after the elective date of the increase since the Index for the appropriate month may be unavailable on the effective date. In such event, Tenant shall pay Landlord the necessary rental adjustment for the months elapsed between the effective date of the increase and Landlord's notice of such increase within ten days after Landlord's notice. If the combat or components of the Index are materially changed after the Commencement Date of Lease, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Date of Lease. Landlord shall notify Tenant of the substituted index, which shall be used to calculate the increase in the Base Rent. In making such calculations, no effect shall be given to existing rent concessions or abatements (if any).

(c) Throughout the term of this Lease, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated "additional rent.. As used in this Lease, "rent" shall mean and include all Base Rent and additional rent payable - by Tenant in accordance with this Lease.

3.2 It is the intention of Landlord and Tenant that the Base Rent payable by Tenant to Landlord during the entire term of this Lease shall be absolutely net of all costs and expenses incurred in connection with the management, operation, maintenance, repair and replacement of the Premises in accordance with this Lease. Landlord shall have no obligations or inability's whatsoever with respect to the management, operation maintenance, repair or replacement of the Premises during the term of this Lease, ant Tenant shall manage, operate, maintain, repair and replace the Premises in accordance with this Lease and shall pay all costs and expenses incurred in connection therewith before such costs or expenses become delinquent. Without limiting the generalist of the foregoing, throughout the entire term of this Lease, Tenant shall pay, as additional rent, all premiums for all property and liability insurance covering the Premises carried by Tenant, all Property Taxes (as defined in section 4.1) and all Other Taxes (as defined in section 5.1 ) that accrue during or are allocable to the term this Lease.

3.3 Tenant shall pay all Base Rent to Landlord, in advance; on or before the first day of each and every calendar month during the term of this Lease. Tenant shall pay all additional rent upon demand. Tenant shall pay all rent to Landlord without notice, demand, deduction or offset, in lawful money of the United States of America, at the address of landlord specified in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to tone designate in writing.

3.4 Tenant acknowledges that the late payment by Tenant of any Base Rent or additional rent (including the items described in section 3.2) will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. Such costs and expenses will include administration and collection costs and processing and accounting expenses. Therefore, if any Base Rent or additional rent is not received by Landlord within five (5) days after it is due, Tenant shall immediately pay to Landlord a late charge equal to one and one-half percent (1 1/2%) of such delinquent amount. Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses arid is fair compensation to Landlord for the loss suffered by Tenant's failure to make timely payment. In no event shall such late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or enforcing any remedy available to Landlord upon Tenant's failure to pay all rent due under this Lease in a timely fashion including the right to terminate this Lease. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the date delinquent until paid at the rate often percent (10%) per annum but in no event in excess of the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from theusury law at such delinquency date.

3.5 Tenant has deposited with Landlord the sum of Thirty Seven Thousand Three Hundred Two and 75/100 t$37.302.75). as the security deposit ("Security Deposit". The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms. covenants and conditions of this Lease to be kept and performed by Tenant during the Term. If Tenant defaults with respect to any provision of this Lease. including. but not limited to. the provisions relating to the Payment of rentals or the condition of the Premises upon the termination of the Lease. Landlord may (but shall not be required to use. apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default. or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default. or to compensate Landlord for any other loss or damage hat Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied. Tenant shall. within five (5) days after written demand therefor. deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds. and Tenant shall not be entitled to interest on the Security Deposit. Landlord is not a trustee of the Security Deposit and may use it in ordinary business. transfer it or assign it. or use it in any combination of such ways. If Tenant fully and faithfully performs every provision of this Lease to be performed by it. the remaining Portion of the Security Deposit shall be returned to Tenant (or. at Landlord's option. to the last assignee of Tenant's interest hereunder) within two (21 weeks After the termination of the Lease and Tenant's vacation of the Premises: provided. however. if any portion of the Security Deposit is to be applied to repair damage to the Premises caused by Tenant or Tenant's agents. contractors or assigns or to clean the Premises. then the balance of the Security Deposit shall be resumed to Tenant (or. at Landlord's option. to the last assignee of Tenant's interest hereunder) no later than thirty (30) days from the date when Landlord receives possession of the Premises. Tenant shall not transfer or encumber the Security Deposit. nor shall Landlord be bound by attempt to do so. If Landlord's interest in this Lease is terminated. Landlord may transfer the Security Deposit to Landlord's successor in interest. and upon such transfer Landlord shall be released from any liability to Tenant with respect to the Security Deposit. and Tenant shall look only to the transferee for any return of the Security Deposit to which Tenant may be entitled.

                                      ARTICLE 4
                                   Property Taxes

4.1 "Property Taxes" shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assesses, charged, confined or imposed by any public or government authority on or against, or otherwise with respect to, the Premises or any part thereof or any personal property used in connection with the Premises. Property Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes.

                                     ARTICLE 5

                                    Other Taxes

5.1 Other Taxes" shall mean all taxes, assessments, excises, levies, owner's association dues or similar charges, fees and charges, including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the Premises, (b) the cost or value of Tenant's equipment, furniture, pictures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (c) any rent payable under this Lease, including any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent, (d) the possession, leasing, operation, management, maintenance, alteration, repair, replacement, use or occupancy by Tenant of the Premises, or (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Other Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Other Taxes.

                                      ARTICLE 6

                                        Use

6.1 The Premises shall be used only for the purpose specified in the Basic Lease Information and no other purpose without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, Landlord's withholding of consent shall be conclusively presumed reasonable if the proposed use would materially increase the wear and tear on or the risk of damage to the Premises above levels or aisles resulting from Tenant's use as of the date of this Lease or the proposed use is for an illegal, immoral or disreputable purpose. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any insurance policy for the Premises, or will in any cause a cancellation or reduction of any insurance for the Premises. Tenant shall not do or permit anything to be done in, on or about the Premises which will in any way obstruct or interfere with the rights of Landlord. Tenant shall not maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises.

                                  ARTICLE 7

                                  Services

7.1 Tenant shall, at Tenant's sole cost and expense, supply the Premises with electricity, heating, ventilating and air conditioning, water, natural gas, lighting replacement for all lights, restroom supplies, telephone service, window washing, security service, janitor, scavenger and disposal services, and such other services as Tenant determines to furnish In the Premises. Landlord shall not be in default hereunder or be liable for any damage or loss directly or indirectly resulting from, nor shall the rent be abated or a constructive or other eviction be teemed to have occurred by reason of, the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, any failure to furnish or delay in furnishing any such services, whether such failure or delay is caused by accident or any condition beyond the control of Landlord or Tenant or by the making of repairs or improvements to the Premises, or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any form of energy serving the Premises, whether such results from mandatory governmental restriction or voluntary compliance with governmental guidelines. Tenant shall pay the full cost of all of the foregoing services as additional rent.

                                      ARTICLE 8

                    Maintenance and Repairs: Capital Improvements

8.1 Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, maintain, repair and replace the Premises and every part thereof and all grounds, landscaping, parking areas, lighting, roof, walls, floors, foundations, signs, heating, ventilating and air conditioning, mechanical, electrical, plumbing, sprinkler ant life safety systems, equipment, fixtures, alterations, additions and improvements therein or thereon and keep all of the foregoing clean and in good order and operating condition (including painting the exterior of the Premises as open as reasonably needed to keep such exterior in a good, well painted condition, cleaning interior and exterior doors, windows and glass, and repairing and replacing any exterior windows and glass that is broken, cracked or damaged). Tenant shall engage a duly licensed independent contractor to perform all maintenance and repair services on all heating, ventilating and air conditioning, mechanical, electrical, plumbing, sprinkler and life safety systems and equipment in the Premises that is to be performed by Tenant in accordance with this section 8.1. Landlord and its consultants or contractors shall have the right to inspect the Premises to determine Tenant's compliance with this section 8.1, and Tenant shaft promptly complete any work required by Landlord or its consultants or contractors as a result of any such inspection pursuant to the terms of this Lease. Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereafter vacate the Premises. Subject to section 9.3, Tenant shall, at the end of the term of this Lease, surrender to Landlord the' Premises and all alterations, Guidons, fixtures and improvements therein or thereto in the same condition as when received, ordinary wear and tear and damage thereto by fire or other casualty excepted. Notwithstanding anything in the foregoing to the contrary, Tenant shall only be obligated to pay a prorate portion of any capital improvements (including replacements of capital items) determined by dividing the number of years remaining in the term of the Lease at the date of the improvement (or replacement) by the number of years of useful life of such improvement (or replacement). In making the calculation required by the preceding sentence, the term of any unexplored options to extend the Lease contained herein shall not be included, provided that upon Tenant validly exercising any such options, said calculation shall be remade including the term of such validly exercised options and Tenant shall pay Landlord immediately upon demand any sums owing to Landlord as a result of such recalculation.

                                      ARTICLE 9

                                    Alterations

9.1 Except of the improvements currently being made by Tenant at the Premises, which have been approved by Landlord, Tenant shall not make any alterations, additions or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto, without Landlord's prior written consent. Notwithstanding the preceding sentence, Tenant may make such alterations, additions or improvements without Landlord's consent only if the total cost of such alterations, additions or improvements in any twelve (12) month period does not exceed seventy five thousand dollars (S75,000) and such alterations, additions or improvements will not affect in any way the structural, exterior or roof elements of the Premises or mechanical, electrical, plumbing, utility or life safety systems of the Premises, but Tenant shall give prior written notice of any such alterations, additions or improvements to Landlord. In no event shall Tenant be permitted to install underground storage tanks or fuel systems on the Premises. Landlord's refusal to consent to the installation of an underground tank or fuel system shall be conclusively presumed to be reasonable. All alterations, additions and improvements in or to the Premises to which Landlord's consent is required shall be made by Tenant at Tenant's sole cost and expense as follows:

(a) Tenant shall submit to Landlord, for Landlord's written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by the licensed architect(s) and engineer(s), shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not adversely affect the structural elements of the Premises, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Premises, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion.

(b) Landlord shall notify Tenant promptly in writing whether Landlord approves or disapproves such plans and specifications and, if Landlord disapproves such plans and specifications, Landlord shall describe the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for Landlord's prior written approval. Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications.

(c) All changes in the plans and specifications approved by Landlord shall be subject to Landlord's prior written approval. If Tenant wishes to make any such change in such approved plans and specifications, Tenant shall have such architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord's written approval. Landlord shall notify Tenant in writing promptly whether Landlord approves or disapproves such change and, if Landlord disapproves such change, Landlord shall describe the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for such change for Landlord's Striven approval. After Landlord's written approval of such change, such change shall become part of the plans and specifications approved by Landlord.

(d) Tenant shall obtain and comply with all building permits and other governmental permits and approvals required in connection with the work. Tenant shall, through Tenant's licensed contractor, perform the work substantially in accordance with (i) the plans ant specifications approved in writing by Landlord, (ii) the permits obtained by Tenant, and (iii) all applicable codes, laws, ordinances, rules and regulations. Tenant shall pay, as additional rent, the entire cost of all work (including the cost of all utilities, permits, fees, taxes, and property and Liability insurance premiums in connection therewith) required to make the alterations, additions and improvements. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work.

(e) Tenant shall give written notice to Landlord of the date on which construction of any work u ill be commenced at least ten (10) days prior to such date. Tenant shall keep the Premises free from mechanics, materialmen's and all other liens arising out of any work performed, labor supplied, materials. furnished or other obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord and the Premises from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.

9.2 All alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or to the Premises by Landlord or Tenant, shall become part of the Premises and Landlord's property excluding, however, underground tanks which shall remain the property of Tenant and shall be registered in the name of Tenant so long as this Lease remains in effect. Upon termination of this Lease, Landlord shall have the right, at Landlord's option, by giving written notice to Tenant at any time before or within ten (10) days after such termination, to retain all such alterations, additions, fixtures and improvements in the Premises without compensation to Tenant, or to require Tenant to remove all such alterations, additions, fixtures and improvements from the Premises, repair all damage caused by any such removal, and restore the Premises to the condition in which the Premises existed before such alterations, additions, fixtures and improvements were made; provided that Tenant shall not be required to remove any alterations, additions, fixtures or improvements that Landlord has agreed, at the time such items were installed in the Premises, may remain in the Premises. All movable furniture, equipment, trade fixtures and other personal property shall remain the property of Tenant. Upon termination of this Lease, Tenant shall, at Tenant's expense, remove all such movable furniture, equipment, trade closures other personal property from the Premises and repair all damage caused by any such removal. Termination of this Lease shall not affect the obligations of Tenant pursuant to this section 9.2 to be performed after such termination.

                                    ARTICLE 10

                                    Insurance

10.1 Landlord shall not be liable to Tenant for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the

     Premises arising at any time and from any cause whatsoever, except to the extent caused by the active negligence or willful misconduct of Landlord. Tenant waives all claims against Landlord arising from any liability described in this section 10.1, except to the extent caused by the active negligence or willful misconduct of Landlord.

     10.2 Tenant shall indemnify defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorney's' fees and disbursements, arising from or related to any use or occupancy of the Premises, or any default in the performance of Tenant's obligations, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof or any part of the building or the land containing the Premises arising at any time and from any cause whatsoever (except to the extent caused by the active negligence or willful misconduct of Landlord) or occurring outside the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This section 10.2 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

     10.3 Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force comprehensive general liability insurance, including contractual liability (specifically covering this Lease), and premises operations, all on an "occurrence" policy Bonn, with a minimum combined single limit in the amount specified in the Basic Lease Information per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises, such insurance shall name the Landlord and any other parties designated by Landlord as additional insured. Tenant shall, at Tenant's sole cost and expense, be responsible for insuring Tenant's furniture, equipment, fixtures, computers, office machines and personal property.

     10.4 Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force worker's compensation and employer's liability insurance in all states in which the Premises and any other operations of the Tenant are located and any other state in which the Tenant or its contractors or subcontractors may be subject to any statutory or other liability arising in any manner whatsoever out of the actual or alleged employment of others. The total limits of the employer's liability coverage required hereunder shall not be less than the amounts specified in section 10.3.

     10.5 Tenant shall, at all times tuning the term of this Lease, at such party's sole cost and expense, obtain and keep in force (a) insurance against loss or damage to the Premises by fire and all other risks of physical loss covered by insurance of the type now known as "special form," in an amount not less than. the full replacement cost of the Premises (without seduction for depreciation), including the cost of debris removal and such endorsements as Landlord may reasonably require, and containing the Replacement Cost Endorsement"; (b) boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, ventilation and air conditioning equipment, and elevator and escalator equipment, provided the Premises contain equipment of such nature and against loss of occupancy or use arising from any of any such items, in such amounts as Landlord may determine; and (e) plate glass Insurance in such amount as Landlord may reasonably determine if the Premises contain plate glass.

     10.6 All insurance required to be maintained by Tenant under this Article 10 and all renewals thereof shall be issued by good and responsible companies qualified to do and doing business in the state where the Premises are located and having a rating in Best's Insurance Guide of at least A-XI. All deductible amounts under each such insurance policy shall be subject to

Landlord's prior written approval. Each policy to be maintained by Tenant shall expressly provide that the policy shall not be canceled or the policy limit or conditions reduced without thirty (30) says' prior written notice to Landlord. All insurance under this Article 10 to be maintained by Tenant, excluding workers compensation and employer's liability insurance shall name Landlord and any other parties designated by Landlord as an additional insured, shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an additional insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. Upon the issuance of each such policy to be maintained by Tenant, Tenant shall deliver each such policy or a certified copy ant a certificate thereafter landlord for retention by Landlord. If Tenant fails to insure or fails to furnish to Landlord upon notice to do so any policy to be maintained by Tenant or certified copy and certificate thereof as required, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as additional rent on demand. Tenant shall pay to Landlord, immediately upon demand all costs incurred by Landlord as a result of Tenant's failure to obtain and maintain in effect the policies of insurance required under this Article 10.

10.7 Tenant waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter earned by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer Bright otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation and employers liability insurance) now or hereafter carried by Landlord insuring or covering the Premises or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall, prior to or immediately after the date of this Lease, procure from each of the insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of Tenant against Landlord as required by this section 10.6.

                                 ARTICLE 11

                     Compliance With Legal Requirements

11.1 Tenant shall, at Tenant's sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with all requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with all directions and certificates of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any to or are required by the condition, use or occupancy of the Premises or the operation, use or maintenance of any personal property, figures, machinery, equipment or improvements in the Premises.

                                 ARTICLE 12

                         Assignment or Sublease

12.1 Tenant shall not, directly or indirectly, without the prior written consent of Landlord (which consent shall not be unreasonably withheld), assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person or entity other than Tenant; provided, however, Landlord's withholding of consent shall be conclusively presumed reasonable if: (a) the financial condition of the proposed transferee is not suitable to perform the obligations being assumed by it hereunder; or (b) the proposed use of the Premises (i) is not permitted hereunder or under any legal and other requirements described in Article 11, or
(ii) would materially increase the wear and tear on or the risk of damage to the Premises above levels or risks resulting from Tenant's use as of the date of this Lease, or (iii) is for any illegal, immoral or disreputable purpose. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord. Any of the foregoing acts without such prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease. Tenant agrees that the instrument by which any assignment or sublease to which Landlord consents is accomplished shall expressly provide that the assignee or subtenant will perform all of the covenants to be performed by Tenant under this Lease (in the case of a sublease, only insofar as such covenants relate to the portion of the Premises subject to such sublease) as and when performance is due after the effective date of the assignment or sublease and that Landlord will have the right to enforce such covenants directly against such assignee or subtenant. Any purported assignment or sublease without an instrument containing the foregoing provisions shall be void. Tenant shall in all cases remain liable for the performance by any assignee or subtenant of all such covenants.

12.2 If Landlord consents in writing, Tenant may complete the intended assignment or sublease subject to the following covenants: (a) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease, in compliance with section 12.1, has been delivered to Landlord, and (b) no assignee or subtenant shall have a right further to assign or sublease without Landlord's consent.

12.3 No assignment or sublease whatsoever shall release Tenant from Tenant's obligations and liabilities under this Lease or alter the prawns liability of Tenant to pay all rent ant to person all obligations to be paid and performed by Tenant. The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of Ws Lease. Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease. If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or subleases or amendments or modifications to this Lease with assignees, subtenants or successors of Tenant, without notifying Tenant or any successor of Tenant and without obtaining any consent thereto from Tenant or any successor of Tenant, and such action shall not release Tenant from liability under this Lease.

                                     ARTICLE 13

                                Entry by Landlord

     13.1 Landlord shall have the right to enter the Premises during normal business hours and look upon 24 hours notice to Tenant, except in an emergency, to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders or tenants, (c) determine whether Tenant is performing all of Tenant's obligations, (d) perform any obligations of Tenant in accordance with section 14.5, (e) post notices of nonresponsibility, "For sale" and "For lease" signs in and about the Premises, (f) make any repairs to the Premises ant (g) investigate ant perform tests to determine Tenant's compliance with Article 21. Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. If Landlord removes any existing underground tanks ant fueling system from the Premises, Landlord shall have no obligation to replace them or provide alternate tanks or a fueling system. Landlord shall at all times have a key to unlock all such doors and Landlord shall have the right to use any ant all means winch Landlord may teem proper to open such doors in an emergency to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of such means shall not under any circumstances be construed or teemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof, provided, however, Landlord shall minimize any interference with Tenant's operations.


                                  ARTICLE 14

                     Events of Default and Remedies


14.1 The occurrence of any one or more of the following events ("Event of Default") shall constitute a breach of this Lease by Tenant.

(a) Tenant fails to pay any Base Rent within five (5) days after such rent becomes due; or

(b) Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as ant when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no funkier notice, shall be required to establish an Event of Default h the same calendar year, unless Tenant would not know that such payment were due without notice; or

(c) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due ant such failure or breach continues for more than thirty (30) days after Landlord gives written notice thereof to Tenant; provided, however, that if by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of thirty (30) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of thirty (30) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time; or

(d) Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors, relief law of any jurisdiction, Eli) makes an assignment for the benefit omits creditors,) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or TV) takes action for the purpose of any of the Foregoing; or

 (e) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within sixty (60) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (u) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant; or

(f) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within sixty (60) days; or

(g) Tenant abandons the Premises.

14.2 If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from
Tenant:

(a) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

(b) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(c) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(d) All other amounts necessary to compensate Landlord for all the detriment approximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the rate often percent (10%) per annum but not greater than the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the assume law at the time of termination. The "worth at the time of award" of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank located nearest the Premises at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (a), (b) and (c) above, the rent reserved in this Intense shall be deemed to be the total rent payable by Tenant under Articles 3 and 5 hereof.

14.3 Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

14.4 The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

14.5 All agreements and covenants to be performed or observed by Tenant under this Lease shall, except as otherwise expressly provided in this Lease, be at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money to be pan' by Tenant or to perform any other act to be performed by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, ant without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder ant shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the rate often percent (10%) per annum but not greater than the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the date of expenditure. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of rent.

14.6 If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be teemed to be abandoned, at the option of Landlord, ant Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

                              ARTICLE 15

                        Damage or Destruction

15.1 If the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease, Tenant shall repair such damage and restore the Premises to substantially the same or better condition as existed before the occurrence of such fire or other casualty, Tenant shall repair and replace all such movable furniture, equipment, trade fixtures and personal property, and this Lease shall remain in full force and effect. Such repair and replacement by Tenant shall be tone in accordance with
Article 9. In no event shall rent abate. Provided Tenant is not in default under this Lease (and no event has occurred which, with the passage of time, the giving of notice, or both, would constitute a default), ant provided Tenant has
(i) delivered to Landlord plans and specifications ant a budget for such repair and restoration (all of which Landlord shall have approved in its reasonable judgment), and (ii) deposited with Landlord (or with an insurance company, either or escrow company mutually acceptable to Landlord and Tenant) cash (or provided security reasonably satisfactory to Landlord that Tenant will be able to meet its obligation to pay its share of any repair cost as and when the same become due) in the sum equal to the excess, if any, of the total cost set forth in such approved budget over the amount of insurance proceeds received on account of such casualty, then Landlord shall make available to Tenant all insurance proceeds actually received by Landlord on account of such casualty, for application to the costs of such approved repair and restoration. Such insurance proceeds shall be made available to Tenant pursuant to disbursement procedures (i) required by any lender with a lien on the Premises, (ii) required by any insurance company providing such insurance proceeds, provided that the disbursement control procedures of such insurance company are reasonably acceptable to Landlord and Tenant, or (iii) if no disbursement control procedures are required under (i) or (ii), as mutually agreed by Landlord and Tenant.

15.2 If the Premises, or any part thereof, is damaged by fire or other casualty and (a) such fire or other casualty occurs during the last twelve (12) months of the term of this Lease ant the repair and restoration work to be performed by Tenant in accordance with section IS. 1 cannot, as reasonably estimated by Landlord, be completed within two (2) months after the occurrence of such fire or other casualty, or (b) the insurance proceeds received by Landlord and Tenant in respect of such carnage are not adequate to pay the entire cost, as reasonably estimated by Landlord, of the repair and restoration work to be performed by Landlord in accordance with section 15.1 then either Landlord or Tenant shall have the right, by giving written notice to the other within sixty
(60) days After the-occurrence of such fire or other casualty, to terminate this Lease as of the date of such casualty, in which case all insurance proceeds on account of such casualty shall be paid to Landlord. In the event that the Landlord elects to terminate the Lease pursuant to this section 15.2 and Tenant has any unexercised options to extend the term of this Lease pursuant to the terms ant conditions hereof, the Tenant may within fifteen (15) days of the date of Landlord's election to terminate notify Landlord of Tenant's exercise of such option, in which event this Lease shall not terminate and Tenant shall proceed to rebuilt the Premises in accordance with section 15.1.

                                   ARTICLE 16

                                 Eminent Domain

16.1 If a substantial portion of the Premises is taken and the remaining portion of the Premises is not reasonably suitable for Tenant's purposes, or if a portion of the Premises is taken resulting in loss of access to and from the Premises without reasonable substitute access being available, Landlord and Tenant each shall have the right, by giving written notice to the other within thirty (30) days after the date of such taking, to terminate this Lease. If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this section 1 6.1, this Lease shall terminate as of the date of such. If neither Landlord nor Tenant exercises such right to terminate this Lease in accordance with this section 16.1, this Lease shall terminate as to the portion of the Promises so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises not so taken, Tenant shall restore the portion of the Premises not so taken to an integrated architectural unit in accordance with Article 9 and the Base Rent shall be reduces as of the date of such taking in the proportion that the rentable area of the Premises so taken bears to the total rentable area of the Premises. If all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, this Lease shall terminate as of the date of such taking.

16.2 If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth in this section 16.2, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing. Without limiting the generality of the foregoing, Tenant shall have no claim against Landlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Lease or any unexplored term of this Lease. Tenant shall have the right to claim and receive directly from the exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant's sole cost and expense based on the unamortized cost actually paid by Tenant for such improvements, for the taking of Tenant's movable furniture, equipment, bate fixtures ant personal property, for loss of goodwill, for interference with or interruption of Tenant's business, or for removal ant relocation expenses.

16.3 In the event of any talking unless this Lease is terminated as provided in section 16.1, this Lease shall continue In full force ant effect, Tenant shall continue to pay all of the rent and to perform all of the covenants of Tenant in accordance with this Lease and Tenant shall restore the Premises to an integrated architectural unit in accordance with Article 9. Provided Tenant is not in default under this Lease (and no event has occurred which, with the passage of time, the giving of notice, or both, would constitute a default), and provided Tenant has (i) delivered to Landlord plans and specifications and a budget for such repair and restoration (all of which Landlord shall have approved in its reasonable judgment), and (ii) deposited with Landlord cash (or provided security reasonably satisfactory to Landlord that Tenant will be able to meet its obligation to pay its share of any repair cost as and when the same become due) in the sum equal to the excess, if any, of the total cost set forth in such approved budget over the amount of condemnation award proceeds received on account of such taking, then Landlord shall make available to Tenant all condemnation award proceeds actually received by Landlord on account of such taking, for application to the costs of such approved repair ant restoration. Such condemnation award proceeds shall be made available to Tenant pursuant to disbursement procedures (i) required by any lender with a lien on the Premises, or (ii) if there is no lender with a lien on the Premises that requires such disbursement control procedures, as mutually agreed by Landlord and Tenant.

16.4 As used in this Article 16, a "taking" means the acquisition of all or part of the Premises for a public use by exercise of the power of eminent domain (or a sale of any or all of the Premises in lieu, or under threat, thereof ant the taking shall be considered to occur as of the earlier of the date on which possession of the Premises (or part so taken) by the entity exercising the power of eminent domain is authorizer as stated in an order for possession or the date on which title to the Premises (or part so taken) vests in the entity exercising the power of eminent domain.

                                 ARTICLE 17

                       Subordination. Merger and Sale

17.1 This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever, ant any ground lease or master lease of the Premises, which may now exist or hereafter be placed on or against the Premises or on or against Landlord's interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default then exists under this Lease, and Tenant shall attend to the person who acquires Landlord's interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust or to all such ground leases or master leases of the Premises as may reasonably be required by Landlord or Tenant, but Tenant's covenant to subordinate this Lease to mortgages or deeds of trust, or ground leases or master leases, hereafter executed is conditioned upon each such senior montage or teed of trust, or ground lease or master lease, or a separate subordination agreement, containing the commitments specified in the preceding sentence. Without limiting the generality of the foregoing, Tenant agrees to enter into a subordination, nondisturbance an attainment agreement in the form required by the holder of any such mortgage or teed of trust or by any party to any such ground lease or master lease.

17.2 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all subleases or subtenancies.

17.3 If the original Landlord hereunder, or any successor owner of the Premises, sells or conveys the Premises, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shad terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attain to such new owner.

                                   ARTICLE 18

                             Estoppel Certificate

18.1 At any time and from time to time, Tenant shall, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate, in the form attached as Exhibit A, certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, ant stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (d) that Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (e) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Premises or any part thereof.

                                 ARTICLE 19

                                Holding Over

19.1 If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month to month upon the teens herein specified but at a Base Rent equal to the rent previously due under this Lease or such other Base Rent as Landlord and Tenant may agree. If Tenant holds possession of the Premises after expiration of the term of this Lease over Landlord's objection, Tenant shall have no continuing right to occupy the Premises but shall pay for any such period after the expiration of this Lease that Tenant occupies the Premises a Base Rent equal to two hundred percent (200%) of the Base Rent in effect at the expiration of the term of this Lease pursuant to article 3, payable in advance on or before the first day of each month. Such month to month tenancy may be terminated by either Landlord or Tenant by giving thirty (30) days' written notice of termination to the other at any time.

                                   ARTICLE 20

                              Financial Statements

20.1 On or before April 1 of each year, Tenant shall deliver to Landlord Tenant's audited financial statements (Financial Statements") for the fiscal year of Tenant ended on the previous December 31, which Financial Statements shall include an audited consolidated balance sheet of

Tenant and its consolidated subsidiaries as at the end of such fiscal year, a consolidated statement of operations of Tenant and its consolidated subsidiaries for such fiscal year, and a certificate of Tenant's auditor (which shall be a recognized national independent accounting firm) to the effect that such Financial Statements were prepared in accordance with generally accepted accounting principals consistently applied and fairly present the financial condition and operations of Tenant and its consolidated subsidiaries for and as at the end of such fiscal year.

                                      ARTICLE 21

                                  Hazardous Materials

21.1 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, or any pollutant or contaminant, or words of similar import, which is or becomes regulated by any local governmental authority, the state in which the Premises are located, or the United States Government. The term "Hazardous Material" includes, but is not limited to, any material or substance which is, (i) designated as a "hazardous substance" pursuant to section 311 of the Federal Water Pollution Control Act (33 U.S.C.
section 1317), (ii) defined as a "hazardous waste" pursuant to section 1004 of the Pedal Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq. (42 U.S.C. section 6903), (iii) defined as a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. section 9601, et seq.), (iv) asbestos, (v) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), (vi) petroleum products, (vii) polychlorinated biphenyl, (viii) urea formaldehyde, (ix) radon gas, (x) radioactive matter, (xi) medical waste, and
(xii) chemicals which may cause cancer or reproductive toxicity.

21.2 As used herein, the term Environmental Requirements" means all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force relating to protection of human health or the environment, including all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, storage, disposal or releases of Hazardous Materials and all requirements pertaining to the protection of the health and safety of employees or the public.

21.3 Tenant shall not permit or conduct the handling, use, generation, treatment, storage or disposal on, in or about the Premises of any Hazardous Material in violation of any Environmental.

21.4 Tenant shall, within five (5) days after the receipt thereof, give written notice to Landlord of any notice or other communication regarding any (a) actual or alleged violation of Environmental Requirements by Tenant or with respect to the Premises, (b) actual or threatened migration of Hazardous Material from the Premises, or (c) the existence of Hazardous Material in or on the Premises and the uses thereof or regarding any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ or injunction relating to any of the foregoing.

21.5 Tenant shall indemnify, defend (with courted reasonably approved by Landlord) and hold Landlord harmless from and against any and all claims, demands, liabilities, damages, fines, encumbrances, liens, losses, costs ant expenses, including reasonable attorneys' fees ant disbursements, and costs and expenses of investigation ("Claims ") which arise during the Term of this Lease as a result of the breach by Tenant of any of the obligations and covenants set forth in Sections 21.3 and 21.4 above and/or any continuation of the Premises directly or indirectly arising from the activities of Tenant. Tenant shall, to the reasonable satisfaction of
                                    -17-

Landlord, perform all remedial actions necessary to remove any Hazardous Material in or on the Premises on or after the Commencement Date or to remedy actual or threatened migration from the Premises of any Hazardous Material or to remedy any actual or threatened violation of Environmental Requirements, provided such remedial action is required under Environmental Requirements. This section 21.5 shall survive termination of this Lease. Notwithstanding anything contained in this Section 21.5 to the contrary, Tenant (in its capacity as tenant and without limiting or otherwise affecting any liability it may have as seller under the purchase agreement between Landlord and Tenant or as a prior owner of the Premises) shall not be responsible under this section 21.5 for any costs or expenses relating to the remediation or cleanup of Hazardous Materials which (i) were located on, under or about the Property prior to the date of this Lease and were not caused by Tenant, its agents, contractors, assigns, guests or invitees, (ii) migrate onto the Premises during the term of this Lease from an offsite source through no fault or culpability of Tenant, or (iii) are placed or discharged on or about the Property by Landlord or Landlord's employees, contractors, agents and invitees (collectively, "Non-Tenant Conditions").

21.6 If, at any time when the term of this Lease (including any renewal term) would expire but for the teens of this section 21.6, a Hazardous Material exists in, on, about or under the Premises, then the term of this Lease shall automatically be extended and this Lease shall remain in effect until the earlier of (i) the completion of all remedial action required under section 21.5, or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease. During any such extension period, Tenant shall perform all of its obligations under this Lease including payments of all rent due hereunder.

                                   ARTICLE 22

                                     Waiver

22.1 The waiver by Landlord or Tenant of any breach of any covenant in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other covenant in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any covenant in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of acceptance or payment of such rent.


                                     ARTICLE 23

                                       Notices

23.1 All requests, approvals, consents, notices and other communications given by Landlord or Tenant under this Lease shall be properly given if made in writing ant either deposited in the United States mail, postage prepaid, certified with return receipt requested, or delivered by hand (which may be through a messenger or recognized delivery or courier service) and addressed as follows: To Landlord at the address of Landlord specified In the Basic Lease Information. or at such other place as landlord may be on time to time designate in a written notice to Tenant; and to Tenant, before the Commencement Date, at the address of Tenant specified in the Basic Lease Information and After the Commencement Date, at the Premises, or at such other place as Tenant may from time to time designate in a written notice to Landlord. Such requests, approvals, consents, notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed or on the date of delivery if hand delivered.

                                     ARTICLE 24

                                    Miscellaneous

24.1 The words "Landlord" and 'Tenant" as used herein shall include the plural as well as the singular. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising out of or resulting from any failure by Tenant to perform any of its obligations or any breach by Tenant of any of its representations or warranties in accordance with this Lease. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant. Subject to Article 12, this Lease shall benefit and bind Landlord and Tenant and the personal representatives, heirs, successors and assigns of Landlord and Tenant. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. This Lease shall be governed by and construed in accordance with the laws of the state where the Premises are located.

24.2 If there is any legal action or proceeding between Landlord and Tenant to enforce this Lease or to protect or establish any right or remedy under this Lease, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a Judgment in any such action, proceeding or appeal, such costs, expenses and attorneys" fees and disbursements shall be included in and as a part of such judgment.

24.3 The exhibits and addenda, if any, specified in the Basic Lease Information are attached to and made a part of this Lease.

24.4 Tenant warrants and represents to Landlord that Tenant and has not authorized or employed, or acted by implication to authorize or to employ, any real estate broker or salesman to act for Tenant in connection with this Lease.

24.5 Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (a) Tenant is a corporation, duly organized and validly existing under the laws of the State of Delaware, (b) Tenant is qualified to do business h the state where the Premises is located, (c) Tenant has full right, power and authority to eater into this Lease and to perform all of Tenant's obligations hereunder, and (d) each person signing this Lease on behalf of Tenant is duly and validly authorized to do so.

24.6 Landlord and each person executing this Lease on behalf of Landlord represents and warrants to Tenant that (a) Landlord is a corporation, duly organized and validly existing under the laws of the State of California, (b) Landlord is qualified to do business in the state where the Premises is located,
(c) Landlord has full right, power and authority to enter into this Lease and to perform all of Landlord's obligations hereunder, and (d) each person signing this Lease on behalf of Landlord is duly and validly authorized to do so

24.6 There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Premises. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease. This Lease may not be Intended or modified h any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

                              ARTICLE 25

                          Option to Extend

25.1 Landlord grants to Tenant the option to extend the Term (the "Renewal Option") as of the Expiration Date of the initial Term for one period of five
(I) years (the "Renewal Term"). The Renewal Term shall commence immediately following the Expiration Date of the initial Term and shall expire as of midnight on the day prior to the fifth (5th) anniversary of the commencement of the Renewal Term. The Renewal Option shall be exercised, if at all, by notice (the "Renewal Notice") to Landlord at any time prior to nine (9) months prior to the Expiration Date of the initial Term, which notice shall be irrevocable by Tenant. Notwithstanding the foregoing, if an event of default exists under this Lease and all applicable grace periods have expired, either at the time Tenant exercises the Renewal Option or at any time thereafter prior to or upon the commencement of the Renewal Term, Landlord shall have, In addition to all of Landlord's other rights ant remedies under this Lease, the right to terminate the Renewal Option and to cancel unilaterally Tenant's exercise of the Renewal Option, in which event the Expiration Date of this Lease shall be and remain the then scheduled Expiration Date, and Tenant shall have no further rights under this Lease to renew or extend the Term.

25.2 The Renewal Term shall be upon and subject to all of the terms, covenants and conditions of this Lease; provided, however, that, effective as of the first day of the Renewal Term the Base Rent for the Renewal Term shall be equal to the Prevailing Market Rental for space comparable to the Premises in the Irvine, California area as of the date of commencement of the applicable Renewal Term. The term "Prevailing Market Rental" shall mean the base annual rental for such comparable space, taking into account any additional rental and all other monetary payments and escalations payable hereunder and by tenants under leases of such comparable space, and any tenant improvements and other concessions granted to Tenant ant tenants under leases of such comparable space (excluding, however, the value of improvements paid for by Tenant but including the value of such improvements to the Premises paid for by Landlord). Such Base Rent shall be determined by Landlord not later than four (4) months prior to the commencement of the Renewal Term. Tenant shall send to Landlord a notice, within twenty (20) business days after the date of Landlord's notice setting forth the Prevailing Market Rental for the Renewal Term, which notice shall state that Tenant either
(x) agrees with Landlord's determination of Prevailing Market Rental for the Renewal Term or (y) disagrees with Landlord's determination of Prevailing Market Rental for the Renewal Term and Sects to resolve the disagreement as provided in section 25.3, below. If Tenant does not send to Landlord a notice as provided in the previous sentence, Landlord's determination of the Prevailing Market Rental shall be determinative. Until the disagreement is resolved as provided in section 25.3, below, Tenant's monthly payments of Base Rent shall be in an amount not less than the Base Rent payable for the twelve (12) month period immediately preceding the commencement of the applicable Renewal Term. Within ten (10) business days following the resolution of such dispute by the parties or the decision of the brokers, as applicable, Tenant shall pay to Landlord or Landlord shall refund to Tenant, as the case may be, the amount of any deficiency or over payment in the Base Rent therefore paid. Tenant shall in any event pay all applicable additional charges with respect to the Premises, in the manner and at the times provided in this Lease, effective upon the commencement of the Renewal Term, and notwithstanding any dispute regarding the Base Rent for the Renewal Term.

25.3 Any disagreement regarding the Prevailing Market Rental as defined in this
Article 25 shall be resolved as follows:

Within twenty (20) days after Tenant's response to Landlord's notice to Tenant of the Prevailing Market Rental, Landlord and Tenant shall meet no less than two
(2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.

If, within the twenty (20) day consultation period, Landlord and Tenant cannot reach an agreement as to the Prevailing Market Rental, they shall each select one broker to determine the Prevailing Market Rental and the two brokers so selected shall select a third broker (the "Neutral Broker"). Each of the first two brokers shall arrive at a determination of the Prevailing Market Rental and submit their conclusions to the Neutral Broker within thirty (30) days after the expiration of the twenty (20) day consultation period.

If only one determination is submitted within the requisite time period, it shall be deemed to be the Prevailing Market Rental. If both determinations are submitted within such time period the Neutral Broker shall determine in writing which determination of the Prevailing Market Rate is correct or closest to being correct, and such determination shall be the Prevailing Market Rate. The determination of the Neutral Broker shall be conclusive and binding on the parties.

25.4 All brokers specified pursuant to this Article 25 shall be real estate brokers licensed and in good standing with the State of California with not less than ten (10) years experience in commercial property leasing in the Irvine-Costa Mesa-Newport Beach area. Each party shall pay the cost of the broker selected by such party and one-half of the cost of the Neutral Broker plus one-half of any other costs incurred in resolving the disagreement pursuant to section 25.3.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first hereinabove written.



Landlord:

By

Tenant:

TYCOM

                                EXHIBIT B

                              Certification

                              CERTIFICATION

I certify that, to the best of my knowledge and belief, the statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions, and conclusions.

I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

My compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute.

I have made a personal inspection of the property that is the subject of this report.


Lawrence F. Sherman PhD., ID, ASA, IFAC
State Certified Genera AG-006353

                                     EXHIBIT C

                             Appraiser Qualification.

                           Professional Qualifications

                                       Of

                             Dr. Lawrence F. Sherman

                                   Introduction


Dr. Sherman has been involved for the past 15 years in the area of mortgage banking, real estate brokerage, real estate counseling, business valuation, financial analysis and real estate appraisal. He has been involved in investment analysis, development of cashflows and projections for development projects, corporate location analysis, and the traditional feasibility and valuation analysis studies. He has also completed appraisal and valuation consulting of hospitals, hotels, shopping centers, industrial properties, and commercial properties. Valuation assignments have been on a nationwide basis. In addition, Dr. Sherman has worked extensively with top management of midsize companies doing financial analysis. He is a practicing financial analyst and economist specializing in corporate and real estate market analysis.

Education

Eastern Illinois University, Charleston, Illinois
Awarded Bachelor of Science (B.S.) in Business Administration in 1972.

Thomas Jefferson College of Law, Los Angeles, California
Awarded Juris Doctor (J.D.) Law in 1987.

University of Illinois at Urbana -- Champaign
Awarded Doctorate (Ph.D.) in Finance and Economics in 1977.

University of Illinois at Urbana -- Champaign
Awarded Master of Science (M.S.) in Finance in 1973.

Professional Licenses:

California Real Estate Brokers License

Illinois Real Estate Brokers
N.A.S.D. Securities License - Series 3, 7 and 63
California Licensed Certified General Appraiser Number AG-006353


Apprisal Courses Take:

Principles of Income Property Appraisal
Real Estate Appraisal Principles
Basic Valuation Procedures
Residential Valuation
Valuation Analysis & Report Writing
Standards of Professional Practice
Real Estate Law
Real Estate Principles
Real Estate Finance
Case Studies In Real Estate Appraisal
Course on Uniform Standards of Professional Appraisal Practice (U.S.A.P.) Partial Interest Valuations
Seminars and Additional Courses on Real Estate Appraisal Topics


Designations (Professional)

Senior Member - American Society of Appraisers (ASA)
Senior Member- National Association of Independent Fee Appraisers (IFAC) Specialist Real Estate Investment - Real Estate Investment Association (SRI)


Professional Affiliations:


      Member- World Trade Association
      Member - Real Estate Investment Association
      Member- Mortgage Bankers Association
      Member- National Association of Realtors
      Member- Southern California CCIM Chapter
      Member - Los Angeles Society of Financial Analysts

Over the past 15 years it is estimated that over $4,000,000,000 of tangible and intangible assets have been appraised. Dr. Sherman appraises real estate and business assets for mortgage, tax related, and accounting purposes.

Present Position:

L.F. Sherman & Company, Inc. - Chairman/Chief Executive Officer Huntington

As Chairman of L.F. Sherman & Company, Inc. Dr. Sherman is responsible for the conduct of all phases of company operations. The company specializes in the area of mortgage banking, real estate counseling, financial valuations, and appraisals for business decision making, taxation, and litigation. The Company offers Financial Advisory Services for corporate clients and has a real estate office and mortgage banking division. Dr. Sherman is a Senior Designated Appraiser in business valuation and real estate appraisal with the American Society of Appraisals. He is an accomplished author in those fields.

California State University, Long Beach - Associate Professor of finance

As Santa Anita Professor of Real Estate, Dr. Shemman has published extensively in major real estate, finance, and banking publications and journals. He has taught such courses as: Real Estate Investment Analysis, Real Estate Appraisal, Real Estate Finance, Principles of Real Estate, Problems and Issues In Real Estate, Security Markets, Security Analysis, Financial Management, and has supervised independent study projects. He has taught all aspects of loan processing and mortgage regulations in his real estate finance classes as well as real estate appraisal and income property appraisal.

Previous Work Experience:

Hollingsworth & Lord, Incorporated - Mortgage Banker, Beverly Hills, California As a Major Loan Officer he was responsible for the origination and underwriting of major loans on commercial properties, apartments, and office buildings including residential subdivisions and special purpose properties. He also processed his own loan originations.

Pepperdine University, Culver City, California Adjuct Professor of Corporate Finance.

Arthur D. L - e Valuation, Inc., Woodland Hills, California As a Senior Corporate Consultant, Dr. Sherman worked on consulting assignments in the area of valuation consulting for major projects dealing with Fortune 100 clients.

Valuation Counselors, Inc., Los Angeles, California As a Senior Financial Consultant, Dr. Sherman was involved in health care consulting and valuation studies for Income Tax purposes. He was a national expert in the area of mergers and acquisitions with respect to the legal aspects of business organizations and combinations requiring purchase price allocation under IRS Section 338.
Valtec Associates, Inc., Chicago, Illinois Responsible for preparation of fair market value studies for merger and acquisition analysis. Special interest in valuation of intangible assets and real estate. Specialist in comparative market analysis.

University of Wisconsin, Milwaukee, Wisconsin. Responsible for teaching advanced and intermediate financial management courses involving principles and methods of corporate finance, planning and control of funds, capital budgeting and cash management, and financial policy planning.

Marquette University, Milwaukee, Wisconsin. Responsible for teaching of financial administration, accounting, and advanced financial management. Conducted research on strategic planning and forecasting models.

U.S. Treasury Department (Senior Financial Economist), Washington, D.C. Responsible for the initiation, development, and completion of research projects of an ongoing and special nature relating to the banking industry through economic analysis.

FDIC (Research Analyst), Washington, D.C. Responsible for the completion of research projects as a research analyst. Experience related to the statistical analysis of research projects related to problem banks, analysis of operating performance, and functions of the Federal Deposit Insurance Corporation. Emphasis was on special projects relating to banking and financial institutions. Performed statistical analysis and special studies.

Military Service
Served as an electrician onboard the U.S.S. Richard L. Page (D-E-G 5) and at the U.S. Naval Destroyer School, Newport, Rhode Island.

Publications

Dr. Sherman has published over 25 articles in the areas of finance, valuation, real estate appraisal and practice, and banking.

                             PROMISSORY NOTE


Principal Amount: S2,300,000.00      Interest Rate: 9.250%

Date of Note: January 9, 1997

PROMISE TO PAY. WEST COAST REALTY INVESTORS, INC. ("Borrower") promises to pay to FIRST National BANK, N A. (lender"), or order, In lawful money of the United States of America, the prepaid amount of Two Million Three Hundred Thousand & 00/100 Dollars (S2,300,000.00), together with Interest at the rate of 9.250% per annum on the unpaid principal balance from January 9, 1997, unfit paid In hilt PAYMENT. The owner will pay this loan In one principal payment of S2,300,000.00 plus inferred on January e, 1998. This payment due January 8, 1998, will be for ail principal and accrued Interest not yet paid. In addition, Borrower will pay regular monthly payments of all accrued unpaid Interest due as of each payment date, beginning February 1,1997, with all subsequent Interest payments to be due on the same day of each month after tied. Interest on the Note is computed on a 365/360 simple interest basis, that A, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection cost and any late charges, then to any unpaid Interest, and any remaining amount to principal.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of She date of the loan and will not be subject to refund upon easy payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum Interest charge of S100.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due.

LATE CHARGE. if a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $10.00, whichever is greater.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (o} Borrower defaults undress analog or' credit. security agreement, purchase agreement' or any other agreement, in favor of any ether or portion that may affect any of borrower's property or Borrower's ability to - y this slots or perform borrower's obligation under this Acts or any of the Reds.
(d) Any representation or statement made or furnished to Lender by Borrower or false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender.(h) A material adverse change occurs in Borrower's financial condition, and Lender reasonably believes the prospect of payment or performance of the Indebtedness is impaired.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest Immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon anal maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this Note 5.000 percentage points. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. The includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' tees and led expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction); appeals, and any anticipated post-Judgment collection services. Borrower also will pay any court costs, In addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender In the State of California. It there Is a lawsuit, Borrower agrees upon Lender's request to submit to the of the courts of San Diego County, the State of California. Lender and Borrower hereby waive the right to any Jury trial In any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. (Initial Here ) The Note shall be governed by and construed In accordance with the laws of the State of California.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $15.00 if Borrower makes a payment on Borrower's loan and the check on preauthorized charge with which Borrower pays is later dishonored.

COLLATERAL Borrower acknowledges this Note is secured by a Deed of Trust dated January 9, 1997, to a trustee in flavor of Lender on real property heated in Orange County, State of California. That agreement contains the following due on sale provision: Lender may, at Its option, declare immediately due and payable all sums secured by this Deed of Trust upon the sale or transfer, without the Lender's prior written consent, of all or any part of the Real Properly, or any interest in the Real Properly. A Sale or transfer. means the conveyance of Real Properly or any right, title or interest therein; whether Am, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, Installment sate contract, land contract, contract fee deed, leasehold interest with a term greater than three (3) years, lease option contract, or by sale, assignment, or transfer of any beneficial Interest in or to any land trust holding title to the Real Properly, or by any other method of conveyance of Real Properly Interest. If any Trustor is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than seventy-five percent (75%) of the voting stock, partnership Interest or limited liability company interests, as the case may be. However, this option shall not be exercised by Lender if such exercise is prohibited by applicable law.

CONDITIONS.
1) Borrower to provide IRS Tax Returns annually.
2) Borrower to provide financial statements annually or upon request
3) Borrower to provide operating statements and rent role on property annually or upon request.

Borrower: WEST COAST REALTY INVESTORS, INC.
c/o West Coast Really Advisors, Inc.
5933 W. Century Blvd., #900
Los Angeles, CA 90045-5454

Lender; FIRST NATIONAL BANK,  NA
Construction/Real Estate Lending
P.O. Box 85625 (CS#51)
San Diego, CA 92186-5625

01-09-1997         Loan No 6231284961

PROMISSORY NOTE     (Continued)        Page 2

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of Limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no parry who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security Interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD AIL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:
WEST COAST, REALTY INVESTORS, INC.

     Thomas Maudlin ,Jr.,     President

                             RIDER TO PROMISSORY NOTE

This Rider to Promissory Note is attached to and part of that certain Promissory Note, dated January 9, 1997 (the "Note"), by West Coast Realty Investors, Inc. as borrower ("Borrower"), in favor of First National Bank, as lender ("Lender").

Borrower and Lender agree, notwithstanding the terms of the Note or any other documents executed therewith (collectively, the "Related Documents") as,

1. The recourse of the Lender for liability under the terms of the Note or any other Related Documents shall be limited to the personal guaranty of James C. Reynolds ("Guarantor") and Marc R Brutten ("Guarantor") and Borrower's interest in the Property. Neither Borrower nor any shareholder, officer, director, partner, member or affiliate of Borrower (an "Exculpated Party") shall have any liability under the Note; provided, however, the foregoing shall not be deemed to impair any right of Lender to foreclose or exercise any of its remedies against the Property and/or Guarantors under the Note and the other Related Documents and notwithstanding anything contained in this Note or in any of the other Related Documents, nothing contained herein or therein shall (a) limit or impair the rights of Lender to proceed against any of the Property in accordance with the terms of the Related Documents, (b) limit or impair the rights of Lender to proceed against any person under any guarantee, indemnity (including but not limited to any indemnity relating to environmental matters or persons with disabilities) or any other provision of any of the Related Documents providing for the personal liability of any such person, or to enforce the rights of Lender under any such guaranty, indemnity or other provision in accordance with its terms, or (c) limit or impair the rights of Lender to proceed against Borrower or any other person to recover or collect, or limit or restrict the personal liability of Borrower or any other person for the payment to Lender for, any of the following, including reasonable attorneys' fees and costs incurred by lender in connection with any such recovery, collection or payment:

(i) damages suffered by Lender as a result of (u) fraud or misrepresentation by Borrower in connection with the Loan, (v) waste of any of the Property committed by Borrower provided that waste shall not include failure to maintain the Property after an Event of Default if all revenues from the Property received after an Event of Default are applied to the Property expenses or debt service,
(w) the amendment modification or termination of any lease of any of the Security Property in violation of any provision of the Related Documents, or (x) failure to comply with any of the obligations of Borrower under any of the Related Documents pertaining to environmental matters and access for disabled persons;

(ii) any rents, issues or profits of any of the Property collected by or on behalf of Borrower after an Event of Default not applied to Property expenses and debt service under this Note or any of the Related Documents;

(iii) any security deposits or, other similar deposits receives from tenants or occupants of the Property to the extent that funds for such security deposits are not obtained by Lender from Borrower;

(iv) the fair market value of any property or fixtures removed from any of the Property by or on behalf of Borrower, which property or fixtures are not replaced by similar property or fixtures of equal or greater value;

(v) any insurance proceeds, condemnation awards or proceeds resulting from any sale of any of the Security Property which are misapplied to misappropriated by or on behalf of Borrower or which, under the terms of the Related Documents, should have been paid to Lender;

(vi) the amount of any valid unpaid mechanic's liens, materialmen's liens or other liens, whether or not similar arising due to work performed or material furnished in connection with any of the Property at Borrower's request which could create lien on any portion of the Property.

2. If there is any inconsistency between the Rider and the Note or any other Related Document, this Rider shall control.

IN WITNESS WHEREOF, Borrower and Lender have caused this Rider to Promissory Note to be executed as of the 15th day of January, 1997.

BORROWER:

By: West Coast Realty Investors, Inc.


W. Thomas Maudlin, Jr.
President


LENDER:

First National Bank

By:

Cary Wenthur
Vice President

                          Purchase and Sale Contract

                         West Coast Realty Investors,
                            a Delaware corporation
                                   ("Buyer")

                                       and

                     Shidler West Investment corporation,
                            a Delaware corporation
                                ("Seller")

Table of Contents                                          PAGE

Section 1 - Definitions                                     1
1.1  Acquisition Loan                                       1
1.2  Acquisition Loan Documents                             1
1.3  Business Day(s)                                        2
1.4  Buyer's Counsel                                        2
1.5  Closing                                                2
1.6  Closing Date                                           2
1.7  Contingency Date                                       2
1.8  Deed                                                   2
1.9  Due Diligence Conditions                               2
1.10 Due Diligence Documents                                2
1.11 Effective Date                                         2
1.12 Escrow                                                 2
1.13 Improvements                                           3
1.14 Initial Deposit                                        3
1.15 Intangible Property                                    3
1.16 Land                                                   3
1.17 Lender                                                 3
1.18 Permitted Encumbrances                                 3
1.19 Permits                                                3
1.20 Property                                               3
1.21 Purchase Money Deed of Trust                           3
1.22 Purchase Money Note                                    3
1.23 Purchase Price                                         3
1.24 Real Property                                          3
1.25 Tycom Contract                                         3
1.26 Tycom Lease                                            3
1.27 Seller's Counsel                                       4
1.28 Title Company                                          4
1.29 Title Policy                                           4

Section 2 - Sale and Purchase of Property                   4

Section 3 - Payment of Purchase Price.                      4
3.1 Initial Deposit. . . . . . .                            4
3.2 Balance of Downpayment. . . .                           4
3.3 Purchase Money Note. . . . .                            4
3.4 Balance of Purchase Price. .                            4
3.5 Summary of Purchase Price. .                            4
4 - Escrow. . . . . . . . . . . .                           4
4.1 Buyer's Deliveries to Escrow.                           5
4.2 Seller's Deliveries to Escrow                           5
4.3 Seller's Deliveries to Buyer.                           6

Section 5 - Special Conditions Precedent. . . . . .         6
5.1 Special Conditions. . . . . .                           6
5.2 Satisfaction/Waiver. . . . .                            8
5.3 Termination of this Contract.                           8

                                                         PAGE

Section 6 - The Closing.                                   9
6.1 Conditions to Closing. . . . .                         9
6.2 Delayed Closing. . . . . . . .                         9

Section 7 - Closing Costs. Prorations.                    10
7 1  Seller's Costs                                       10
7.2  Buyer's Costs                                        10
7.3  Acquisition Loan Costs                               10
7.4  Prorations                                           11

Section 8 - Representations and Warranties                12
8.1 Seller's Representations and Warranties. . . .        12
8.2 Covenants of Seller. . . . . . . . . . . . . .        14
8.3 Acceptance of Property in As-Is Condition. . .        15

Section 9 - Possession                                    15

Section 10 - Covenants Re Acquisition Loan. . .           15
10.1 Loan Application. . . . . . . . . . .                16
10.2 Loan Processing Costs. . . . . . . .                 16

Section 11 - Default and Remedies. .                      16
11.1 Events of Default. . . . . .                         16
11.2 Remedies of Buyer. . . . .                           17
11.3 Seller's Remedies. . . . .                           17

Section 12 - Miscellaneous Provisions.                    18
12.1 Time is of the Essence. .                            18
12.2 No Waiver. . . . . . . . . . . . . .                 18
12.3 Survival of Terms. . . . . . . . .                   18
12.4 California Law. . . . . . . . . .                    18
12.5 Interpretation of Contract.                          19
12.6 Sole Agreement. . . . . . . . .                      19
12.7 Partial Invalidity. . . . . . .                      19
12.8 No Joint Venture. . . . . . . .                      19
12.9 Seller's Tax-Deferred Exchange.                      19
12.10 Buyer's Tax-Deferred Exchange.                      19
12.11 Exhibit.. . . . . . . .                             20
12.12 Notices. . . . . . . . .                            20
12.13 Headings of Sections. . .                           20
12.14 Assignment. . . . . . .                             21
12.15 Books and Records. . . . . . . .                    21

                            Purchase and Sale Contract

This Purchase and Sale Contract ("contract") dated as of November 18, 1996, supersedes all prior offers and counter-offers and is executed by and between
(1) West Coast Realty Investors, a Delaware corporation, whose principal place of business and post office address is 5933 West Century Boulevard, Suite 900, Los Angeles, California 90043-5434 ("Buyer"), and (2) Shidler west Investment Corporation, a Delaware corporation f/k/a/ Brutten/Reynolds/Shidler Investment Corporation, whose principal place of business and post office address is 2878 Camino del Rio South, Suite 260, San Diego, California 92108, or assignee ("Seller").

                                   Recitals.


This Contract is entered into with reference to the following facts:

A. The Property (defined below) is presently owned and occupied by Tycom Corporation ("Tycom").

B. Seller is presently a party to a contract with Tycom pursuant to the terms of which (1) Seller has agreed to buy and Tycom has agreed to sell the Property and
(2) upon Seller's acquisition of the Property, Seller will lease to Tycom the Property.

C. Following Seller's acquisition of the Property, Buyer desires to buy and Seller desires to sell the Property in accordance with the terms of the Contract.

D. Prior to the Closing (defined below) Seller and Buyer have agreed to cooperate in order to obtain from Lender (defined below) the Acquisition Loan (defined below) which shall be funded and recorded concurrently with the Closing (defined below).

                                    Covenants.

Seller and Buyer hereby agree as follows:

Section 1 - Definitions. The following terms shall have the following definitions in this Contract:

1.1 Acquisition Loan. The loan to be funded by Lender in the original principal amount of S2,312,500 on the terms and conditions specified in the Acquisition Loan Documents.

1.2 Acquisition Loan Documents. The documents which evidence and secure the Acquisition Loan, a performs copy of which has been or, with the delivery of the Due Diligence Documents, will be delivered to Buyer.

1.3 Business Day(s). Any day other than a Saturday, Sunday or legal holiday recognized in the State of California.

1.4 Buyer Is Counsel. Allen, Matkins, Leck, Gamble Mallory, Attention: Michael
L. Matkins.

1.5 Closing. The time and date when the Deed conveying fee title to the Real Property is recorded in the county Recorder's office of Orange County.

1.6 Closing Date. The Closing Date is February 17, 1997, or such earlier date selected by Buyer; however, if the option to extend under Section 5.1.2.2 is exercised, the Closing Date shall in no event be later than March 3, 1997.

1.7 Continence Date. The date which is 30 days after the Effective Date.

1.8 Deed. The grant deed to be used to convey title to the Real Property to Buyer.

1.9 Due Diligence Conditions. The special conditions in Sections 5.1.1.1, through 5.1.1.5, below.

1.10 Due Diligence Documents. The documents Seller is obligated to deliver to Buyer upon the Effective Date as provided below in the section hereof entitled "Seller's Deliveries to Buyer" which consist of (1) the Tycom Contract, (2) the documents delivered to Seller by Tycom as listed in Exhibit D to the Tycom contract, (3) survey by Walden Associates, dated December 21, 1995, (4) the copy of the Acquisition Loan Documents, (5) Tycom financial statements which consist of (i) financial statements dated December 31, 1994 and December 30, 1995, prepared by KPMG Peat Marwick LLP and (ii) balance sheet and profit and loss statement for period ended June 30, 1996, (6) letter by City of Irvine, Community Development Department dated October 9, 1996, regarding confirmation of zoning, (7) update report for Tycom Corporation dated December 1995 which updates previous environmental assessment report by Phase One, Inc., (8) proposal for asbestos abatement by Diversified Associates, Inc. dated February 22, 1996, (9) certificate concerning asbestos removed by Diversified Associates dated July 18, 1996, and (10) renovation plans date. June 28, 1996, by MacIntosh Design.

1.11 Effective Date. The date as of which both Buyer and Seller have executed this Contract an evidenced by the dates adjacent to their signatures below (e.g. if Seller signed this Contract on November 18, 1996, and Buyer signed this Contract on November 19, 1996, then November 19, 1996 would be the Effective
Date).

1.12 Escrow. Commerce Escrow, 1545 Wilshire Boulevard, Suite 600, Los Angeles, California 90017 (Phil Graf).

1.13 Improvements. All buildings and other improvements located on the Land and all fixtures therein including the building which has a common address of 17862 Fitch, Irvine, California.

1.14 Initial Deposit. The payment to be made by Buyer and deposited with Escrow as provided in Section 3.1.

1.15 Intangible Property. All intangible property to the extent owned or held by Seller in connection with the management, maintenance, repair and operation of the Real Property, including but not limited to, all leases, contract rights and agreements.

1.16 Land. That certain fee simple parcel of land located in Irvine, California, more particularly described in Exhibit 1 hereto.

1.17 Lender. Nationwide Life Insurance Company.

1.18 Permitted Encumbrances. The encumbrances to title to the Real Property approved by Buyer as provided herein.

1.19 Permits. All certificates of occupancy, licenses, permits, authorizations and approvals which have been issued by any governmental authority (including local zoning authorities) having jurisdiction which have been issued for or relate to the Improvements.

1.20 Property. The Real Property, the Improvements and the Intangible Property.

1.21 Purchase Money Deed of Trust. The deed of trust in form and of content as
Exhibit 2 attached hereto.

1.22 Purchase Money Note. The Promissory Note Secured by Deed of Trust in form and of content as Exhibit 3 attached hereto.

1.23 Purchase Price. The sum of S4,625,000, the purchase price of the Property payable as set forth in Section 3 of this Contract.

1.24 Real Property. The Land and the Improvements.

1.25 Tycom Contract. The written Purchase Agreement dated August 12, 1996, between Tycom, as seller, and Shidler West Investment Corporation, f/k/a Brutten/Reynolds/Shidler Investment Corporation (i.e. Seller under this Contract), as buyer, pursuant to the terms of which Seller has agreed to purchase from Tycom the Property.

1.26 Tycom Lease. The written lease to be executed by and between Seller, as landlord, and Tycom, as tenant, pertaining to the Real Property.

1.27 Seller's Counsel. F. Sigmund Luther, Esq.

1.28 Title Company. Fidelity National Title Insurance company at 17911 van Karman Avenue, suite 540, Irvine, California 92614. (Dan Bryson)

1.29 Title Policy. The Title Policy shall be an ALTA owner's policy of title insurance naming Buyer as the insured and insuring Buyer that Buyer is the owner of the fee interest in the Real Property and the amount of the policy shall be equal to the Purchase Price.

Section 2 - Sale and Purchase of Property. Seller hereby agrees to sell the Property to Buyer and Buyer hereby agrees to purchase the Property from Seller at the price and on the terms, covenants and conditions set forth in this Contract.

Section 3 - Payment of Purchase Price. Buyer shall pay to Seller the Purchase Price as follows:

3.1 Initial Deposit. Buyer will deposit the sum of S46,250 into Escrow upon Opening of Escrow (defined below) which shall be applied against the Purchase Price at the Closing. Any interest thereon shall accrue to Buyer. The Initial Deposit will be applied to the Purchase Price. Escrow is directed to deposit the Initial Deposit in an interest bearing account for the benefit of Buyer.

3.2 Balance of Downpayment. The balance of the downpayment (i.e., $1,666,250) shall be paid by wire transfer or other good funds through Escrow at the Closing.

3.3 Purchase Money Note. A portion of the Purchase Price in the amount of $600,000 shall be paid in accordance with the terms of the Purchase Money Note.

3.4 Balance of Purchase Price. The balance of the Purchase Price shall be paid by Buyer accepting title to the Real Property subject to the Acquisition Loan.

3.5 Summary of Purchase Price. A summary of the means by which the Purchase Price shall be paid is as follows:

Initial Deposit                $ 46,250
Balance of Cash Downpayment   1,666,250
Acquisition Loan Amount       2,312,500
Purchase Money Note             600,000

Total Purchase Price         $4,625,000

Section 4 - Escrow. Escrow shall act as escrow under this Contract. An executed copy of this Contract shall be delivered to Escrow by both parties within two Business Days following the Effective Date ("Opening of Escrow") and the parties hereby instruct Escrow to act in accordance with the terms of this Contract. Buyer and Seller shall execute such further escrow instructions as may be required by Escrow to consummate the transactions contemplated by this Contract, but in the event of any conflict between the provisions of such escrow instructions and this Contract, the provisions of this contract shall control as between Buyer and Seller.

4.1 Buyer's Deliveries to Escrow. Buyer shall make the following deliveries to
Escrow:

4.1.1 Initial Deposit. Concurrently with the Opening of Escrow, Buyer will deliver to Escrow, as part of the Purchase Price, the Initial Deposit.

4.1.2 Closing Deposits. No later than 3:00 p.m. of the last regular Business Day before the Closing Date, Buyer shall deliver to Escrow:

4.1.2.1 Buyer's Additional Funds. Wire transfer or other good funds in an amount equal to the sum of (1) the balance of the cash downpayment and (2) Buyer's costs, fees and prorations. Buyer's obligation under this Section 4.1.2.1 to deliver funds is subject to Buyer's receipt of telephonic or other Notification by Escrow that, except for the delivery, escrow is in condition to be closed. Escrow shall be instructed to give the telephonic or other notification to Buyer when this escrow cam, except as to the receipt and disbursement of cash and the recording of documents, be closed.

4.1.2.2 Assignment of Tycom Lease.
Counterpart original of an Assignment and Assumption of Landlord's Interest Under Lease in form and of content as Exhibit 4 attached hereto bearing the signature of an authorized officer of Buyer.

4.1.2.3 Acquisition Loan Documents. All document" required by Lender and approved by Buyer relating to the Acquisition Loan.

4.1.2.4 Purchase Money Documents. The Purchase Money Note signed by a duly authorized officer of Buyer and the Purchase Money Deed of Trust signed by a duly authorized officer of Buyer and acknowledged before a notary public.

4.2 Seller's Deliveries to Escrow. No later than 3:00 p.m. of the last regular Business Day before the Closing Date, Seller shall deliver to Escrow:

4.2.1 The Seller's Grant Deed. The Deed conveying the Real Property to Buyer, signed and acknowledged by Seller and such person(s) as Title Company requires in order to issue the Title Policy.

4.2.2 Assignment of Tycom Lease. Counterpart original of an Assignment and Assumption of Landlord's Interest Under Lease in form and of content as Exhibit 4 attached hereto bearing the signature of an authorized officer of Seller.

4.2.3 Discharge of Encumbrances Seller's Charges
If the funds deposited with Escrow by Buyer are insufficient to (1) discharge all encumbrances other than the Permitted Encumbrances and (2) pay the charges to Seller's prorations, fees and costs, Seller will deliver to Escrow sufficient funds and instruments to discharge and pay such encumbrances and charges.

4.2.4 Miscellaneous Assignments. A General Assignment to Buyer of the Intangible Property in form and of content as Exhibit 5 attached hereto bearing the signature of an authorized officer of Seller.

4.2.5 Rent Letter. A letter executed by Seller in the form prepared by Buyer informing Tycom of the sale of the Property to Buyer and providing instructions for future rent payments under the Tycom Lease.

4.2.6 Affidavit of Non-Foreign Status. An affidavit in a form satisfactory, to Buyer pursuant to (1) Internal Revenue Code section 1445, fully signed and acknowledged, by Seller confirming Seller not a foreign person and (2) California Revenue & Taxation Code section 18805 or 26131, as the case may be, fully signed and acknowledged by Seller confirming facts to allow Buyer to determine if this transaction is subject to California "atsource" withholding.

4.3 Seller's Deliveries to Buyer. On or before the Effective Date, Seller shall deliver to Buyer copies of the Due Diligence Documents.

                Section 5 - Special Conditions Precedent.

5.1 Special Conditions. The following are special conditions to the obligations of the parties under this Agreement:

5.1.1 Buyer's Special Conditions. Buyer's obligations under this Contract (including, without limitation, the obligation to deliver to Escrow the balance of the Purchase Price) are subject to each of the following special conditions:

5.1.1.1 Investment Committee Approval. Within 10 Business Days following the Effective Date, receipt by Buyer of approval from Buyer's Investment Committee of the terms and conditions of this Contract.

5.1.1.2 Appraisal. On or before the Contingency Date, Buyer's review and approval of an appraisal of the Property which shall be prepared by an appraiser of Buyer's choice at Buyer's expense.

5.1.1.3 Title Documents. On or before the Contingency Date, Buyer's review and approval of a preliminary report of title dated as of November 19, 1996, by Title Company covering the Real Property together with copies of all instruments described in the title report and evidencing or affecting exceptions to title thereto (the title report and copies of exceptions are referred to herein as the "Title Report"). The exceptions to the Report approved by Buyer, if any, the recorded documents which secure the Acquisition Loan and the Purchase Money Deed of Trust (if applicable) shall constitute "Permitted Encumbrances" for all purposes of this Contract.

5.1.1.4 Due Diligence Documents. On or before the Contingency Date, Buyer's review and approval of all Due Diligence Documents.

5.1.1.5 Physical Condition. On or before the Contingency Date, Buyer's review and approval of the physical condition of the Property. Prior to and after the Effective Date, Seller shall use reasonable best efforts to afford to Buyer and Buyers agents, employees and contractors reasonable access to the Property during normal business hours, upon reasonable notice to Seller for the purpose of making such investigations as Buyer deems prudent with respect to the physical condition of the Property.

5.1.1.6 Acquisition Loan Commitment. Within 30 days following waiver or satisfaction of the Due Diligence Conditions, receipt from Lender by Buyer and Seller of a written loan commitment pursuant to the terms of which Lender will agree to loan to Buyer the principal sum of $2,312,000 with interest at the fixed rate not to exceed 8.5 percent per annum with monthly payments of principal and interest based upon a 25 year amortization with all principal and interest due in a balloon payment 10 years following the date of loan funding and otherwise on the terms and conditions contained in the proforma copy of the Acquisition Loan Documents.

5.1.1.7 Estoppel Certificate. Within five Business Days after Buyer's receipt thereof, Buyer's review and approval of a tenant Estoppel certificate signed by Tycom and dated not earlier than January 1, 1997 and otherwise in form and substance as Exhibit 6 attached hereto. Seller shall use reasonable best efforts to deliver to Buyer the Estoppel certificate not later than January 24, 1997. Buyer shall approve the Estoppel certificate if the signed Estoppel certificate is returned without any modification or interlineation.

5.1.1.8 Final Acquisition Loan Documents. On or before three Business Days following Buyer's receipt thereof, Buyer's review and approval of the final signature originals of the Acquisition Loan Documents. Buyer shall approve the final signature originals of the Acquisition Loan Documents if such documents are not materially inconsistent with the proforma loan documents approved by Buyer as provided above and are not materially inconsistent with the loan commitment received from Lender.

5.1.2 Joint Special Conditions. The obligations of Buyer and Seller under this Contract are subject to:

5.1.2.1 Seller's Acquisition of Title Property. On or before January 20, 1997, Seller shall have' acquired from Tycom fee title to the Property and Seller and Tycom shall have executed and delivered to each other counterpart originals of the Tycom Lease; provided, however, Seller may not elect to terminate this Contract for failure of this condition precedent if Seller's failure timely to acquire fee title to the Property and execute the Tycom Lease is due to Seller's breach of Seller's obligations under the Tycom Contract.

5.1.2.2 Funding of the Acquisition Loan. On or before
February 17, 1997, Lender shall have deposited with Escrow the proceeds of the Acquisition Loan with instructions to Escrow to allow Escrow to disburse the proceeds to allow the Closing to occur as provided in this Contract; provided, however, if (l) Buyer and Seller have diligently pursued, and are continuing diligently to pursue, completion of the Acquisition Loan funding and, nevertheless the Acquisition Loan has not funded on or before February 17 , 1997 , and (2) the parties have waived all other
Contract, then either Escrow and the other special conditions in this Section 5 of this party may, by delivery of written notice to party, extend the Closing Date and the time period for satisfaction of this special condition to the earlier of March 3, 1997 or the date of funding of the Acquisition Loan.

5.2 Satisfaction/Waiver. Buyer may unilaterally waive Any special condition set forth in Section 5.1.1 above. Waiver of the special conditions in Section 5.1.2 shall require the joint Waiver by Buyer and Seller. Except as provided in
Section 5.3 Below, satisfaction or waiver of a special condition will be effective only if the same is (i) in writing, (ii) signed by the party for whose benefit the condition exists and (iii) delivered to Escrow no later than the date such condition is to be satisfied.

5.3 Termination of this Contract. In the event any of Buyer's special conditions precedent in Section 5.1.1 above have not been disapproved in writing by Buyer on or before the date specified in the special condition, then the special condition shall be deemed satisfied and waived without the requirement of any further writing from Buyer. In the event either of the joint special conditions precedent in Section 5.1.2 above is not satisfied or waived before the date specified in the special condition, then either party may terminate this Contract by delivering to Escrow a notice of termination. If either (1) Buyer provides timely written disapproval of a special condition in Section 5.1.1 or
(2) either party delivers written notice of termination under the preceding sentence, then (1) Escrow shall return to Buyer any deposits made by Buyer and any interest accrued thereon, (2) all costs incurred by each party shall be borne by such party, (3) all costs incurred by Escrow shall be borne by the party responsible for such costs a" provided herein and (4) thereafter, no party shall have any further rights or obligations under this contract.

          Section 6 - The Closing.  The parties further agree:

6.1 Conditions to Closing. Escrow will close this escrow on the Closing Date by
(I) filing for record the Deed (and such other documents as may be necessary to procure the Title Policy) and (ii) delivering funds and documents to the parties WHEN AND ONLY WHEN each of the following conditions has been satisfied:

6.1.1 Deliveries. All funds and documents required to be delivered to Escrow have been delivered to Escrow.

6.1.2 Special Conditions. Each of the conditions set forth in the section entitled "Special Conditions Precedent" has been, or upon Closing will be, satisfied or waived in the manner specified in said section.

6.1.3 The Title Policy. Escrow can procure (1) the Title Policy from Title Company, with liability in the amount of the Purchase Price, insuring that fee title as to the Real Property vests in Buyer subject only to the following and
(2) an ALTA lender's policy of title insurance in favor of Seller with liability in the amount of the Purchase Money Note subject only to the following:

(a) General and special real estate taxes and assessments which are, as of the Closing, not delinquent.

(b) Supplemental taxes, if any, assessed pursuant to California Revenue and Taxation Code sections 75 and following.

(c) The Permitted Encumbrances (including the first deed of trust securing the Acquisition Loan and the Purchase Money Deed of Trust).

6.1.4 Acquisition Loan Funding. Concurrently with the Closing, the Acquisition Loan shall be funded.

6.1.5 Event of Default. There does not exist an event of default by either party.

6.2 Delayed Closing. If Escrow cannot close this escrow on or before the Closing Date, it will, nevertheless, close this escrow when all conditions have been satisfied or waived unless, after the Closing Date and prior to the close of this escrow, Escrow receives a written notice to terminate this escrow from a party who, at the time the notice is delivered, is not in default under this Contract. If Escrow is not able to close because one of the conditions specified in Section 6.1- above has not been timely satisfied, the inability of Escrow to close shall not relieve Buyer and/or Seller of any obligations which may, at that time, continue to exist under this Contract.

Section 7 - Closing Costs. Prorations. Expenses in connection with the transactions contemplated by this contract shall be paid as follows:

7.1 Seller's costs. Seller shall pay for the following:

7.1.1 Customary seller's drafting charges;

7.1.2 Seller's notary fees;

7.1.3 Customary seller's recording and filing fees;

7.1.4 The Documentary transfer tax due on the conveyance and sale of the Property to Buyer;

7.1.5 The cost of preparation of the Title Report and all updates thereto and an amount equal to the premium for a CLTA owner's policy of title insurance without endorsements;

7.1.6 One-half of the Escrow's fees;

7.1.7 All fees incurred by Seller for services by dealer's Counsel; and

7.1.8 Seller's portion of the Acquisition Loan Costs (defined below) as provided below.

7.2 Buyer's Costs. Buyer shall pay for the following:

7.2.1 Customary buyer's drafting charges;

7.2.2 Costs of buyer's notary fees;

7.2.3 Customary buyer's recording and filing fees;

7.2.4 One-half of the Escrow's fees;

7.2.5 The amount of any additional premium necessary to procure the Title Policy in excess of the portion of the premium to be paid by Seller a. provided in
Section 7.1.5;

7.2.6 All fees incurred by Buyer for services by Buyer's Counsel;

7.2.7 Buyer's portion of the Ancillary Acquisition Loan Costs as provided below; and

7.2.8 The premium, if any, for the ALTA lender's policy to be issued in favor of Seller for the Purchase Money Deed of Trust.

7.3 Acquisition Loan Costs. The parties' obligations with respect to the payment of costs incurred in connection with the Acquisition Loan are as follows:

7.3.1 Seller shall pay (1) the loan origination fee payable to the lender (contemplated by the parties to be 1.0 percent of the original loan principal balance), (2) any fees payable to loan brokers (contemplated by the parties to be none), (3) the first portion of the Ancillary Acquisition Loan Costs (defined below) equal to 0.5 percent of the original principal balance of the Acquisition Loan and (4) the balance of Ancillary Acquisition Loan Costs, if any, in excess of the amount to be paid by Buyer pursuant to Section 7.3.2.

7.3.2 Excluding (1) the loan origination fee, (2) any fees payable to loan brokers and (3) the first portion of the Ancillary Acquisition Loan Costs equal to the 0.5 percent of the original principal balance of the Acquisition Loan (which sums shall be paid by Seller as provided in the preceding section), Buyer shall pay the next portion of the Ancillary Acquisition Loan Costs, not to exceed an amount equal to 0.5 percent of the original principal balance of the Acquisition Loan.

As used herein, the term "Acquisition Loan Costs" shall mean all costs incurred in connection with the origination, processing and funding of the Acquisition Loan. As used herein, the term "Ancillary Acquisition Loan Costs" shall mean the balance of the Acquisition Loan Costs excluding the loan origination fee and any loan broker's fees. Ancillary Acquisition Loan Costs include, but are not limited to, expenses for title reports, title policies, escrow services, appraisals, recording documents and updating surveys. By way of example, if (1) the original principal balance of the loan were $2,312,500.00, (2) the Lender charged an origination fee equal to 1.0 percent of the loan balance and there were no broker's fee. and (3) all costs other than the origination fee were $25,000, then (1) Seller would pay the $23,125 loan origination fee, (2) Seller would pay the first S11,562.50 of the Ancillary Acquisition Loan Costs, (3) Buyer would pay the next all, 562.50 of the Ancillary Acquisition Loan Costs and
(4) Seller would pay the $1,875.00 balance of the Ancillary Acquisition Loan Costs.

7.4 Prorations. All non-delinquent real property taxes, rents, interest on the Acquisition Loan if any), operating costs, insurance premiums (if policy(ies) assigned) and other items of expense and income pertaining to the Property shall be prorated between Seller and Buyer as of the Closing; provided, however, if items to be prorated are required to be paid directly by Tycom under the Tycom Lease, then such items shall not be prorated between Buyer and Seller at the Closing. Buyer shall also receive credit at the Closing for the (1) security deposit under the Tycom Lease (contemplated to be $37,302.75) and (2) any "free" rent allowed under the Tycom Lease accruing after the Closing.

7.4.1 Time of Prorations. Prorations shall be made as of 12:01 a.m. on the day of Closing, with Buyer to be entitled to all rent and to be charged for all expenses for such day. All prorations shall be final except as otherwise provided herein.

7.4.2 Unknown Amounts. In the event that the amount of any prorated items is not known at Cloning, the parties agree that such items shall be prorated at Closing upon the basis of the best information available, and shall be adjusted when the actual amount(s) of such items are known, with appropriate charges and credits to be made. In the event, subsequent to the Closing, any adjustment pursuant to this Section shall be necessitated, then either party hereto who is entitled to additional monies shall invoice the other party for such additional amounts as may be owing, and such amount shall be paid within ten days from receipt of the invoice. The provisions of this Section shall survive the Closing.

              Section 8 - Representations and Warranties.

8.1 Seller's Representations and warranties. Seller hereby represents and warrants to Buyer that as of the Effective Date and the Closing:

8.1.1 Organization. Standing and Authority of Seller. Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on the business and own the property that it now carries on and owns. Seller further represents:

8.1.1.1 Seller has duly qualified with the Secretary of State of the State of California to do business in California.

8.1.1.2 Seller has the legal power, right and authority to enter into this Contract and the instruments referenced herein, and to consummate the transactions contemplated hereby.

8.1.1.3 All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with the entering into of this Contract, the instruments referenced herein, and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority or other party is required.

8.1.1.4 The individuals executing this Contract and the instruments referenced herein on behalf of Seller and the partners, officers or trustees of Seller, if any, have the legal power, right and actual authority to bind Seller to the terms and conditions hereof and thereof.

8.1.1.5 Seller's legal name was previously "Brutten/Reynolds/Shidler Investment Corporation." By amendment filed with the secretary of State of the State of Delaware on September 6, 1996, Seller's name was changed to "Shidler West, Inc." By amendment filed with the Secretary of State of the State of Delaware on October 8 1996, Seller's name was changed to "Shidler West Investment Corporation."

8.1.2 Enforceable contract. This contract and all documents required hereby to be executed by Seller are and shall be valid, legally -binding obligations of and enforceable against Seller in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

8.1.3 No Conflict With Other Agreements. Neither the execution and delivery of this Contract and documents referenced herein, nor the incurrance of the obligations set forth herein, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Contract and the documents referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreements or instruments to which Seller is a party or affecting the Property.

8.1.4 Outstanding Bills. Except to the extent that Tycom is obligated to pay such costs directly, Seller has paid or will pay in full, prior to the Closing, all bills and invoices for labor, goods, materials and services of any kind relating to the Property and utility charges, relating to the period prior to the Closing.

8.1.5 Litigation. To Seller's actual knowledge, there have been no and presently there are no action-, suits or proceedings pending or threatened against or affecting Seller or the Property in any court at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, an adverse decision in which has or might materially affect the Property or Seller's ability to perform Seller's obligations under this Contract.

8.1.6 Condemnation. Seller has no knowledge of any pending, threatened or proposed condemnation of any portion of the Property.

8.1.7 Rights of Others. Seller has not granted to any other person any option or right of first refusal which is still effective to acquire all or any portion of the Property.

8.1.8 Due Diligence Documents. To Seller's actual knowledge, the Due Diligence Documents are and shall be true copies of the originals of such documents.

8.1.9 Survival of Covenants. Representations and Warranties. All of the covenants, representations and warranties of Seller set forth in any and all provisions of this Contract shall survive the Closing and the delivery of the Deed. In the event that prior to the closing, Buyer discovers any material misrepresentation of Seller or any material breach of Sellers representations or warranties hereunder (excluding any misrepresentation amounting to fraud), then, for a period of three Business Days following the discovery, Buyer shall have the right to terminate this Contract and, if Buyer elects to terminate this Contract, the damages recoverable by Buyer hereunder in such event shall be limited to a return of the Initial Deposit. If, notwithstanding Buyer's discovery of a misrepresentation of Seller or any breach of Seller's representations or warranties hereunder, Buyer elects to affirm this Contract and proceed with the Closing, such election shall, upon the Closing, constitute a waiver by Buyer of any and all claims relating to such misrepresentation of Seller or breach of Seller's representations or warranties hereunder. If, after the Closing, Buyer discovers a breach of any representation or warranty in this Section 8~1, then any action by Buyer for breach of such representation or warranty under Section 8.1 must be commenced within one year after the Closing.

8.2 Covenants of Seller. Seller hereby covenants and agrees with Buyer, that from and after the date hereof through the Closing but not thereafter:

8.2.1 No Amendment to Tycom Lease. Seller will not alter, amend or modify the terms or provisions of the Tycom Lease, or enter into any new lease without the prior written approval of Buyer, which approval shall not be unreasonably withheld.

8.2.2 No Amendment to Tycom Contract. Seller will not alter, amend or modify the terms or provisions of the Tycom Contract in a manner that would diminish the rights under the Tycom contract which are to be assigned to Buyer pursuant to the General Assignment attached hereto as Exhibit 5, without the prior written approval of Buyer, which approval shall not be unreasonably withheld.

8.2.3 No Other Contracts. Seller will not enter into contracts or agreements related to the operation or maintenance of the Property, or alter' amend or modify the terms of any existing contracts, except in good faith in the ordinary course of business and which provide that the same may be terminated without cost to Buyer upon not more than ten days prior notice.

8.2.4 No Granting of Interest in Property. Seller will not grant to or purport to create in any third party any interest in the Property or any entity holding title to the Property without the prior written approval of Buyer.

8.2.5 Maintenance of Insurance. Seller will maintain or cause Tycom to maintain fire, extended coverage and public liability insurance covering the Property.

8.2.6 Notice of Liens. Seller will promptly notify Buyer in writing of the levy (or threatened levy of which it gains knowledge or is notified) of any special Governmental assessment of the nature described herein affecting the Real Property, and of any alleged violation of any law, regulation, ordinance, order or other requirement of any governmental authority having jurisdiction over or affecting all or any part of the Real Property of which it gains knowledge or is notified.

8.3 Acceptance of Property in As-Is Condition. Buyer hereby represents and warrants to Seller that Buyer has or will have employed consultants as Buyer has deemed necessary and has or will have conducted investigations of the Property to determine its suitability for the use and development proposed by Buyer. Buyer acknowledges that on or prior to the Closing Date that Buyer has or will have examined and approved all things concerning the Property which Buyer deems material to its purchase and the use, development and resale of the Property, including, but not limited to, floor area of the building, overall area of the Land, topography, geology, condition of the soil, condition of title to the Property, availability and capacity of utilities and sanitary facilities (including, without limitation, water, sewer, electricity, gas, telephone, cable television), suitability for intended use, feasibility of development, zoning, availability of fire and police protection, the possibility of moratoria, land use regulations of the City of Irvine and the County of Orange, the feasibility and availability of building permits and other entitlements from the City for the development of the Property and the past or present existence on the property of underground or above-ground storage tanks used for the storage of fuel or any other hazardous substances. Buyer understands and agrees that Seller does not, in any respect, guaranty, warrant or represent that the City of Irvine or the County of Orange will permit any specific development of the Property. Buyer shall accept the Property in an "as-is, where-is" condition, and acknowledges that, except as provided in Section 8.1 above, Seller has not made and does not make any warranty or representation whatsoever as to the physical condition or suitability for intended use of the Property, whether express or implied. Buyer warrants and represents that, except as otherwise expressly provided in Section 8.1, Buyer is purchasing the Property solely in reliance on Buyer'" own investigation and is not relying upon any information, whether written or oral, provided to it by Seller and/or any broker and/or agent involved in the transaction evidenced by this Contract.

Section 9 - Possession. Subject to the rights of Tycom under the Tycom Lease to be assigned to Buyer, possession of the Property shall be delivered by Seller to Buyer as of the time of recording the Deed on the day of Closing; provided, however, that Seller shall use reasonable efforts to provide to authorized representatives of Buyer reasonable access to the Property for the purposes Of
it) satisfaction of any conditions precedent to the Closing contained herein; and (ii) Buyer becoming familiar with the operation of the Property.

Section 10 - Covenants Re Acquisition Loan. With respect to the origination and funding of the Acquisition Loan, Buyer and Seller agree as follows:

10.1 Loan--Application. Within five Business Days following the satisfaction or waiver of the Due Diligence Conditions, Buyer shall submit to Lender a written application to obtain the Acquisition Loan. In connection with the initial application and pre-funding processing of the Acquisition Loan, Buyer and Seller shall use reasonable best efforts timely and fully to respond to Lender's requests for documents and information needed to obtain approval and funding of the Acquisition Loan upon the following terms:

10.1.1 Original Principal Balance. The Acquisition Loan shall have an original principal balance in the amount of $2,312,500.

10.1.2 Interest Rate. The rate at which interest shall accrue on the principal balance shall be a fixed rate not to exceed 8.5 percent per annum.

10.1.3 Loan Payments. The Acquisition Loan shall be repaid with monthly payments of principal and interest based upon a 25 year amortization with a balloon payment 10 years following the date of loan funding.

10.1.4 Non-Recourse. Subject to the so-called "non-recourse exceptions" (which may include exceptions for waste, hazardous waste, fraud, appropriation of rent while in default and other intentional misconduct), the liability under the Acquisition Loan Documents shall be non-recourse.

10.1.5 Consistency With Proforma Documents. The terms of the Acquisition Loan shall otherwise be consistent with the proforma loan documents which are included in the Due Diligence Documents.

10.2 Loan Processing Costs. Seller shall advance to Lender all costs required to be paid to Lender during the loan processing; provided, however, Buyer shall be responsible for payment and/or reimbursement to Seller of Buyer's share of the Ancillary Acquisition Loan Costs as provided in Section 7.3 above.

                       Section 11 - Default and Remedies.

11.1 Events of Default. The following shall constitute "Events of Default" under this Contract:

11.1.1 Seller or Buyer shall fail to pay or deposit with Escrow any sum of money when due under this Contract;

11.1.2 Seller or Buyer shall, prior to the filing or recording of the Deed, fail to observe or perform any other term or provision to be observed or performed by such party under this Contract and such default shall not be cured by the first to occur of the following dates: (i) five days after written notice is received by the defaulting party informing such party of the default, or within such longer period of time as may be reasonably necessary to cure such default provided that the defaulting party has taken steps in good faith within such period to remedy such default and is continuing to so act with diligence and continuity, or (ii) the Closing Date;

11.1.3 Seller or Buyer shall, after the recording of the Deed, fail to observe or perform any other term or provisions to be observed or performed after Closing by such party under this Contract within ten (10) days after written notice is received by the defaulting party informing such party of the default, or within such longer period of time as may be reasonably necessary to cure such default provided that such party has taken steps in good faith within such period to remedy such default and is continuing to so act with diligence and continuity; or

11.1.4 Any representation or warranty made by Seller or Buyer in this Contract shall be untrue in any material respect as of the date when made, or shall be untrue in any material respect as of the Closing.

11.2 Remedies of Buyer. If any of the Events of Default shall occur with respect to Seller, then Buyer shall not be obligated to close the acquisition of the Property in accordance with this Contract and, if Buyer elects not to close the acquisition of the property, Buyer shall be entitled to the return of any deposits. Buyer shall be entitled to all legal or equitable remedies available to Buyer because of Seller's default, including, without limitation, the right to (1) allow the Closing to occur and reserve any right to damages and/or (2) obtain specific performance of Seller's obligations hereunder because of the inadequacy of remedies at law in favor of Buyer. The mere existence of Buyer's right to terminate this Contract as provided herein shall in no event be construed so as to excuse Seller from attempting in good faith and with reasonable diligence to perform and comply with the covenants and agreements set forth in this Contract.

11.3 Seller's Remedies. If any material event of default occurs with respect to Buyer's obligations under this Contract, then Seller may, at Seller's option, elect either of the following remedies:

11.3.1 Liquidated Damages. Cancel this Contract, whereupon -all rights and options of Buyer and duties and obligations of Seller shall terminate and the following provision shall apply:

LIQUIDATED DAMAGES. IF BUYER FAILS TO COMPLETE THE
PURCHASE OF THE PROPERTY AND SUCH FAILURE CONTRIBUTES A
BREACH OF THIS CONTRACT, THEN SELLER SHALL BE RELEASED
FROM ITS OBLIGATIONS OF SELLING THE PROPERTY TO BUYER
PROVIDED, HOWEVER, THAT BY PLACING THEIR INITIALS BELOW, BUYER AND SELLER AGREE THAT THE INITIAL DEPOSIT OF $46,250 SHALL CONSTITUTE LIQUIDATED DAMAGES TO THE SELLER FOR ANY SUCH BREACH BY BUYER. BUYER AND SELLER AGREE THAT SAID AMOUNT IS A REASONABLE AMOUNT FOR LIQUIDATED DAMAGES FOR SUCH A BREACH UNDER THE CIRCUMSTANCES EXISTING AT THE TIME THIS CONTRACT IS ENTERED INTO AND CONSTITUTES A REASONABLE ESTIMATE OF THE DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE
SECTION 1671, ET SEQ. BUYER AND SELLER AGREE THAT IT WOULD BE IMPOSSIBLE OR IMPRACTICAL TO PREDICT WHAT MONETARY DAMAGES SELLER WOULD SUFFER IN SUCH AN EVENT.

Initials                      Initials of
of Seller                     Buyer




11.3.2 Specific Performance. Maintain this Contract in full force and effect and, pursuant to Civil Code sections 1680 and 3389 commence an action against Buyer to obtain specific performance of the terms of this Contract.

                    Section 12 - Miscellaneous Provisions.

12.1 Time is of the Essence. Time is hereby expressly declared to be of the essence of this Contract.

12.2 No Waiver. Any failure to insist upon strict performance of any of the terms and provisions of thin Contract shall not constitute or be deemed to be a waiver of any such term or provision, or constitute an amendment or waiver of any such term or provision by course of performance, and each party, notwithstanding any failure to insist upon strict performance, shall have the right thereafter to insist upon the strict performance of any and all of the terms and provisions of this Contract.

12.3 Survival of Terms. Subject to the requirement that any action by Buyer for breach of the representations and warranties under Section 8.1 above be commenced within one year following the Closing (see Section 8.1.9), all of the agreements, representation-, warranties and obligations of the parties set forth in this Contract shall survive the Closing and the conveyance of the Property to Buyer, and shall continue thereafter to be binding upon and inure to the benefit of the parties hereto, and their respective permitted successors and permitted assigns.

12.4 California Law. This Contract shall be governed by and construed under the laws of the State of California. Any legal action hereunder shall be filed in the California judicial system only, and, with respect to disputes arising under this Agreement, Seller and Buyer hereby unconditionally submit themselves to the jurisdiction of the courts of the state of California.

12.5 Interpretation of contract. The parties acknowledge that both parties have caused this Contract to be reviewed and approved by legal counsel of their own choice.

12.6 Sole Agreement. This is the sole and only agreement between the parties. Any and all prior oral or written representations, correspondence, letters of intent and agreements are merged into and superseded by this Contract and shall be of no force or effect. Any modifications of this Contract must be in writing and signed by the parties hereto.

12.7 Partial Invalidity. If any provision hereof is held invalid or not enforceable to its fullest extent, such provision shall be enforced to the extent permitted by law, and the validity of the remaining provisions hereof shall not be affected thereby.

12.8 No Joint Venture. The execution and performance of this Contract, Buyer's and seller's review and approval rights described in this Contract, the agreements of the parties in this contract and the exercise of any rights hereunder, are not Intended, and shall not be construed, to create a partnership, joint venture or co-tenancy between Seller and Buyer.

12.9 Seller's Tax-Deferred Exchange. Buyer acknowledges that Seller intends to transfer the Property in a manner that will Complete or result in a tax-deferred exchange. Buyer agrees to cooperate with Seller to complete the exchange and Seller shall have the right to assign all of its right, title and interest under this Contract to any entity or entities at any time prior to the Closing Date, whereupon such assignee or assignees shall succeed to all of the rights and obligations of Seller hereunder. Buyer shall not be required to bear any additional cost and expense or incur any additional liability or obligation or otherwise suffer any adverse effect as a consequence of any assignment in excess of the costs, expenses, liabilities, obligations and other effects which would have been applicable if the Property were transferred by Seller without accommodating a tax-deferred exchange. No assignment shall relieve Seller of any obligations under this Contract.

12.10 Buyers Tax-Deferred Exchange. Seller acknowledges that Buyer may desire to acquire the Property in a manner that will complete or result in a tax-deferred exchange. Seller agrees to cooperate with Buyer to complete the exchange and Buyer shall have the right to assign all of its right, title and interest under this Contract to any entity or entities at any time prior to the Closing Date, whereupon such assignee or assignees shall succeed to all of the rights and obligations of Buyer hereunder. Seller shall not be required to bear any additional cost and expense or incur any additional liability or obligation or otherwise suffer any adverse effect as a consequence of any assignment in excess of the costs, expenses, liabilities, obligations and other effects which would have been applicable if the Property were transferred by Buyer without accommodating a taxdeferred exchange. No assignment shall relieve
Buyer of any obligations under this Contract.

12.11 Exhibits. All exhibits, if any, to this Contract are incorporated herein by reference.

12.12 Notices. All notices, requests, demands or documents which are required or permitted to be given or served hereunder shall be in writing and personally delivered, or sent by Federal Express or registered or certified mail, postage prepaid, addressed as follows:

     To Seller at:  Marc R. Brutten
                    2878 Camino del Rio South, Suite 260
                    San Diego, California 92108

                    and

                    James C. Reynolds
                    810 Richards Street, Suite 1000
                    Honolulu, Hawaii 96813

with a copy to
Seller's counsel:    F. Sigmund Luther, Esq.
                     401 West "A" Street, Suite 1625
                     San Diego, California 92101

To Buyer at:   W. Thomas Maudlin, Jr.
               West Coast Realty Investors
               5933 West Century Boulevard
               Suite 900
               Los Angeles, California 90043-5434

with a copy to
Buyer's counsel:    Michael L. Matkins, Esq.
                    Allen, Matkins, Leck, Gamble & Mallory
                    515 South Figueroa Street, Seventh Floor
                    Los Angeles, California 90071-3398

Such addresses may be changed from time to time by the addressee by serving notice as heretofore provided. Service of such notice or demand shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the third day after the date of mailing (whether or not actually received by the addressee), whichever is earlier in time.

12.13 Headings of Sections. The headings of Sections and Subsections herein are inserted only for convenience and reference and shall in no way define, limit or describe the scope or intent of any provision of this Contract.

12.14 Assignment. Buyer shall have the right to assign Buyer's rights and obligations under this Contract; provided, however, no such assignment shall relieve Buyer of Buyer's obligations under this Contract.
12.15 Books and Records. During the period prior to the Contingency Date, Buyer shall have the right upon reasonable notice and at reasonable times to inspect and copy at Seller's office any documents in Seller's possession pertaining to the Property.

Shidler Went Investment       West Coast Realty Investors,
Corporation, a Delaware       Inc., a Delaware corporation
corporation

By                            By
Marc R. Brutten, President    Tom Maudlin, President

Executed by Seller on:        Executed by Buyer on:

November 20, 1996             November 21, 1996

                         Schedule of Exhibits


1    -    Legal Description of Real Property
2    -    Purchase Money Deed of Trust
3    -    Purchase Money Note
4    -    Assignment and Assumption of Landlord's
          Interest Under Lease
5    -    General Assignment
6    -    Estoppel Certificate

                                  REAL PROPERTY


THE LAND REFERRED TO IN THIS REPORT IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, AND IS DESCRIBED AS FOLLOWS:

Parcel 42, in the City of Irvine, County of Orange, State of California, as shown on a Parcel Mop filed in Book 97, Pages 1 to 5 inclusive of Parcel Maps, in the office of the County Recorder of said County.

EXCEPT all oil, oil rights, minerals, mineral rights and other hydrocarbons by whatsoever name known that may be within or under the parcel of land hereinabove described, together with the perpetual right of drilling, mining, exploring and operating therefore and storing in and the same from said land or any other land, incurring the right to whipstock or directionally drill and mine from lands other than those hereinabove described oil or gas well' tunnels and shafts into, through or across the subsurface of the land hereinabove described and to bottom such whipstocked or directionally drilled wells, tunnels and shafts under and beneath or beyond the exterior limits thereof, and to redrill, retunnel, equip, maintain, repair, deepen and operate any such wells, or mines, without, however, the right to drift, mine, store, explore and operate through the surface or the upper five hundred (500) fee: of the subsurface of the land hereinabove described, as reserved by The Irvine Company, a Michigan corporation, in recorded October 14, 1977 in Book 12415, Page 997, Official Records.

ALSO, EXCEPT any and all other rights or interest in water rights and any and all geothermal rights or interests in geothermal rights, no Matter how acquired in connection with or with respect to said land, Whether such water rights shall be riparian, overlying, appropriative, prescriptive or contractual, together Rich full right and power, among others, to transfer or assign to others or to Use or utilize on any other property; owned or leased by the grantor; provided, however, that the exception and reservation made herein shall not have any right to enter upon the surface of the property described herein the exercise of such rights, as reserved in deed from Title Insurance and Trust Company, a Trustee under Trust No. IR-192300-2, recorded October 31, 1978 in Book 12903, Page 618, Official Records.

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO

Shidler West Investment Corp.
C/O F. Sigmund Luther, Esq.
401 West A Street, Ste. 1625
San Diego, CA 92101

               SPACE ABOVE THIS LINE FOR RECORDER'S USE



         DEED OF TRUST WITH ASSIGNMENT OF RENTS AS ADDITIONAL SECURITY

This DEED OF TRUST, made            , 1997,                , between
     WEST COAST REALTY INVESTORS, a Delaware corporation
                                   herein called TRUSTOR,

whose address is 5933 West Century Blvd., Ste. 900, Los Angeles,
California 900454

CHICAGO TITLE COMPANY, a California Corporation, herein called TRUSTEE, and SHIDLER WEST INVESTMENT CORPORATION, a Delaware corporation herein called BENEFICIARY,

Trustor irrevocably grants, transfers and assigns to Trustee in Trust, with Power of Sales that property in City of Irvine, County of Orange, California.

                          SEE EXHIBIT A ATTACHED HERETO

Together with the rents, issues and profits thereof, subject, however, to the right, power and authority hereinafter given to and conferred upon Beneficiary to collect and apply such rents, issues and profits.

For the Purpose of Securing (1) payment of the sum of S 600,000.00 with interest thereon according to the terms of a promissory note or notes of even date herewith made by Trustor, payable to order of Beneficiary, and extensions or renewals thereof; (2) the performance of each agreement of Trustor incorporated by reference or contained herein or reciting it is so secured; (3) Payment of additional sums and interest thereon which may hereafter be loaned to Trustor, or his or her successors Of assigns, when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust.

To protect the security of this Deed of Trust, and with respect to the property above described, Trustor expressly makes each and all of the agreements, and adopts and agrees to perform and be bound by each and all of the terms and provisions set forth in subdivision A of that certain fictitious Deed of Trust referenced herein, and it is mutually agreed that all of the provisions set forth in subdivision B of that certain factitious Deed of Trust recorded in the book and page of Official Records in the office of the county recorder of the county where said property is located, noted below opposite the name of such county, namely:

COUNTY    BOOK PAGE   COUNTY BOOK  PAGE  COUNTY BOOK PAGE   COUNTY   BOOK  PAGE
Alameda   1288 sse     Kinge  858  713   Placer 1028  379   Sierra    38   187
Alpine    3    130-31  Lake   437  110   Plumas 166  1307   Sisklyou  506  762
Amador    133  438     Lassen 192  367 Riverside 3778 347   Solano    1287 621
Butte     1330 513     L.A. T-3878 874  Sac.  71-1028 615   Sonoma    2067 427
Calaveras 185  338    Madera  911  136  San Benito300 405   Stanislaus1970 56
Colusa    323  391     Marln 1849  122  San Bern.6213 768   Sutter    655  585
ContraCosta4684  1   Mariposa 90   453  San Fran.A-804598   Tahama    457  183
Del Norte 101  549  Mendocino 667  99 San Joaquln 2855283   Trinity   108  595
El Dorado 704  635   Merced  1660  753   SLO     1311 137   Tulare    2530 108
Fresno    5052 623   Modoc    191  93 SanMateo4778     175  Tuolumna  177  160
Glenn     469  76     Mono    69   302SantaBarbara2065 881  Ventura   2607 237
Humboldt  801  83   Monterey  357  239  SantaClara6626 664   Yolo     769   16
Imperial  1189 701    Napa    704  742  SantaCrua 1638 607   Yuba     398  693
Inyo      165  672  Nevada    363  94   Shasta    800  633
Kern     3756  690  Orange    7182  18  San Diego Series 5 Book 1964, P.149774

                                                        Initial
shall inure to and bind the parties hereto, with respect to the property above described. Said agreements, terms and provisions contained in said subdivisions A and B. (identical in all counties) are preprinted on the following pages hereof and are by the within reference thereto, incorporated herein, and made a part of this Deed of Trust for all purposes as fully as if set forth at length herein and beneficiary may charge or a statement regarding the obligation secured hereby, provided the charge thereof does not exceed the maximum allowed by laws.

The undersigned Trustor, requests that a copy of any notice of default and any notice of sale hereunder be mailed to him at his address hereinbefore set forth.

STATE OF CALIFORNIA
COUNTY OF            }S.S.

On                         before me,

a Notary Public in and for said
County and State, personally appeared


personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to ma that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS my hand and official seal

Signature


Signature of Trustor


West Coast Realty Investors,
a Delaware

By
Print Name:
Title




(This area for official notarial seal)

                                     DO NO RECORD

The following is a copy of Subdivisions A and B of the fictitious of Trust recorded in each county in California as stated in the foregoing Deed of Trust and incorporated by reference in said Deed of Trust as being a part thereof as it set forth at length therein.

A. To protect the security of this Deed of Trust, Trustor agrees
(l) To keep said property in good condition and repair not to remove or demolish any building thereon; to complete or restore promptly and In good and workmanlike manner any building which may be constructed, damaged or destroyed thereon and to pay when due ail claims for labor per. formed and materials furnished therefor; to comply With all laws affecting said property or requiring any alterations or improvements to be made thereon. not to commit or permit waste thereof: not to commit, super or permit any act upon said property in violation of law: to cultivate, irrigate, fertilize, 'prune and do all other acts which from the character or use of said property may be reasonably necessary, the specific enumerations herein not excluding the general.

(2) To provide, maintain and deliver to Beneficiary fire insurance satisfactory to and with toss payable to Beneficiary. The amount collected under any fire or other insurance policy ma, be applied by Beneficiary upon any indebtedness secured hereby and in such order as Beneficiary may deter. mine. or at option of Beneficiary the entire amount so collected or any part thereof may be released to Trustor. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

(3) To appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee: and to pay all costs and expenses. including cost of evidence of title and attorney s tees in a reasonable sum, in any action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed.

(4) To pay: at least ten days before delinquency ail taxes and assessments affecting said property, including assessments on appurtenant water stock; when due, all encumbrances. charges and liens, with interest, on said property or any part thereof, which appear to be prior or superior hereto;
all costs, fees and expenses of this Trust.

Should Trustor fait to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from ally obligation hereof, may, make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon said property for such put poses; appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay purchase, contest or compromise any encumbrance, charge, or lien which in the judgment of either appears to be prior or superior hereto; and, in exercising any such powers, pay necessary expenses, employ counsel and pay his or her reasonable fees.

(5) To pay immediately and without demand all sums so expended by Beneficiary or Trustee, with interest from date of expenditure at the amount allowed by law in effect at the date hereof, and to pay for any statement provided for by law in effect at the date hereof regarding the obligation secured hereby, any amount demanded by the Beneficiary not to exceed the maximum allowed by law at the time when said statement is demanded.

B. It is mutually agreed:
(1 ) That any award of damages in connection with any condemnation for public use of or injury to said property or any pert thereof is hereby assigned and shall be paid to Beneficiary who may apply or release such moneys received by him or her in the same manner and with the same effect as above provided for regarding disposition of proceeds of tire or other insurance.

(2) That by accepting payment of any sum secured hereby after its due date, Beneficiary does not waive his or hat right either to require prompt payment when due of all other sums so secured or to declare default for failure so to pay.

(3) That at any time or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed and said note for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby, Trustee may: reconvey any part of said property; consent to the making of any map or plat thereof; join in granting any easement thereon; or join in any extension agreement or any agreement subordinating the lien or charge hereof.

(4) That upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed and said note to Trustee for cancellation and retention or other disposition as Trustee in its sofa discretion may choose and upon payment of its fees Trustee shall reconvey, without warranty, the property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The Grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

(5) That as additional security, Trustor hereby gives to and confers upon Beneficiary the, power and authority, during the continuance of these Trusts, to collect the rents, issues and profits of said property, reserving unto Trustor the right, prior to any default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, to collect and retain such rents, issues and profits as they become due and payable. Upon any such default, Beneficiary may at any time without notice, either in parson, by agent, or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured enter upon and take possession of said property or any part thereof, in his or her own name sue for or otherwise collect such rents, issues, and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's tees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of said property, the collection of such rants, issues and profits and the application thereof as aforesaid, shad not cure or waive any default or notice of detach thereunder or invalidate any act done pursuant to such notice.

(6) That upon default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement thereunder, Beneficiary may declare all sums secured hereby immediately due and payable by delivery to Trustee of written declaration of default and demand for sale and of written notice of default and of election to cause to be sold said property, which notice Trustee shall cause to be sighted for record. Beneficiary also shall deposit with Trustee this Deed, said note and all documents evidencing expenditures secured hereby.
And the lapse of such time as may than be required by law the recordation of said notice of default, and notice of sale having been given as then required by law. Trustee, without demand on Trustor, shall sell said property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone sale of all or any potion of said property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by pubic announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchase its deed conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee, or Beneficiary as hereinafter defined, may purchase at such sale.

After deducting all costs, tees and expanses of Trustee and of this Trust, including cost of avoidance of title in connection with sate, Trustee shaft apply the proceeds of sate to payment of: all sums expended under the terms hereof, not then repaid, with accrued interest at the amount allowed by law in effect at the date hereof; all other sums than secured hereby; and the remainder, if any, to the person of persons legally entitled thereto.

(7) Beneficiary, or any successor in ownership of any indebtedness secured hereby, may from time to time, by instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed by the Beneficiary and duly acknowledged and recorded in the office of the recorder of the county or counties where said property is situated, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the Trustee predecessor, succeed to all its title, estate, rights, powers and duties. Said instrument must contain the name of the original Trustor, Trustee and beneficiary hereunder, the book and page where this Dead is recorded and the name and address of the now Trustee.

(8) That this Deed applies to, inures to the benefit of, and binds all panics hereto, their heirs, legatees, devisees, administrators, executors, sue. censors, and assigns. The term Beneficiary shall mean the owner and holder, including pledges, of the note secured hereby, whether or not named as Beneficiary herein. In this Deed, whenever the context so requires, the masculine gender includes the feminine and/or the neuter, and the singular number includes the plural.

(9) the Trustee accepts this Trust when this Deed duly executed and acknowledged. is made a public record as provided by law Trustee Is not obligated to notify any parry hereto of pending sale under any other Deed of Trust or OT and action At shall be a party unless brought by Trustee



DO NOT RECORD
TO CHICAGO TITLE COMPANY            REQUEST FOR FULL RECONVEYANCE


The undersigned is the legal owner and holder of the note or notes, and of all other indebtedness secured by the foregoing Deed of Trust. Said note or notes. together with all other indebtedness secured by said Deed of Trust have been fully paid and satisfied; and you are hereby requested and directed. on payment to you of any sums owing to you under the terms of said Deed OT Trust to cancel said note or notes above mentioned. and all other evidence of Indebtedness secured by said Deed of Trust deli tiered to you herewith together with the said Deed of Trust and reconvey without warranty. to the panics designated by the terms of said Deed of Trust all the estate now held by you under the same.

Dated

Please mail Deed of Trust
Note and Reconveyance to

Do not lose or destroy this Deed of Trust OR THE NOTE which it secures. Both must De delivered to the Trustee /or cancellation before reconveyance will be made

                                  REAL PROPERTY

THE LAND REFERRED TO IN THIS REPORT IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, AND IS DESCRIBED AS FOLLOWS:

Parcel 42, in the City of Irvine, County of Orange, State at California, as shown on a Parcel Mop filed in Book 97, Pages 1 to 5 inclusive of Parcel Maps, in the office of the County Recorder o{ said County.

EXCEPT all oil, oil rights, minerals, mineral rights and other hydrocarbons by whatsoever name known that may be within or under the parcel of land hereinabove described, together with the perpetual right of drilling, mining, exploring and operating therefor and storing in and removing the same from said land or any other land, including the right to whipstock or directionally drill and mine from lands ocher than chose hereinabove described oil or gas wells, runners and shafts into, through or across the subsurface of the land hereinabove described and to bottom such whipstocked or directionally drilled wells, tunnels and shafts under and beneath or beyond the exterior limits thereof, and to REDRILL, RETUNNEL, equip, maintain, repair, deepen and operate any such wells, or mines, without, however, the right to drill, mine, store, EXPLORE and operate through the surface or the upper five hundred (500) FEET of the subsurface of the land hereinabove described, as reserved by The Irvine Company, a Michigan corporation, in deed recorded October 14, 1977 in Book 12415, Page 997, Official Records.

ALSO EXCEPT any and all water rights or interest in water rights and any and all geothermal rights or interests in geothermal rights, no matter how acquired in connection with or with respect to said land, whether such water rights shall be, overlying, appropriative percolating, prescriptive or contractual, together with full right and power, among others, to TRANSFER or assign to others or to use or utilize on any other property; owned or leased by the grantor; provided, however, that THE exception and reservation made herein shall no: have any right to enter upon she surface of the property described herein the exercise of such rights, as reserved in deed from Title Insurance and Trust Company, a Trustee under Trust No. IR-192300 2, recorded October 31, 1978 in Book 12903, Page 618, Official Records.

DO NOT DESTROY THIS NOTE: When paid, this Note, with the Deed of Trust securing this Note, must be surrendered to the Trustee for cancellation before reconveyance will be made.

              Purchase-Money Promissory Note Secured by Deed of Trust
                      $600,000.00 San Diego, California,         1997

As stated in this Note, for value received, West Coast Realty Inventors, a Delaware corporation, ("Maker"), promises to pay to Shidler West Investment Corporation, a Delaware corporation ("Holder"), or order, at San Diego, California, or such other place as Holder may from time to time direct in writing, the principal sum of $600,000.00, together with simple interest in arrears on the balance of principal from time to time unpaid at the rate 9.68 percent per annum computed from and including the date of recording the deed of trust which secures this Note ("the Commencement Date"). Interest shall be paid monthly commencing on the date that is one month following the Commencement Date and so continuing on the same day of each month thereafter until the date which is five months following the Commencement Date, at which time all unpaid principal and accrued interest shall be paid in full (i.e. if Maker makes full and timely payment, Maker will make four interest payments of $5,500.00 each and one final payment of principal and interest in the amount of $605,500.00). The privilege is reserved to make, at any time(s), without penalty or charge, additional principal payment(s).

Time is of the essence of this Note. Upon failure to make a punctual payment required by this Note, or upon default in the performance of any other obligation secured by or set forth in the Deed of Trust securing this Note, Holder will have the right to declare, without making demand of any kind, that the entire indebtedness secured by or set forth in the Deed of Trust is immediately due. Waiver of the right to so accelerate the maturity of obligations hereunder will be effective only if set forth in a written instrument signed by Holder. Failure to exercise, or delay in exercising, the right will not be construed as a waiver of the right.

Maker acknowledges that, if any amount is not paid when due, Holder will incur additional costs. The exact amount of these additional costs (which include, but are not limited to, processing and accounting charges as well as lose of use of money due) is difficult and impracticable to assess. Maker acknowledge. that the sum of six percent of the overdue amount or five dollars, whichever is greater, is, under the circumstances existing at the time this note is made, a reasonable late charge and Maker will pay the late charge when due. The late charge will become immediately due ten days after the date on which any payment required to be made under the terms of this Note became due and remains unpaid. Maker acknowledges that the obligation to pay the late charge does not, in any way, affect the rights of Holder set forth in the preceding paragraph.

Principal and interest will be paid in lawful money of the United States of America. Every party who is now or hereafter becomes liable for the payment of this Note, and any person who guaranties the same, (1) waives diligence, presentment, protest, demand for payment, notice of protest, dishonor and notice of nonpayment of this Note, (2) expressly agrees that this Note, or any payment under this Note, may he unilaterally extended by Holder from time to time, (3) consents that Holder may (but will not be required to) release all or any part of the property encumbered by the Deed of Trust, and (4) consents to the acceptance of additional security for this Note, all without in any way affecting the liability of any party.

If Holder engages an attorney in connection with (1) any judicial or non-judicial proceeding on this Note and the Deed of Trust (including, but not limited to, judicial or trustee's power of sale foreclosure), (2) any action or proceeding commenced by any person including, but not limited to, actions or proceedings (a) Under Title 11 of United States Code, (b) for condemnation, (c) under the California Probate Code, (d) any state or federal tax lien or (e) involving mechanic's or materialmen's liens or stop notices and/or (3) enforcement of the assignment of rents provisions pertaining to the Property serving as security for this Note, Maker will pay reasonable attorneys' fees incurred by Holder.

This Note is secured by a peed of Trust of even date herewith to Chicago Title Company.

By


Print Name:
Title:

West Coast Realty Investors, a Delaware Corporation

                         Assignment and Assumption of
                       Landlord's Interest Under Lease

This Assignment and Assumption Agreement ("this Assignment")' dated as of -- , 1997, is executed by and between (1) Shidler west, Inc., a Delaware corporation f/k/a/ Brutten/Reynolds/ Shidler Investment Corporation, a California limited partnership ("Shidler Went") and (2) Went Coast Realty Investors, a Delaware corporation ("West Coast").

1. Recitals. This Assignment is executed with reference to the following facts:

1.1 On or about            , Shidler West, as landlord, and Tycom Corporation,
as tenant, executed and delivered that certain Lease ("the Tycom Lease") pertaining to real property in the City of Irvine, County of Orange, State of California, commonly known as 17862 Fitch.

1.2 Pursuant to the terms of that certain Purchase and Sale Contract dated November 18, 1996, ("the Contract"), Shidler West is, concurrently with the recording of this Assignment, conveying to West Coast all of Shidler West's right, title and interest in and to the Property.

1.3 By this Assignment, the parties desire to confirm the assignment of all of Shidler West's right, title and interest in and to the Tycom Lease and the assumption by West Coast of all of the landlord's obligations under the Tycom Lease.

2. Covenants of the Parties. In consideration of the above recitals and other valuable consideration receipt of which is hereby acknowledged, the parties agree:

2.1 Effective as of the date of the Closing (as such term is defined in the Contract), Shidler West hereby assigns, transfers and convey. to West Coast all of Shidler West's right, title and interest as landlord under the Tycom Lease.
2.2 Effective as of the date of the Closing, West Coast hereby assumes the obligation. of landlord under the Tycom Lease which accrue on and after the Closing.


Shidler West, Inc. a                           West Coast Realty Investors, a
Delaware corporation                           Delaware corporation


By                                             By
Marc R. Brutten, President                     Print Name
                                               Title

                               General Assignment

This General Assignment, dated as of,        1997, is executed by Shidler West
Investment Corporation, a Delaware corporation f/k/a/ Brutten/Reynolds/Shidler Investment Corporation, ("Assignor"), in favor of West Coast Realty Investors, a Delaware corporation ("Assignee"). In accordance with that certain Purchase and Sale Contract dated November 18, 1996, ("the Contract"), respecting the sale of certain real property ("the Property") in the City of Irvine, County of Orange, State of California, commonly known as 17862 Fitch, Assignor hereby assigns, transfers, quitclaims and conveys all of Assignor's right, title and interest, if any, in and to the Intangible Property (as such term is defined in the Contract), Permits (as such term is defined in the Contract) and all other tangible and intangible rights appurtenant or pertaining to the Property. Without limiting the generality of the foregoing, Assignor hereby specifically assigns to Assignee:

1. All of Seller's rights in and to the representations and warranties received by Assignor from Tycom Corporation pursuant to Paragraph 8 of that certain Purchase Agreement dated August 12, 1996 ("the Tycom Contract").

2. All indemnity rights received by Assignor from Tycom Corporation under Paragraph 10 of the Tycom Contract.

3. All rights under the covenant received by Assignor from Tycom Corporation under Paragraph 13 of the Tycom Contract.

Seller represents that the Tycom Contract. not been amended or modified by Tycom Corporation and Assignor to diminish the rights under the Tycom Contract as described above. This assignment shall be binding upon and inure to the benefit of the successors, assigns and personal representatives, heirs and legatees of all the respective parties.



Shidler West Investment
Corporation, a Delaware corporation


By:
Marc R. Brutten, President

                              TENANT ESTOPPEL CERTIFICATE

TO: WEST COAST REALTY INVESTORS, INC.
    5933 West Century Boulevard, Suite 900
    Los Angeles, California 90045-5454


Re: Lease, dates as of            ,199 , between TYCOM CORPORATION, a Delaware
Corporation, as tenant (the "Tenant"), and Shidler West, Inc., formerly known as Brutten-Reynolds/Shidler Investment Corporation, as landlord, covering certain premises known by the street address 17862 Fitch, in the City of Irvine, County of Orange, State of California (the "Leased Premises"), as amended as noted on attached Schedule A (collectively, the ''Lease")

Gentlemen:

The undersigned Tenant hereby represent', warrant, and certifies to West Coast Realty Investors, Inc. ("Landlord") and any person who may hold or hereafter hold a mortgage, deed of trust or other security interest in the Leased Premises or Lease ("Lender") that:

1. The Lease has not been modified, changed, altered or amended in any respect, either orally or in writing, and constitutes the entire agreement between Tenant and Landlord affecting Tenant's leasing of the Leaned Premises. A true "d correct copy of the Lease is attached as Schedule A. The Lease is in full force ant effect and is not subject to any contingencies or conditions not set forth in The Lease.

2.   The term of the Lease commenced on, 199 .

3. Tenant has paid all fixed ant additional rent and other sums which are due and payable under the Lease through the date hereof and Tenant has not made and will not make any prepayment of fixed rent for more than one month in advance. There are no presently unexplored rental concession or abatements due under the Lease except that Tenant is not obligated to pay Base Rent for the first four months of the term of the Lease. Tenant has no credits, offsets, abatements, defenses, counterclaims or deductions against any rental or other payments due under the Lease respect to its performance of the other terms and conditions of the Lease, and has asserted no claims against Landlord.

4. Tenant has paid to Landlord a security deposit in the amount of S37,302.75. Tenant has not made any other payments to Landlord as a security deposit, advance or prepaid rent.

5. Landlord is not, and was not, required to complete or pay for any work or improvements to the Leased Premises and Tenant has accepted the Leased Premises in its "AS-IS" condition.

6. To the best knowledge of Tenant, Landlord is not in default in the performance of any of the teens of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default. Tenant has not delivered to Landlord any notice of default with respect to the Landlord's obligations trader the Lease.

7. Tenant is not an affiliate of Landlord.

8. Tenant is in actual possession of the entire Leased Premises and, to the best knowledge of Tenant' is not in any respect In default under any of the terms and conditions of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default. Tenant has not received from Landlord any notice of default with respect to Tenant's obligations under the Lease.

9. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the Lease, nor subleased any of the Leased Premises, nor permitted any person or entity to use the Leased Premises.

10. Except as expressly provided in the Lease, Tenant

(i) does not have any right to renew or extend the term of the Lease

(ii) does not have any to cancel or surrender the Lease prior to the expiration of the term of the Lease,

(iii) does not have any option or rights of first refusal or first over to purchase or lease all or any part of the Leased Premises or the real properly of which the Leased Premises are a part,

(iv) does not have any title or interest with respect to the Leased Processes other than as lessee under the Lease, and

(v) does not have any right to relocate into other proper owned by Landlord or any of Landlord's affiliates.

11 There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization arrangement under the bankruptcy laws of the United States, or any state thereof or Nether action brought under said bankruptcy laws with respect to Tenant.

12. Tenant has not given or received notice that Tenant'' insurance coverage will be canceled or will not be renewed.

13. The individual executing this Tenant Estoppel Certificate on behalf of Tenant represents and warrants that such person has the power and the authority to execute this Tenant Esteemed Certificate on behalf of Tenant.

14. Tenant has been advises that Landlord and Lender will rely upon the truth of this certification in purchasing the Leased Premises and/or making a loan to be secured by the Leased Premises. I his Tenant Estoppel Certificate shall inure to the benefit of Landlord, Lender and their respective nominees, successors, assigns, participants and designees and shall be binding upon Tenant and Its successors and assigns

     Dated this     day of      199 .

Tenant

TYCOM CORPORATION, a Delaware corporation

By:
Name:
Title:

                              COMMERCIAL LEASE - NET
                             (Single Tenant Building)

                             Basic Lease Information

Date: December 18 ,1996

Landlord: Shidler West Investment Corporation, a Delaware corporation, formerly known as Brutten/Reynolds/Shidler Investment Corporation

Tenant: Tycom Corporation, a Delaware corporation

Premises (section 1.1): Address: 17862 Fitch, City of Irvine, County of Orange, State of California

Term (section 2.1); Eleven (11) years plus the partial month between the Commencement Date and the last day of the calendar month during which the Commencement Date occurs.

Commencement Date (section 2.1): December 18, 1996

Expiration Date (section 2.1): December 31, 2007

Initial Base Rent (section 3.1(a)): S37,302.75 per month

Use (section 6.1): For office, warehousing, light manufacturing, storage, shipping, conference center.

Liability Insurance (section 10.3): $5,000,000.00

Landlord's Address for Notice (section 23.1): c/o The Shidler Group, 2878 Camino del Rio South, Suite 260, San Diego California, 92108
Attn: Marc H. Brutten

Landlords Address for payment of Rent(Article 3): 2878 Camino del Rio South, Suite 260, San Diego CA 92108. Attn: Controller

Option to Extend (Article 25 ): One five year option to exceed at fair market rental.

Security Deposit (section 3.5): $37,302.75.

Tenant's Address (section 23,1): 17862 Pitch, Irvine, California

Exhibits and Addenda (section 24.3):
Exhibit A - Tenant Estoppel Certificate
Exhibit B - Legal Description

The foregoing Basic Lease Information is incorporated in and made a part of the Lease to which it is attached. If there is any conflict between the Basic Lease Information and the Lease, the Lease shall control.

LANDLORD:

SHIDLER WEST INVESTMENT
CORPORATION, a Delaware corporation

By:

Its:


TENANT:

TYCOM CORPORATION, a Delaware
corporation

By:

Its:

                                      LEASE

THIS LEASE, made as of the date specified in the Basic Lease Information, by and between the landlord specified in the Basic Lease Information ("Landlord"), and the tenant specified in the Basic Lease Information ("Tenant"),

                                WITNESSETH:

                                 ARTICLE 1

                                 Premises

1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from landlord, for the term and subject to the covenants hereinafter set forth, to all of which Landlord and Tenant hereby agree, the building specified in the Basic Lease Information(the "Premises") containing sixty three thousand two hundred twenty-five (63,225) square feet of space, which includes the land on which the Premises are located and the improvements thereon.

                                  ARTICLE 2

                                    Term

2.1 The term of this Lease shall be eleven (11) years commencing on the Closing Date as specified in that certain purchase Agreement between Tenant and Brutten/Reynolds/Shidler Investment Corporation dated August 12, 1996, as amended (the Commencement Dated, plus the partial month between the Tent sate and the last day of the calendar month during which the Comment Date occurs and, unless sooner terminated as hereinafter provided, shall end on the day prior to the eleventh anniversary of the first day of the calendar month following the Commencement Date (the Expiration Dates). Within thirty (30) days after the determination of the Commencement Date, Landlord and Tenant shall execute a memorandum acknowledging the Commencement Date and the Expiration Date.

2.2 If the Commencement Date is not the first day of a calendar month, Tenant shall pay to Landlord, as additional rent, the Base Rent payable under section 3.1, calculated on a per diem basis, for the period from the Commencement Date until the first day of the next full calendar month. Tenant to pay the Base Rent in respect of such period to Landlord on the Commencement Date.

2.3 Tenant shall accept the Premises "As-is" on the Commencement Date. Landlord shall have no obligation to construct or install any improvements in the Premises. Tenant acknowledges that, prior to the Commencement Date, Tenant occupied the Premises. Tenants possession of the Premises shall constitute Tenant's acknowledgment that the Premises are in all respects in the condition in which Landlord is required to deliver the Premises to Tenant under this Lease and that Tenant has examined the Premises and is fully informed to Tenant's satisfaction of the physical and environmental condition and the utility of the Premises. Tenant acknowledges that Landlord, its agents and employees and other persons acting on behalf of Landlord have made no representation or warranty of any kind in connection with any matter relating to the physical or environmental condition, value, fitness, use or zoning of the Premises upon which Tenant has relied directly or indirectly for any purpose.

                                     ARTICLE 3

                                        Rent


3.1 Tenant shall pay to Landlord the following amounts as rent for the Premises:

(a) During the period between the Commencement Date and the last day of the 1997 calendar year, Tenant shall pay to Landlord, as base monthly rent, the amount of monthly rent specified in the Base Lease Information(the "Base Rent"); provided that Tenant shall be obligated to pay only one-half (1/2) of the Base Rent for the first eight (8) calendar months of the Lease Term (January through August 1997, inclusive). Commencing on the first day of the thirteenth full calendar month after the Commencement Date, and on each anniversary of that date thereafter (including during all renewal terms if any), the Base Rent shall be increased every one (1) year on the anniversary of the Commencement Date, in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers (all items for the Los Angeles-Long Beach statistical area on the basis of 1982-84=100) (the "Index"), as provided In Section 3.1(b).

(b) The Base Rent "shall be increased at the times specified in Subsection 3.1(a) above, in proportion to the increase in the Index which has occurred between the month which is three months prior to the first month of the Term, or the previous adjustment date, as applicable, and the month which is three months prior to the month in which the rent is to be increased. Landlord shall notify Tenant of each increase by delivering a written statement setting forth the Index for the month which is three months prior to the first month of the Term, the index for the month which is three months prior to the month in which the Base Rent is to be increased, the percentage increase between those two indices, and the new amount of the Base Rent. In no event shall any increase in Base Monthly Rent under this paragraph 3.1(a) be more than seven percent (7%) or less than three percent (3%) of the amount of the Base Rent payable during the Immediately preceding twelve (12) months of the Term. Tenant shall pay the new Base Rent from its effective date until the new periodic increase. Landlord's notice may be given after the effective date of the increase since the Index for the appropriate month may be unavailable on the effective date. In such event, Tenant shall pay landlord the necessary rental adjustment for the months elapsed between the effective date of the increase and Landlord's notice of such increase within ten days after landlord's notice. If the format or components of the Index are materially changed after the Commencement Date of Lease, Landlord shall substitute an index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Date of Lease. Landlord Shall notify Tenant of the substituted index, which shall be used to calculate the increase in the Base Rent. In making such calculations, no effect shall be given to rent concessions or abatements (if any).

(c) Throughout the Term of this Lease, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated "Additional rent." As used in this Lease, "rent" shall mean and include all Base Rent and additional rent payable by Tenant in accordance with this Lease.

3.2 It is the intention of Landlord and Tenant that the Base Rent payable by Tenant to Landlord during the Entire Lease shall be absolutely net of all costs and expenses incurred in connection with the management, operation, maintenance, repair and replacement of the Premises in accordance with this Lease. Landlord shall have no obligations or liabilities whatsoever with respect to the management, operation, maintenance, repair or replacement of the Premises during the term of this Lease, and Tenant shall manage, operate, maintain, repair and replace the Premises in accordance with this Lease and shall pay all costs and expenses incurred in connection therewith before such costs or expenses become delinquent. Without limiting the generality of the foregoing, throughout the entire term of this Lease, Tenant shall pay, as additional rent, all premiums for all property and liability insurance covering the Premises carried by Tenant, all Property Taxes (as defined in section 4.1) and all Other Taxes (as defined in section 5.1) that accrue during or are allocable to the term of this Lease.

3.3 Tenant shall pay all Base Rent to Landlord, in advance; on or before the first day of each and every calendar month during the term of this Lease. Tenant shall pay all additional rent upon demand. Tenant shall pay all rent to Landlord without notice, demand, deduction or offset, in lawful money of the United States of America, at the address of landlord specified in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing.

3.4 Tenant acknowledges that the late payment by Tenant of any Base Rent or additional rent (including the items described in section 3.2) will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. Such costs and expenses will include administration and collection costs and processing and accounting expenses. Therefore, if any Base Rent or additions; rent is not received by Landlord within five (5) days after it is due, Tenant shall immediately pay to Landlord a late charge equal to one and one-half percent (1 1/2%) of such delinquent amount. Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered by Tenant's failure to make timely payment. In no event shall such late Charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or enforcing any remedy available to Landlord upon Tenant's failure to pay all rent due under this Lease in a timely fashion, including the daft to terminate this Lease. All amounts of money payable by Tenant to Landlord hereunder, If not paid when due, shall bear interest from the date delinquent until paid at the rate of ten percent (10%) Per annum but in no event in excess of the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usuary law at such delinquency date.

3.5 Tenant has deposited with Landlord the sum of Thirty Seven Thousand Three Hundred Two and 75/100 Dollars (37,302.75) as the security deposit ("Security Deposit"). The Security Deposit shall be held by Landlord as security for the faithful performance by tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rentals or the condition of the Premises upon the termination of the Lease. Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, for the payment of any amount that landlord may spend or become obligated to spend by reason Of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any position of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. Landlord is not a trustee of the Security Deposit and may use it in ordinary business, transfer it or assign it, or use it in any combination of such ways. If Tenant fully and faithfully performs every provision of this lease to be performed by it, the remaining portion of the Security Deposit shall be returned to tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within 2 weeks after the termination of the Lease and Tenant's vacation of the Premises; provided, however, if any portion of the Security Deposit is to be applied to repair damage to the Premises caused by Tenant or Tenant's agents, contractors or assigns or to clean the Premises, then the balance of the Security Deposit shall be returned to Tenant (or. at Landlord's option, to the last assignee of Tenant's interest hereunder) no later than thirty (30) days from the date when Landlord receives possession of the Premises. Tenant shall not transfer or encumber the Security Deposit, nor shall Landlord be bound by Tenant's attempt to do so. If Landlord's interest in this Lease is terminated, Landlord may transfer the Security Deposit to Landlord's successor. in interest, and upon such transfer Landlord shall be released from any liability to Tenant with respect to the Security Deposit, and Tenant shall look only to the transferee for any return of the Security Deposit to which Tenant may be entitled.

                                     ARTICLE 4

                                   Property Taxes


4.1 "Property taxes shall mean all taxes, assessments, excises, levies, fees and charges(and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Premises or any part thereof or any personal property used in connection with the Premises. Property Taxes shall not include net income (measured by the income of Landlord from ad sources or from sources other than solely rent), franchise, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes.

                                     ARTICLE 5

                                    Other Taxes

5.1 "Other Taxes shall mean all taxes, assessments, excises, levies, owners association dues or similar clauses, fees and charges, including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the Premises, (b) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (c) any rent payable under this Lease, including any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent, (d) the possession, leasing, operation, management, maintenance, alteration, repair, replacement, use or occupancy by Tenant of the Premises, or (e) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Other Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in lieu of, as a substitute for, or as an addition to any Other Taxes.


                                     ARTICLE 6

                                        Use

6.1 The Premises shall be used only for the purpose specified in the Basic Lease Information and no other purpose without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, Landlord's withholding of consent shall be conclusively presumed reasonable if the proposed use would materially increase the wear and tear on or the risk of damage to the Premises above levels or risks resulting from Tenants use as of the date of this Lease or the proposed use is for an illegal, immoral or disreputable purpose. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any insurance policy for the Premise, or will in any way cause a cancellation or reduction of any insurance for the Premises. Tenant shall not do or permit anything to be done in, on or about the Premises which will in any way obstruct or interfere with the rights of the Landlord. Tenant shall not maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises.

                                       ARTICLE 7

                                        Services

7.1 Tenant shall, at Tenant's sole cost and expense, supply the Premises with electricity, heating, ventilating and air conditioning, water, natural gas, lighting replacement for all lights, restroom supplies, telephone service, window washing, security service, janitor, scavenger and disposal services, and such other services as Tenant determines to furnish to the Premises. Landlord shall not be in default hereunder or be liable for said damage or loss directly or indirectly resulting from, nor shall the rent be abated or a constructive or other eviction be deemed to have occurred by reason of the installation, use or interruption of use of any equipment in connection with the furnishing of the foregoing services, any failure to furnish or delay in furnishing any such services, whether such failure or delay is caused by accident or said condition beyond the control of Landlord or Tenant or by the making of repairs or improvements to the Premises, or any limitation curtailment, rationing or restriction on use of water, electricity, gas or any form of energy serving the Premises, whether such results from mandatory governmental restriction or voluntary compliance with governmental guidelines. Tenant will pay the full cost of all of the foregoing services as additional rent.

                                     ARTICLE 8

                   Maintenance and Repairs; Capital Improvements


8.1 Tenant shall, at all times during the term of this Lease and at Tenants sole cost and expense, maintain, repair and replace the Premises and every part thereof and all grounds, landscaping, parking areas, lighting, roof, walls, floors, foundations, signs, heating, ventilating and air conditioning, mechanical, electrical, plumbing, sprinkler and life safety systems, equipment, fixtures, alterations, additions and improvements therein or thereon and keep all of the foregoing clean and in good order and operating condition (including painting the exterior of the Premises as often as reasonably needed to keep such exterior in a good, well painted condition, cleaning interior and exterior doors, windows and glass, and repairing and replacing any exterior windows and glass that is broken, cracked or damaged). Tenant shall engage a duly licensed Independent contractor to perform all maintenance and repair services on all heating, ventilating and air conditioning, mechanical, electrical, plumbing, sprinkler and life safety systems and equipment in the Premises that is to be performed by Tenant in accordance with this section 8.1. Landlord and its consultants or contractors shall have the right to inspect the Premises to determine Tenant's compliance with this section 8.1, and Tenant shall promptly complete any work required by Landlord or its consultants or contractors as a result of any such inspection pursuant to the terms of this Lease. Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises. Subject to section 9.3, Tenant shall, at the end of the term of this Lease, surrender to Landlord the Premises and all alterations, additions, fixtures and improvements therein or thereto in the same condition as when received, ordinary wear and tear and damage thereto by fire or other casualty excepted. Notwithstanding anything in the foregoing to the contrary, Tenant shall only be obligated today a prorate portion of any capital improvements (including replacements of capital items) determined by dividing the number of years remaining in the term of the Lease at the date of the improvement (or replacement) by the number of years of useful life of such improvement (or replacement). In making the calculation required by the preceding sentence, the term of any unexpired options to extend the Lease contained herein shall not be included, provided that upon Tenant validly exercising any such options, said calculation shall be remade including the term of such validly exercised options and Tenant shall pay Landlord immediately upon demand any sums owing to Landlord as a remit of such recalculation.

                                   ARTICLE 9

                                  Alterations


9.1 Except for the improvements currently being made by Tenant at the Premises, which have been approved by landlord, Tenant shall not make any alterations, additions or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto, without Landlord's prior written consent. Notwithstanding the preceding sentence, Tenant may make such alterations, additions or improvements without Landlord's consent only if the total cost of such alterations, additions or improvements in any twelve (12) month period does not exceed seventy five thousand dollars ($75,000) and such alterations, additions or improvements will not affect in any way the structural, exterior or roof elements of the Premises or mechanical, electrical, plumbing, utility or life safety systems of the Premises, but Tenant shall give prior written notice of any such alterations, additions or improvements to Landlord. In no event shall Tenant be permitted to install underground storage tanks or fuel systems on the Premises. Landlord's refusal to consent to the installment of an underground tank or fuel system shall be conclusively presumed to be reasonable. All alterations, additions and improvements in or to the Premises to which Landlord's consent is required shall be made by Tenant at Tenant's sole cost and expense as follows:

(a) Tenant shall submit to Landlord, for Landlord's written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specification shall be prepared by the licensed architect(s) and engineer(s), shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not adversely affect the structural elements of the Premises, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Premises, and shall be otherwise satisfactory to Landlord in landlord's reasonable discretion.

(b) Landlord shall notify Tenant promptly in writing whether Landlord approves or disapproves such plans and specifications and, if landlord disapproves such plans and specifications, Landlord shall describe the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for Landlord's prior written approval. Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications.

(c) All changes in the plans and specifications approved by Landlord shall be subject to Landlord's prior written approval. If Tenant wishes to make any such change in such approved plans and specifications, Tenant shall have such architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord's written approval. Landlord shall notify Tenant in writing promptly whether Landlord approves or disapproves such change and, if Landlord disapproves such change Landlord shall describe the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for such change for landlord's written approval. After Landlord's written approval of such change, such change shall become part of the plans and specifications approved by Landlord.

(d) Tenet shall obtain and comply ninth all budding permits and other governmental permits and approvals required in connection with the work Tenant shall, rough Tenants licensed contractor, perform the work substantially in accordance with (it) the plans and specifications approved in writing by Landlord, (ii) the permits obtained by Tenant, and iii) all applicable codes, laws, ordinances, rules and regulations. Tenant shall pay, as additional rent, the cost of all work including the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the alterations, additions and improvements.
Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work or delay in completion of any work.

(e) Tenant shall give written notice to Landlord of the date on which construction of any work will; be commenced at least ten (1-0) days prior to such date. Tenant shall keep the Premises free from mechanics, materialmen's and all other liens arising out of any work performed, labor supplied, mated furnished or other obligations incurred by Tenant. Tenant shall promptly and fully pay and-discharge all claims on which any such lien could be based. Landlord shall have the tight to post and keep posted on the Premises any notices that may be provided by law or which may deem to be proper for the protection of Landlord and the Premises from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.

9.2 All alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or to the Premises by Landlord or Tenant, shall become part of the Premises and Landlord's property excluding however, underground tanks which shall remain property of Tenant and shall be registered by name of Tenant so long as this Lease remains in effect. Upon termination of this Lease, Landlord shall have the right, at Landlords option, by giving written notice to Tenant at any time before or within ten (10) days after such termination, to retain all such alterations, additions, fixtures and improvements in the Premises without compensation to Tenant, or to require Tenant to remove all such alterations, additions, fixtures and improvements from the Premises, repair all damage caused by any such removal, and restore the Premises to the condition in which the Premises existed before such alterations, additions, fixtures and improvements were made; provided that Tenant shall not be required to remove any alterations, additions, fixtures or improvements that Landlord has agreed, at the time such items were installed in the Premises, may remain in the Premises. All movable furniture, equipment, trade fixtures and other personal property shall remain the property of Tenant. Upon termination of this Lease, Tenant shall, at Tenants expense, remove all such movable furniture, equipment, trade fixtures and other personal property from the Premises and repair all damage caused by any such removal. Termination of this Lease shall not affect the obligations of Tenant pursuant to this section 9.2 to be performed after such termination.

                                  ARTICLE 10

                                  Insurance

10.1 Landlord shall not be liable to Tenant for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises arising at any time and from any cause whatsoever, except to the extent caused by the active negligence or willful misconduct of Landlord. Tenant waives all claims against Landlord arising from any liability described in this section 10.1, except to the extent caused by the active negligence or willful misconduct of Landlord.

10.2 Tenant shall indemnity and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' feed and disbursements, arising from or related to any use or occupancy of the Premises, or any default in the performance of Tenant's obligations, or any damage to any property ( including property or employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof or any part of the building or the land containing the Premises arising at any time and from any cause whatsoever (except to the extent caused by the active negligence or willful misconduct of Landlord) or occurring outside the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractor invitees or licensees. This section 10.2 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.


10.3 Tenant shall, at all times during the term of this Lease and at Tenants sole cost and expense, obtain and keep in force comprehensive general liability insurance, including contractual liability (specifically covering this Lease), and premises operations, all on an "occurrence" policy form, with a minimum combined single limit in the amount specified in the Basic Lease Information per occurrence for bodily or personal injury, illness or death of persons and damage to property occurring in, nor about the Premises, such insurance shall name the Landlord and any other parties designated by Landlord as additional insured. Tenants shall, at Tenant's sole cost and expense, be responsible for insuring Tenants furniture, equipment, computers, office machines and personal property.


10.4 Tenant shall at all times during the term of this Lease and at Tenants sole cost and expense, obtain and keep in force worker's compensation and employer's liability insurance for all states in which the Premises and any other operations of the Tenant are located and any other state in which the Tenant or its contractors or subcontractors may be subject to any statutory or other liability arising in any manner whatsoever out of the actual or alleged employment of others. The total limits of the employers liability coverage required hereunder shall not be less than the amounts specified in section 10.3.

10.5 Tenant shall, at all times during the term of this Lease, at its sole cost and expense, obtain and keep in force (a)insurance against loss or damage to the Premises by fire and all other risks of physical loss covered by insurance of the type now known as "special form," in an amount not less than the full replacement cost of the Premises (without deduction for depreciation), including the cost of debris removal and such endorsements as Landlord may reasonably require, and containing the Replacement Cost Endorsements; (b) boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, ventilation and air conditioning equipment, and elevator and escalator equipment, provided the Premises contain equipment of such nature and against loss of occupancy or use arising from any of any such items, in such amounts as Landlord may determine; and (c) plate glass insurance in such amount as Landlord may reasonably determine if the Premises contain plate glass.

10.6 All insurance required to be maintained by Tenant under this Article 10 and all renewals thereof shall be issued by good and responsible companies qualified to do and doing business in the state where the Premises are located and having a rating in Best's Insurance Guide of at least A-XI. All deductible amounts under each such insurance policy shall be subject to Landlord's prior written approval. Each policy to be maintained by Tenant shall expressly provide that the policy shall not be canceled or the policy limit or conditions reduced without thirty (30) days' prior written notice to Landlord. All insurance under this article 10 to be maintained by Tenant, excluding workers compensation and employer's liability insurance shall name Landlord and any other parties designated by Landlord as an additional insured, shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an additional insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. Upon the issuance of each such policy to be maintained by Tenant, Tenant shall deliver each such policy or a certified copy and a certificate thereof to Landlord for retention by landlord. If Tenant fails to insure or fails to furnish to Landlord upon notice to do so any policy to be maintained by Tenant or certified copy and certificate thereof as required Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as additional rent on demand. Tenant shall pay to Landlord, immediately upon demand all costs incurred by Landlord as a result of Tenant's failure to obtain and maintain in effect the policies of insurance required under this Article 10.

10.7 Tenant waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter canted by Tenant insuring or covering the Premises, or any portion or any contents thereof or-any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have any claims of Tenant against Landlord. Landlord waves on behalf of all insurers under all polices of property, liability and other insurance (excluding workers' compensation and employers liability insurance) now or hereafter carried by Landlord insuring or covering the Premises or any portion or any contents thereof, or any operations therein all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall, prior to or immediately after the date of this Lease, procure from each of the insurers under all polices of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of Tenant against Landlord as required by this section 10.7.

                                 ARTICLE 11

                    Compliance With Legal Requirements


11.1 Tenant shall, at Tenant's sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with all requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with all directions and certificates of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or are required by the condition, use or occupancy of the Premises or the operation, use or maintenance of any personal property, fixtures, machinery, equipment or improvements in the Premises.

                                   ARTICLE 12

                           Assignment or Sublease


12.1 Tenant shall not, directly or indirectly, without the prior written consent of Landlord (which consent shall not be unreasonably withheld), assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person or entity other than Tenant; provided, however, lord's withholding of consent to be conclusively presumed reasonable if: (a) the financial condition of the proposed transferee is not suitable to perform the obligations being assumed by it hereunder, or (b) the proposed use of the Premises (i) is not permitted hereunder or under any legal and other requirements described in Article 11, or ii) would naturally increase the wear and tear on or the risk of damage to the Premises above levels or risks resulting from Tenant's use as of the date of this Lease, or (iii) is for any illegal, immoral or disreputable purpose. This Lease has not, nor shall any interest, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord. Any of the foregoing acts without such prewritten consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease. Tenant agrees that the instrument by which any assignment or sublease to which Landlord consents is accomplished shall expressly provide that the assignee or subtenant will perform all of the covenants to be performed by Tenant under this Lease (in the case of a sublease, only insofar as such covenants relate to the portion of the Premises subject to such sublease) as and when performance is due after the effective date of the assignment or sublease and that Landlord will have the right to enforce such covenants directly against such assignee or subtenant. Any purported assignment or sublease without an instrument containing the foregoing provisions shall be void. Tenant shall in all cases remain liable for the performance by any assignee or subtenant of all such covenants.

12.2 If Landlord consents in writing, Tenant may complete the intended assignment or sublease subject to the following covenants: (a) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease, in compliance with section 12.1, has been delivered to Landlord, and (b) no assignee or subtenant shall have a right further to assign or sublease without Landlord's consent.

12.3 No assignment or sublease whatsoever shall release Tenant from Tenant's obligations and liabilities under this Lease or alter the primary liability of Tenant to pay all rent and to perform all obligations to be paid and performed by Tenant. The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease. If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease. Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or subleases or amendments or modifications to this Lease with assignees, subtenants or successors of Tenant, without noticing Tenant or any successor of Tenant and without obtaining any consent thereto from Tenant or any successor of Tenant, and such action shall not release Tenant from liability under this Lease.

                                  ARTICLE 13

                              Entry by Landlord


13.1 Landlord shall have the right to enter the Premises during normal business hours and upon 24 hours notice to Tenant; except in an emergency, to (a) inspect the Premises, (b)exhibit the Premises to prospective purchasers, lenders or tenants, (c) determine whether Tenant is performing all of Tenant's obligations,
(d) perform any obligations of Tenant in accordance with section 14.5, (e) post notices of nonresponsibility, "For Sale" and "For lease" signs in and about the Premises, (f) make any repairs to the Premises and (a) investigate and perform tests to determine Tenant's compliance with Article 21. Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. If Landlord removes any existing underground tanks and fueling system from the Premises, Landlord shall have no obligation to replace them or provide alternate tanks or a fueling system. Landlord shall at all times have a key to unlock all such doors and Landlord shall have the night to use any and all means which Landlord may deem proper to open such doors in an emergency to obtain entry to the Premises. Any entry to the Premises obtained by landlord by any of such means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof, provided, however, Landlord shall minimize any interference with Tenant's operations.

                                    ARTICLE 14

                         Events of Default and Remedies


14.1 The occurrence of any one or more of the following events ("Event of Default") shall constitute a breach of this Lease by Tenant:

(a) Tenant fails to pay any Base Rent within five (5) days after such rent becomes due: or

(b) Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and Payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year, unless Tenant would not know that such payment were due without notice; or

(c) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than thirty (30) days after landlord gives written notice thereof to Tenant, provided; however, that if by the nature of such agreement or covenant, such failure or breach cannot reasonably be cued within such period of thirty (30) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of thirty (30) days and, having so commenced; thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breech within a reasonable time; or

(d) Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors, relief law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or TV) takes action for the purpose of any of the foregoing; or

(e) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within sixty (60) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (iii) ordering the dissolution, winding-up or liquidation of Tenant; or

(f) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within sixty (60) days; or

(g) Tenant abandons the Premises.

14.2 If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenants right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from
Tenant:

(a) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

(b) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves-could have been reasonably avoided;

(c) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(d) All other amounts necessary to compensate Landlord for all the detriment proximately caused by tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the rate of ten percent (10%) per annum but not greater than the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt Mom the usury law at the time of termination. The "Worth at the time of award" of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank located nearest the Premises at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (a), (b) and (c) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Articles 3 and 5 hereof.

14.3 Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

14.4 The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

14.5 All agreements and covenants to be performed or observed by Tenant under this Lease shall, except as otherwise expressly provided in this Lease, be at Tenants sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by landlord to the date of repayment by Tenant at the rate of ten percent (10%) per annum but not greater than the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the date of expenditure. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of rent.

14.6 If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

                                  ARTICLE 15

                            Damage or Destruction


15.1 If the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease, Tenant shall repair such damage and restore the Premises to substantially the same or better condition as existed before the occurrence of such fire or other casualty, Tenant shall repair and replace all such movable furniture, equipment, trade fixtures and personal property, and this Lease shall remain in full force and effect. Such repair and replacement by Tenant shall be done in accordance with
Article 9. In no event shall rent abate. Provided Tenant is not in default under this Lease (and no event has occurred which, with the passage of time, the giving of notice, or both, would constitute a default), and provided Tenant has
(i) delivered to Landlord plans and specifications and a budget for such repair and restoration (all of which Landlord shall have approved in its reasonable judgment), and (ii) deposited with Landlord (or with an insurance company, lender or escrow company mutually acceptable to Landlord and Tenant) cash (or provided security reasonably satisfactory to Landlord that Tenant will be able to meet its obligation to pay its share of any repair cost as and when the same become due to) in the sum equal to the excess, if any, of the total cost set forth in such approved budget over the amount of insurance proceeds received on account of such casualty, then Landlord shall make available to Tenant all insurance proceeds actually received by Landlord on account of such casualty, for application to the costs of such approved repair and restoration. Such insurance proceeds shall be made available to Tenant pursuant to disbursement procedures (i) required by any lender with a lien on the Premises, (ii) required by any insurance company providing such insurance proceeds, provided that the disbursement control procedures of such insurance company are reasonably acceptable to Landlord and Tenant, or (iii) if no disbursement control procedures are required under (I) or (ii), as mutually agreed by Landlord and Tenant.


15.2 If the Premises, or any part thereof, is damaged by fire or other casualty and (a) such fire or other casualty occurs during the last twelve (12) months of the term of this Lease and the repair and restoration work to be performed by Tenant in accordance with section 15.1 cannot, as reasonably estimated by Landlord, be completed within two (2) months after the occurrence of such fire or other casualty, or (b) the insurance proceeds received by Landlord and Tenant in respect of such damage are not adequate to pay the entire cost, as reasonably estimated by Landlord, of the repair and restoration work to be performed by Landlord in accordance with section 15.1 then, either Landlord or Tenant shall have the right, by giving written notice to the other within sixty (60) days after the occurrence of such fire or other casualty, to terminate this Lease as of the date of such casualty, in which case all insurance proceeds on account of such casualty shall be paid to Landlord. In the event that the Landlord elects to terminate the Lease pursuant to this section 15.2 and Tenant has any unexercised options to extend the term of this Lease pursuant to the terms and conditions hereof, the Tenant may within fifteen (15) days of the date of Landlord's election to terminate notify landlord of Tenant's exercise of such option, in which event this Lease shall not terminate and Tenant shall proceed to rebuild the Premises in accordance with section l5.1.

                                  ARTICLE 16

                               Eminent Domain


16.1 If a substantial portion of the Premises is taken and the remaining portion of the Premises is not reasonably suitable for Tenant's purposes, or if a portion of the Premises is taken resulting in loss of access to and from the Premises without reasonable substitute access being available, Landlord and Tenant each shall have the right, by giving written notice to the other within thirty (30) days after the date of such taking, to terminate this Lease. If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this section 16.1, this Lease shall terminate as of the date of such taking. If neither Landlord nor Tenant exercises such right to terminate this Lease in accordance with this section 16.1, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises not so taken, Tenant shall restore the portion of the Premises not so taken to an integrated architectural unit in accordance with Article 9 and the Base Rent shall be reduced as of the date of such taking in the proportion that the rentable area of the Premises so taken bears to the total rentable area of the Premises. If all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, this Lease shall terminate as of the date of such taking.

16.2 If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth in this section 16.2, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing. Without limiting the generality of the foregoing, Tenant shall have no claim against Landlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Lease or any unexpired term of this Lease. Tenant shall have the right to claim and receive directly from the entity exercising the power eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant's sole cost and expense based on the unamortized cost actually paid by Tenant for such improvements, for the taking of Tenant's movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant's business, or for removal and relocation expenses.

16.3 In the event of any taking, unless this Lease is terminated as provided in section 16.1, this Lease shall continue in full force and effect, Tenant shall continue to pay all of the rent and to perform all of the covenants of Tenant in accordance with this Lease and Tenant shall restore the Premises to an integrated architectural unit in accordance with Article 9. Provided Tenant is not in default under this Lease (and no event has occurred which, with the passage of time, the giving of notice, or both, would constitute a default), and provided Tenant has (i) delivered to Landlord plans and specifications and a budget for such repair and restoration (all of which Landlord shall have approved in its reasonable judgment), and (ii) deposited with Landlord cash (or provided security reasonably satisfactory to Landlord that Tenant will be able to meet its obligation to pay its share of any repair cost as and when the same become due) in the sum equal to the excess, if any, of the total cost set forth in such approved budget over the amount of condemnation award proceeds received on account of such taking, then Landlord shall make available to Tenant all condemnation award proceeds actually received by landlord on account of such taking, for application to the costs of such approved repair and restoration. Such condemnation award proceeds shall be made available to Tenant pursuant to disbursement procedures (i) required by any lender with a lien on the Premises, or (ii) if there is no lender with a lien on the Premises that requires such disbursement control procedures, as mutually agreed by Landlord and Tenant.

16.4 As used in this Article 16, a "taking" means the acquisition of all or part of the Premises for a public use by exercise of the power of eminent domain (or a sale of any or all of the Premises in lieu, or under threat, thereof) and the taking shall be considered to occur as of the earlier of the date on which possession of the Premises (or part so taken) by the entity exercising the power of eminent domain is authorized as stated in an order for possession or the date on which title to the Premises (or part so taken) vests in the entity exercising the power of eminent domain.

                                     ARTICLE 17

                          Subordination, Merger and Sale


17.1 This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever, and any ground lease or master lease of the Premises, which may now exist or hereafter be placed on or against the Premises or on or against Landlord's interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default then exists under this Lease, and Tenant shall attorn to the person who acquires Landlords interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust or to all such ground leases or master leases of the Premises as may reasonably be required by landlord or Tenant, but Tenant's covenant to subordinate this Lease to mortgages or deeds of trust, or ground leases or master leases, hereafter executed is conditioned upon each such senior mortgage or deed of trust, or ground lease or master lease, or a separate subordination agreement, containing the commitments specified in the preceding sentence. Without limiting the generality of the foregoing, Tenant agrees to enter into a subordination, nondisturbance and attornment agreement in the form required by the holder of any such mortgage or deed of trust or by any party to any such ground lease or master lease.

17.2 The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

17.3 If the original Landlord hereunder, or any successor owner of the Premises, sells or conveys the Premises, all liabilities and obligations on the past of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

                                   ARTICLE 18

                             Estoppel Certificate


18.1 At any tune and from time to time, Tenant shall, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate, in the form attached as Exhibit A, certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (d) that Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (e) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Premises or any part thereof.


                                     ARTICLE 19

                                    Holding Over


19.1 If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified but at a Base Rent equal to the rent previously due under this Lease or such other Base Rent as Landlord and Tenant may agree. If Tenant holds possession of the Premises after expiration of the term of this Lease over Landlord's objection, Tenant shall have no continuing right to occupy the Premises but shall pay for any such period after the expiration of this Lease that Tenant occupies the Premises a Base Rent equal to two hundred percent (200%) of the Base Rent in effect at the expiration of the term of this Lease pursuant to Article 3, payable in advance on or before the first day of each month. Such month to month tenancy may be terminated by either Landlord or Tenant by giving thirty (30) days' written notice of termination to the other at any time.


                                     ARTICLE 20

                               Financial Statements


20.1 On or before April 1 of each year, Tenant shall deliver to Landlord Tenant's audited financial statements ("Financial Statements") for the fiscal year of Tenant ended on the previous December 31, which Financial Statements shall include an audited consolidated balance sheet of Tenant and its consolidated subsidiaries as at the end of such fiscal year, a consolidated statement of operations of Tenant and its consolidated subsidiaries for such fiscal year, and a certificate of Tenant's auditor (which shall be a recognized national independent accounting firm) to the effect that such Financial Statements were prepared in accordance with generally accepted accounting principals consistently applied and fairly present the financial condition and operations of Tenant and its consolidated subsidiaries for and as at the end of such fiscal year.

                                    ARTICLE 21

                                Hazardous Materials

21.1 As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste, or any pollutant or contaminant, or words of similar import, which is or becomes regulated by any local governmental authority, the state in which the Premises are located, or the United States Government. The term "Hazardous Material" includes, but is not limited to, any material or substance which is, (i) designated as a "hazardous substance" pursuant to section 311 of the Federal Water Pollution Control Act (33 U.S.C.
section 1317), (ii) defined as a "hazardous waste" pursuant to section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq. (42 U.S.C. section 6903), (iii) defined as a "Hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. section 9601, et seq.), (iv) asbestos, (v) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), (vi) petroleum products, (vii) polychlorinated biphenyls, (viii) urea formaldehyde, (ix) radon gas, (x) radioactive matter, (xi) medical waste, and
(xii) chemicals which may cause cancer or reproductive toxicity.

21.2 As used herein, the term "Environmental Requirements" means all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force relating to protection of human health or the environment, including all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, storage, disposal or releases of Hazardous Materials and all requirements pertaining to the protection of the health and safety of employees or the public.

21.3 Tenant shall not permit or conduct the handling, use, generation, treatment, storage or disposal on, in or about the Premises of any Hazardous Material in violation of any Environmental law.

21.4 Tenant shall, within five (5) days after the receipt thereof, give written notice to Landlord of any notice or other communication regarding any (a) actual or alleged violation of Environmental Requirements by Tenant or with respect to the Premises, (b) actual or threatened migration of Hazardous Material from the Premises, or (c) the existence of Hazardous Material in or on the Premises and the uses thereof or regarding any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ or injunction relating to any of the foregoing.

21.5 Tenant shall indemnify, defend (with counsel reasonably approved by Landlord) and hold Landlord harmless from and against any and all claims, demands, liabilities, damages, fines, encumbrances, liens, losses, costs and expenses, including reasonable attorneys' fees and disbursements, and costs and expenses of investigation (collectively, "Claims") which arise during the Term of this Lease as a result of the breach by Tenant of any of the obligations and covenants set forth in Sections 21.3 and 21.4 above and/or any contamination of the Premises directly or indirectly arising from the activities of Tenant. Tenant shall, to the reasonable satisfaction of Landlord, perform all remedial actions necessary to remove any Hazardous Material in or on the Premises on or after the Commencement Date or to remedy actual or threatened migration from the Premises of any Hazardous Material or to remedy any actual or threatened violation of Environmental Requirements, provided such remedial action is required under Environmental Requirements. This section 21.5 shall survive termination of this Lease. Notwithstanding anything contained in this Section
21.5 to the contrary, Tenant (in its capacity as tenant and without limiting or otherwise affecting any liability it may have as seller under the purchase agreement between Landlord and Tenant or as a prior owner of the Premises) shall not be responsible under this section 21.5 for any costs or expenses relating to the remediation or cleanup of Hazardous Materials which (i) were located on, under or about the Property prior to the date of this Lease and were not caused by Tenant, its agents, contractors, assigns, guests or invitees, (ii) migrate onto the Premises during the term of this Lease from an offsite source through no fault or culpability of Tenant, or (iii) are placed or discharged on or about the Property by Landlord or Landlord's employees, contractors, agents and invitees (collectively, "Non-Tenant Conditions").

21.6 14 at any time when the term of this Lease (including any renewal term) would expire but for the terms of this section 21.6, a Hazardous Material exists in, on, about or under the Premises, then the term of this Lease shall automatically be extended and this Lease shall remain in effect until the earlier of (i) the completion of all remedial action required under section 21.5, or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease. During any such extension period, Tenant shall perform all of its obligations under this Lease including payments of all rent due hereunder.


                                     ARTICLE 22

                                       Waiver


22.1 The waiver by Landlord or Tenant of any breach of any covenant in this Lease shall not be deemed to be a waver of any subsequent breach of the same or any other covenant in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any covenant in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of acceptance or payment of such rent.

                                   ARTICLE 23

                                    Notices


23.1 All requests, approvals, consents, notices and other communications given by Landlord or Tenant under this Lease shall be properly given only if made in writing and either deposited in the United States mail, postage prepaid, certified with return receipt requested, or delivered by hand (which may be through a messenger or recognized delivery or courier service) and addressed as follows: To Landlord at the address of Landlord specified in the Basic Lease Information, or at such other place as Landlord may from time to time designate in a written notice to Tenant; and to Tenant, before the Commencement Date, at the address of Tenant specified in the Basic Lease Information, and after the Commencement Date, at the Premises, or at such other place as Tenant may from time to time designate in a written notice to Landlord. Such requests, approvals, consents, notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed or on the date of delivery if hand delivered.

                                    ARTICLE 24

                                  Miscellaneous


24.1 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys'' fees and disbursements, arising out of or resulting from any failure by Tenant to perform any of its obligations or any breach by Tenant of any of its representations or warranties in accordance with this Lease. If there is more that one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant. Subject to Article 12, this Lease shall benefit and bind Landlord and Tenant and the personal representatives, heirs , successors and assigns of Landlord and Tenant. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. This Lease shall be governed by and construed in accordance with the laws of the state where the Premises are located.

24.2 If there is any legal action or proceeding between Landlord and Tenant to enforce this Lease or to protect or establish any right or remedy under this Lease, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing parry recovers a judgment in any such action, proceeding or appeal, such costs, expenses attorneys' fees and disbursements shall be included in and as a part of such judgment.

24.3 The exhibits and addenda, if any, specified in the Basic Lease Information are attached to and made a part of this Lease.

24.4 Tenant warrants and represents to Landlord that Tenant has not authorized or employed, or acted by implication to authorize or to employ, any real estate broker or salesman to act for Tenant in connection with this Lease.

24.5 Tenant and each person executing this Lease on behalf of Tenant represents and warrants to Landlord that (a) Tenant is a corporation, duly organized validly existing under the laws of the State of Delaware, (b) Tenant is qualified to do business in the state where the Premises is located, (c) Tenant has full right, power and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and (d) each person signing this Lease on behalf of Tenant is duly and validly authorized to do so.

24.6 Landlord and each person executing this Lease on behalf of Landlord represents and warrants to Tenant that (a) Landlord is a corporation, duly organized and validly existing under the laws of the State of Delaware, (b) Landlord is qualified to do business in the state where the Premises is located,
(c) Landlord has full right, power and authority to enter into this Lease and to perform all of Landlord's obligations hereunder, and (d) each person signing this Lease on behalf of Landlord is duly and validly authorized to do so.

24.6 There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Premises. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

                                      ARTICLE 25

                                   Option to Extend

25.1 Landlord grants to Tenant the option to extend the Term (the "Renewal Option") as of the Expiration Date of the initial Term for one period of five
(5) years (the "Renewal Term"). The Renewal Term shall commence immediately follows the Expiration Date of the initial Term and shall expire as of midnight on the day prior to the fifth (5th) anniversary of the commencement of the Renewal Term. The Renewal Option shall be exercised, if at all, by notice (the "Renewal Notice") to Landlord at any time prior to nine (9) months prior to the Expiration Date of the initial Term, which notice shall be irrevocable by Tenant. Notwithstanding the foregoing, if an event of default exists under this Lease and all applicable grace periods have expired, either at the time Tenant exercises the Renewal Option or at any time thereafter prior to or upon the commencement of the Renewal Term, Landlord shall have, in addition to all of Landlord's other rights and remedies under this Lease, the right to terminate the Renewal Option and to cancel unilaterally Tenant's exercise of the Renewal Option, in which event the Expiration Date of this Lease shall be and remain the then scheduled Expiration Date, and Tenant shall have no further rights under this Lease to renew or extend the Term.

25.2 The Renewal Term shall be upon and Subject to all of the terms, covenants and conditions of this Lease; provided, however, that, effective as of the first day of the Renewal Term the Base Rent for the Renewal Term shall be equal to the Prevailing Market Rental for space comparable to the Premises in the Irvine, California area as of the date of commencement of the applicable Renewal Term. The term "Prevailing Market Rental" shall mean the base annual rental for such comparable space, taking into account any additional rental and all other monetary payments and escalations payable thereunder and by tenants under leases of such comparable space, and any tenant improvements and other concessions granted to Tenant and tenants under leases of such comparable space (excluding, however, the value of improvements paid for by Tenant but including the value of such improvements to the Premises paid for by Landlord). Such Base Rent shall be determined by Landlord not later than four (4) months prior to the commencement of the Renewal Term. Tenant shall send to Landlord a notice, within twenty (20) business days after the date of Landlord's notice setting forth the Prevailing Market Rental for the Renewal Term, which notice shall state that Tenant either (x) agrees with Landlord's determination of Prevailing Market Rental for the Renewal Term or (y) disagrees with Landlord's determination of Prevailing Market Rental for the Renewal Term and elects to resolve the disagreement as provided in section 25.3, below. If Tenant does not send to Landlord a notice as provided in the previous sentence, Landlord's determination of the Prevailing Market Rental shall be determinative. Until the disagreement is resolved as provided in section 25.3, below, Tenant's monthly payments of Base Rent shall be in an amount not less than the Base Rent payable for the twelve (12) month period immediately preceding the commencement of the applicable Renewal Term. Within ten (10) business days following the resolution of such dispute by the parties or the decision of the brokers, as applicable, Tenant shall pay to Landlord or Landlord shall refund to Tenant, as the case may be, the amount of any deficiency or over payment in the Base Rent theretofore paid. Tenant shall in any event pay all applicable additional charges with respect to the Premises, in the manner and at the times provided in this Lease, effective upon the commencement of the Renewal Term, and notwithstanding any dispute regarding the Base Rent for the Renewal Term.

25.3 Any disagreement regarding the Prevailing Market Rental as defined in this
Article 25 shall be resolved as follows:

Within twenty (20) days after it's response to Landlord's notice to Tenant of the Prevailing Market Rental, Landlord and Tenant shall meet no less than two
(2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.

If, within the twenty (20) day consultation period, Landlord and Tenant cannot reach an agreement as to the Prevailing Market Rental, they shall each select one broker to determine the Prevailing Market Rental and the two brokers so selected shall select a third broker (the "Neutral Broker"). Each of the first two brokers shall arrive at a determination of the Prevailing Market Rental and submit their conclusions to the Neutral Broker within thirty (30) days after the expiration of the twenty (20) day consultation period.

If only one determination is submitted within the requisite time period, it shall be deemed to be the Prevailing Market Rental. If both determinations are submitted within such time period the Neutral Broker shall determine in writing which determination of the Prevailing Market Rate is correct or closest to being correct and such determination shall be the Prevailing Market Rate. The determination of the Neutral Broker shall be conclusive and binding on the parties.

25.4 All brokers specified pursuant to this Article 25 shall be real estate brokers licensed and in good standing with the State of California with not less than ten (10) years experience in commercial properly leasing in the Irvine-Costa Mesa-Newport Beach area. Each party shall pay the cost of the broker selected by such party and one-half of the cost of the Neutral Broker plus one-half of any other costs incurred in resolving the disagreement pursuant to section 25.3.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first set forth above.

LANDLORD:

SHIDLER WEST INVESTMENT
CORPORATION, a Delaware corporation

By:
Name: Marc R. Brutten
Title: President



TENANT:

TYCOM CORPORATION, a Delaware
corporation

By:
Name:
Title: CFO

                                     EXHIBIT A

                           TENANT ESTOPPEL CERTIFICATE

TO:


Re: Lease, dated as of December 18, 1996, between TYCOM CORPORATION, a Delaware Corporation, as tenant (the original name tenant under the Lease; together with such tenant's successors and assigns, being hereinafter referred to as the "Tenant", and SHIDLER WEST INVESTMENT CORPORATION, as landlord, covering certain premises known by the street address 17862 Fitch, in the City of Irvine, County of Orange, State of California (the "Leased Premises"), as amended as noted on attached Schedule A (collectively, the "Lease")


Gentlemen:

The undersigned Tenant hereby represents, warrants and certifies to Landlord and its Lender [Purchaser] that:

1. The Lease has not been modified, changed, altered or amended in any respect, either orally or in writing, except as may be indicated on Schedule A annexed hereto, and constitutes the entire agreement between Tenant and Landlord affecting Tenant's leasing of the Leased Premises. A true and correct copy of the Lease is attached as Schedule B. The Lease is in full force and effect and is not subject to any contingencies or conditions not set forth in the Lease.

2. The term of the Lease commenced on      and will expire on

3. Tenant has paid all fixed and additional rent and other sums which are due and payable under the Lease through the date hereof, and Tenant has not made and will not make any prepayments of fixed rent for more than one month in advance. There are no presently unexpired rental concessions or abatements due under the Lease except as set forth on Schedule A annexed hereto. Tenant has no credits, offsets, abatements, defenses, counterclaims or deductions against any rental or other payments due under the Lease or with respect to its performance of the other terms and conditions of the Lease, and has asserted no claims against Landlord, except as set forth in Schedule A.

4. Tenant has paid to Landlord a security deposit in the amount of $       .
Tenant has not made any other payments to Landlord as a security deposit, advance or prepaid rent.

5. Landlord has completed, and, if required under the Lease, paid for, any and all tenant work required under the Lease and Tenant has accepted the Leased Premises. Tenant is not entitled to any further payment or credit for tenant work.

6. To the best knowledge of Tenant, Landlord is not in default in the performance of any of the terms of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default. Tenant has not delivered to Landlord any notice of default with respect to the Landlord's obligations under the Lease.

7. Tenant is not an affiliate of Landlord.

8. Tenant is in actual possession of the entire Leased Premises and, to the best knowledge of Tenant, is not in any respect in default under any of the terms and conditions of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default. Tenant has not received from Landlord any notice of default with respect to Tenant's obligations under the Lease.

9. Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the Lease, nor subleased any of the Leased Premises, nor permitted any person or entity to use the Leased Premises, except as otherwise indicated on Schedule A annexed hereto.

10. Except as expressly provided in the Lease, Tenant

(i) does not have any right to renew or extend the term of the Lease,

(ii) does not have any right to cancel or surrender the Lease prior to the expiration of the term of the Lease,

(iii) does not have any option or rights of first refusal or first offer to purchase or lease all or any part of the Leased Premises or the real property of which the Leased Premises are a part,

(iv) does not have any right, title or interest with respect to the Leased Premises other than as lessee under the Lease, and

(v) does not have any right to relocate into other properly owned by Landlord or any of Landlord's affiliates.

11. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

12. If Tenant is required to provide insurance coverage under the Lease, Tenant has not given or received written notice that Tenant insurance coverage will be canceled or will not be renewed.

13. The individual executing this Tenant Estoppel Certificate on behalf of Tenant represents and warrants that he or she has the power and the authority to execute this Tenant Estoppel Certificate on behalf of Tenant.

14. Lender [Purchaser] has advised Tenant that Lender [Purchaser] will rely upon the truth of this certification in making the Loan to Landlord [Purchaser]. This Tenant Estoppel Certificate shall inure to the benefit of Landlord and Lender [Purchaser] and their respective nominees, successors, assigns, participants and designees and shall be binding upon Tenant and its successors and assigns.

Dated this day of                       ,1997



TENANT:

TYCOM CORPORATION, a Delaware
Corporation

By:

Its: